Prospectus Supplement (Sales Report) No. 8 dated March 16, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 382096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
382096	$9,600	$9,600	9.88%	1.00%	March 15, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 382096. Member loan 382096 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	InsWorld.com	Debt-to-income ratio:	2.15%
Length of employment:	n/a	Location:	New London, CT

Home town:
Current & past employers:	InsWorld.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > I am requesting this loan with the goal of expanding a computer repair, computer networking and website development business that I currently own. I am an excellent candidate for this loan as I currently have no debt and simply need additional working capital in order to take advantage of the rapidly expanding IT market.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,003.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is InsWorld.com and what do you do there?	InsWorld.com provides professional customer/client mass mailing solutions primarily to banks, insurance companies and other financial institutions. I contract with InsWorld.com as a Network Administrative consultant and my responsibilities include providing technical support for InsWorld employees as well as hardware support for the computer systems and other network equipment used by InsWorld.com.
What are the balances and interest rates on the debts you're refinancing ? THANKS	I don't currently owe any money or have any outstanding debts. The purpose of this loan is to help finance a computer repair, computer networking and website development business that I own and am currently in the process of expanding. Thank you for any help you can provide.

Member Payment Dependent Notes Series 423260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423260	$10,000	$10,000	7.88%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 423260. Member loan 423260 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$35,417 / month
Current employer:	MediMedia U.S.A.	Debt-to-income ratio:	8.65%
Length of employment:	n/a	Location:	New Hope, PA

Home town:
Current & past employers:	MediMedia U.S.A.
Education:

This borrower member posted the following loan description, which has not been verified:

This is to pay my Son's college tuition, as I have 2 in College at the same time, and it's not an ideal time to liquidate stocks due to the dramatic decline in the stock markets. Borrower added on 03/05/10 > Senior Executive of a Healthcare Marketing & Communications Agency Money used for Sons College Tuitions Could liquidate stocks but wanted to try "peer-to-peer" for a relatively small amount, first as a Borrower then perhaps also as an Investor. Borrower added on 03/05/10 > Am a Senior Executive of a Healthcare Marketing & Communications Agency Have two Sons in College at the same time. Could liquidate stocks but want to give the market more time to come back. Also wanted to try "peer-to-peer" banking, first as a relatively small borrower, then next perhaps as an Investor.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	54
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MediMedia U.S.A. and what do you do there?	It is a Healthcare Marketing, Communications, and Patient Education company with about $340 Million in Revenues and $65 Million in EBITDA. I am a Group President & CEO that heads up one of our three Business Units.
Have you asked Lending Club to start the process of verifying your income yet?	Yes, though it was late on Friday (yesterday) so I'm sure they didn't have time to complete yet. Also, it includes my year-end Bonus and Equity Distribution based on the percentage of the company I still own.
What was the delinquency listed? Also the recent inquiry? Thanks.	I honestly have no clue as to the delinquicy referenced of 54 months ago, other then it occuring around the same time I was getting divorced. As to the inquiry, it was probably when I first applied for credit through the Lending Club, then didn't need the money at the time as that was about 5 months ago. I have a credit score of almost 800 from most of the credit bureaus's so it doesn't appear to have effected my credit rating.
You make QUITE a bit monthly... how does 10k from lending club help you? Are your expenses that high? No Emergency Fund type Account available? I would think making that type of $ you'd have a decent amount of liquid assets just as an emergency fund... Ty	First, the monthly listed includes averaging in year end bonuses and Equity payments as previously indicated, so not all cash flow but you're right, I could take from other investments, but why sell in to a down stock market when I can borrow $10,000 at 7.88% interest? Also, some investments are not able to be liquidated prematurely without penalties, others take time, and I do have two homes (divorced, have two sons that live in one of them with their mother), and in fact just found out today that a water heater went out in one of them so there is always something.

Member Payment Dependent Notes Series 468754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
468754	$12,000	$12,000	14.96%	1.00%	March 11, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 468754. Member loan 468754 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,732 / month
Current employer:	Paton Controls and Engineering	Debt-to-income ratio:	19.06%
Length of employment:	3 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Paton Controls and Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	34
Revolving Credit Balance:	$11,117.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Paton Controls and Engineering and what do you do there? Loan Description?	Paton Controls is an engineering company that provides engineering, design and managment to clients such as Exxon & Enterprise. My job title is Instrument/Electrical Engineer and I am currenlty assigned to a Ike Recovery project at the Exxon Chemical refinery in Beaumont Tx.
Please tell us what this loan is for. The category is "major purchase". What are you purchasing? Will any of this loan be used to pay down your existing revolving credit balance, which is already at 86% utilization? Thanks in advance for your answers and good luck with funding your loan.	I will be using this money to help purchase a monument for my mother that passed away May 24, 2009.
Hi, what is the duration of the Recovery Project and how long has in been going on for? Can you briefly talk about the probability of success of this project (w/o breaching any confidentiality?) Are you assigned to other projects of similar magnitude? Can you briefly describe your monthly expenses? Thanks	This project has been a continuing work in progress due to massive damage after Hurrican Ike. My monthly expenses are very minimal as far as debt aside from credit cards. Since my mother's death, I try to assist my father with his expenses as well.
What will this loan be used for? Please detail monthly expenses with total. Thank You	This loan I am requesting is going to be used to help pay for a monument for my mother. If we pay the monument in full the sooner my mom can have her monument. If we pay for the monument in payments, it seems like an eternity until she can have it. When my mother passed, my family and I gave all our savings to help give her a funeral she very much deserved.
The more detailed information you provide the more likely people will invest in your loan. Please provide the following: 1) Document your revolving credit balance breakdown (Source/Balance/Rate/Monthly Pmts Made) 2) Document your monthly expenses. Thank you in advance for your answers.	These are my monthly expenses. I assist my dad as much as I can. Although my interest rate on my credit cards are very high, which does not allow me to be as more flexible to assist my hom. If I could pay some of those balances off it would help eleviate some of my financial burden. Source payment interest Bal Due CC1 $100.00 29.90% $3,000.00 CC2 $100.00 29.90% $3,000.00 CC3 $100.00 18% $3,000.00 CC4 $75.00 13% $700.00 CAR INS $108.20 monthly Cemetary $105.00 $4,000.00 GAS $300.00 monthly Hm GAS $150.00 monthly Hm Elect $135.00 monthly CELL $100.00 monthly CAR $460.00 7.20% $15,000.00 Food $300.00 monthly AFLAC $60.00 monthly TOTAL $2,093.20
What does your father do? How much do you financially assist him?	I don't feel that my father's information should be involved with my personal business. I choose to help my father now that he is alone, he does not request my assistance but I feel it is my responsibity to help as much as I can. I am requesting this loan with great sincerity and would appreciate personal questions be asked of me and not of my family please.

Member Payment Dependent Notes Series 477597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
477597	$15,000	$15,000	11.36%	1.00%	March 12, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 477597. Member loan 477597 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Direct Energy	Debt-to-income ratio:	19.23%
Length of employment:	n/a	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Direct Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > Looking to payoff remaining balance on mortgage from sale of home. Borrower added on 03/03/10 > Here is some more information to potentially satisfy the questions ahead of time: - Original home was purchased in Oct 2005 for $130,000 and due to my company moving to Pittsburgh (Dec 2009) my family and I had to transfer for our jobs. Unfortunately the market drop over 30% in the area we lived in and so we did not initially sell and had someone renting. Recently we listed the house for sale and we are currently in contract. Therefore the difference in what we owe on our mortgage and what we are getting for the house is the amount listed for this loan. - The amount we were paying for the mortgage with utilities and condo fees was close to $1400 per month and since this loan will only be $500, we will be able to pay this down fairly quickly. - My husband also works for Direct Energy as a Pricing Analyst and brings home $55,000 per year.

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,708.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Direct Energy and what do you do there?	Direct Energy is one of North America???s largest integrated providers of electricity and natural gas in competitive markets. With over five million customer relationships, Direct Energy provides customers with choice and support in managing their energy costs through a portfolio of innovative products and services. A subsidiary of Centrica plc, one of the world???s leading integrated energy companies, Direct Energy operates in 20 states in the United States and 10 provinces in Canada through four lines of business. I work as a Technical Analyst for Direct Energy Business which sells energy to small, medium- and large-sized businesses, governments, public institutions and national accounts.
Is any of your $18.7K revolving debt covered by this loan or will it stay? What are your other monthly expenses - rent, utilities, any revolving debt payments that will remain and otehr household expenses? Thanks for your answers to these 2 Qs..	The requested loan is going to be exclusively used for the closing costs and remaining balance on the house we are selling. Current rent is $775.00/mo - which we have been paying on time every month for over a year, while still making these mortgage payments. The selling of our home will eliminate over $1400.00 in expenses that we are currently paying each month (mtg, utilities & condo fees). Therefore, we will be netting $900 or more each month to use for debt reduction. Thanks!

Member Payment Dependent Notes Series 478662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478662	$25,000	$25,000	10.62%	1.00%	March 16, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 478662. Member loan 478662 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	G and H Towing Co.	Debt-to-income ratio:	18.27%
Length of employment:	10+ years	Location:	SANDIA, TX

Home town:
Current & past employers:	G and H Towing Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > Dear sirs I plan to use these monies to pay off a credit debt,that i have been paying for over 8 yrs,without seeing any appreciable reduction in balance.We have never been in arrears on any debt,ever.At least this funding can be paid down with a fixed rate.My current employment is unionized,and I am a full member,for over 23 yrs,I am also a senior master within my fleet. Borrower added on 03/01/10 > Dear sirs I plan to use these monies to pay off a credit debt,that i have been paying for over 8 yrs,without seeing any appreciable reduction in balance.We have never been in arrears on any debt,ever.At least this funding can be paid down with a fixed rate.My current employment is unionized,and I am a full member,for over 23 yrs,I am also a senior master within my fleet.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,213.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at G and H Towing Co.?	Type your answer here.This is a harbor tug co.,we assist ships& seagoing barge units all up and down the Tx. gulf coast.I am a Captain on one of these tugs,of which there are aroung 30 of these tugs.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Type your answer here.The money I receive will go towards paying this current debt off,that I have been currently paying on,and this has been a revolving interest debt that has literally gone nowhere.Hence ,my money that I have been paying towards that debt will be freed up,for a fixed rate that can be paid down,in three years.I've also freed up another debt,recently,that also lets me shove my money into paying this current debt.My income will more than adequately satisfy this transaction.I have no vehicle note,also paid off.I do not entertain,nor go out,We live to far out into the country,for that.No young children,one older son living on his own.
Since you are consolidating, please list each of your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan. Thank you in advance.	Type your answer here.This is, actually,one particular debt that We've been carrying around for about 10 yrs.We have always made the minimum payments,but, it never moved much,now with the new banking regulations in place on credit cards,they have actually raised the minimum payment.I haven't used this card in those same years.I have been throwing good money after bad.With this loan I will pay this off.That way we will paying a fixed payment,no revolving,and be finished with this debt in 3 yrs. or less.To your request,this debt I speak of is 23 grand,with minimum payment of 490/mth.So as you can see,I'd rather the 490/mth,go to good use and actually pay down the balance.I thank you,in advance,as well.

Member Payment Dependent Notes Series 484033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
484033	$6,400	$6,400	7.51%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 484033. Member loan 484033 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Ticketmaster	Debt-to-income ratio:	11.86%
Length of employment:	5 years	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	Ticketmaster
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > Verified email

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	30
Revolving Credit Balance:	$2,293.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ticketmaster and what do you do there?	Ticketmaster is the leading provider of event ticketing systems and services to clients such as professional sports teams and concert venues. I am an Advanced Product Specialist providing direct business and technical consultation to client regarding Ticketmaster's suite of products and services.

Member Payment Dependent Notes Series 485006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
485006	$11,200	$11,200	10.25%	1.00%	March 15, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 485006. Member loan 485006 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,917 / month
Current employer:	Prudential	Debt-to-income ratio:	21.83%
Length of employment:	2 years	Location:	MOUNT BETHEL, PA

Home town:
Current & past employers:	Prudential
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > I am looking to buy out the lease on my car. My credit score is very good, but due to my current high % of use on revolving accounts, I'm looking at a 10-12% rate on a used car loan. My credit limits were lowered in the past two years due to the economy, creating the high ratio. For example, I had a $30,000 credit line that was lowered $12,000. This is very frustrating since I have never, ever had a lateness on my credit report. FYI, approximately $35,000 of the revolving debt is what remains from using a 2.99% for life credit card offer to pay for $50,000 upgrades on the new home I built in 2006. Another $8,000 is from a 4.99% offer I used to help finish our basement in late 2007. Both are being paid off at well above the minimum monthly payments. I typically charge and immediately payoff $7,000-10,000/month on my only "active" credit card. Most of these expense are work-related and I am reimbursed. This loan will replace my exisitng lease payment of $353.26, so will not affect my budget to increase. The final buyout price of the car is $15,864, so I am planning to contribute more than 30% of the cost in cash. I appreciate your consideration.

A credit bureau reported the following information about this borrower member on February 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,686.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Prudential and what do you do in your role there?	I would prefer not to provide a specific answer as it would easily identify me. That being said, I am in a Sales Managment/Wholesaling role and travel significantly to meet with clients.
Could you verify your income with lendingclub?	I haven't filed my 2009 taxes yet, but would be willing to sign a release allowing LendingClub to verify 2007 and 2008 returns. Would that work?

Member Payment Dependent Notes Series 486632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486632	$10,000	$10,000	9.88%	1.00%	March 11, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486632. Member loan 486632 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	17.46%
Length of employment:	4 years	Location:	CARROLLTON, TX

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,841.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of debt are you consolidating? Please provide the interest rates on those accounts.	I will use the loan to pay off the only three credit cards I have balances on, which have very high interest rates.
What are the interest rates exactly? Also, since your loan is only for 10,000 what is the remaining $2841 coming from?	That is coming from the three cards, but I'm using cash I have on hand to pay off the remaining balance.

Member Payment Dependent Notes Series 486839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486839	$10,000	$10,000	11.36%	1.00%	March 12, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486839. Member loan 486839 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,400 / month
Current employer:	Lambright Construction	Debt-to-income ratio:	4.88%
Length of employment:	10+ years	Location:	Sarasota, FL

Home town:
Current & past employers:	Lambright Construction
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	46
Revolving Credit Balance:	$2,728.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lambright Construction and what do you do there?	We are a Residential contractor and I received my contractors license in 1988. I am the president and my father is vice -president. Thanks,. Wayne
1. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of your spouse? 2. How are you handling the current slump in building due to the poor ecconomy? 3. List the Projected Gross Income of your business for each of the next 3 years. 4. List the expected Net Income of your business for each of the next 3 years. 5. Will you be able to repay this loan if the business does not pan out as well as you anticipate?	1 wage earner. I have been in the building business since 1988 and have weathered ups and downs. We are a family business and I only have 3 full time employees.
Can you tell me what type of home improvements you are planning? Is this loan for improvements to your home, for some another location or to add cash flow to your construction business?	We are adding a mother in law suite to our home. My building business is doing well . Thanks,

Member Payment Dependent Notes Series 486922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
486922	$6,000	$6,000	7.14%	1.00%	March 10, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 486922. Member loan 486922 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,333 / month
Current employer:	Miami University	Debt-to-income ratio:	7.65%
Length of employment:	< 1 year	Location:	Oxford, OH

Home town:
Current & past employers:	Miami University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,657.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Miami University, in Oxford, OH? Loan description?	Currently, I am a clerical support person in the department of Teacher Education. I was formerly the Asst. Director of Curriculum, but my position was eliminated in August 2009. I returned to graduate school full-time in the fall semester since my tuition was part of my severance package. Since it was too difficult to balance school full-time with my family life, I choose to return to work in a clerical, 32 hour a week position which provides me with tuition waiver and medical benefits, but not much of a salary.
So this loan is to consolidate debt? Please list each of your debts, (type/balance/APR) and then indicate which ones on the list will be paid off with this loan. Thank you in advance.	I am paying off one credit card-Citibank- for $5700.00. This has been a 0% credit card for balance transfers and I wanted to get a loan to pay it off before the interest kicked in.
What are each of the debts that you will not be paying off with this loan?	There are no debts that I'm not paying off with this loan.

Member Payment Dependent Notes Series 487311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487311	$25,000	$25,000	10.25%	1.00%	March 11, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487311. Member loan 487311 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	17.62%
Length of employment:	10+ years	Location:	Hollis, NH

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > Looking to pay off credit card debt and a new roof. Borrower added on 03/01/10 > Looking to pay off credit cards and a new roof.

A credit bureau reported the following information about this borrower member on February 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,398.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Fidelity Investments and what do you do in your role there?	TypI am a transition manager. I am responsible for coordinating the efforts to convert new corporate clients to Fidelity.
What is the current credit card debt and the interest rate?? Have you got an estimate for a new roof? Thanks.	My current debt is about $14K and at a rate of 21%. My roof quotes are at about $7K and an adiditonal $4K to replace the 7 skylights.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	My monthly bills: Mortgage 1750 Utiities 200 Telephone 160 Cable 110 Home Equity 950 Credit Cars 300 Insurance 200 Food 1000 My cars are all paid in full. I have no childcare costs.

Member Payment Dependent Notes Series 487448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487448	$20,000	$20,000	16.82%	1.00%	March 12, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487448. Member loan 487448 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Viscira	Debt-to-income ratio:	10.54%
Length of employment:	< 1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Viscira
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > Hello and thanks for viewing my application! The purpose of my loan request is to pay off my accumulated credit card debt. The high interest rates imposed by these institutions are making it nearly impossible for me to make a dent in my debt, and all I want to do is restore my good credit once again. It's all I think about and as a single woman in her 30s, I fear the consequences it will have on my future. My credit debt began to accumulate following my divorce and layoff in early 2007. I was able to find another job in 2008, but was reduced to half-time as a result of the economy. In 2009 with the upsurge of the economy, I found a job as a copywriter at Viscira, an interactive agency that provides new-media solutions to the biotech industry. In this region, there is constantly new innovation and we constantly have new work. Prior to that, I was a writer at ClearPoint Learning from December 2007 to September 2009, and at VitesseLearning from 2005 to 2007. As a writer for over 10 years, I also have a number of clients for whom I do freelance projects, which brings in anywhere from 5-12K extra per year. If issued a loan, I am 100% confident that I will be able to make the monthly payments (1 vs 3 separate ones), which would be very affordable for me, given my income. I just want to get out of this mess! Many thanks for considering my loan application. Borrower added on 03/02/10 > Hello there and thanks for your interest! After a divorce and layoff back in 2007, I saw my credit card debt get out of hand. I've typically been fiscally responsible, but when money was tight, I fell into the trap of using credit cards, only to see my debt skyrocket with interest rates. I try to put as much away toward it as I can, but the interest an 3 payments makes it really difficult to put a dent into my debt. Employment History I'm a copywriter for an interactive agency that provides new-media solutions to the biotech industry. In this region, there is constantly new innovation and we constantly have new work. Prior to that, I was a writer at ClearPoint Learning from December 2007 to September 2009, and at Gilead Sciences. As a writer for over 10 years, I also have a number of clients for whom I do freelance projects, which brings in anywhere from 5-12K extra per year. Thanks for your interest!

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	41
Revolving Credit Balance:	$19,879.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Viscira, and what do you do there? Since you have been there for less than a year, please provide a bit of previous employment history?	Hello there, Viscira is an interactive agency that provides new-media solutions to the biotech industry. In this region, there is constantly new innovation and we constantly have new work. Prior to that, I was a writer at ClearPoint Learning from December 2007 to September 2009, and at Gilead Sciences. As a writer for over 10 years, I also have a number of clients for whom I do freelance projects, which brings in anywhere from 5-12K extra per year. Thanks for your interest!
RE: $20,000 DC loan questions: (1)-What is Viscira? AND what is your JOB there? (what you do) (2)-On-screen application reflects Length of Employment at current employer Viscira as being < than 1 year (less than 1 year) duration. Provide 3 years PRIOR work (or school) experience. (3)-TransUnion Credit Report reflects $19,870 revolving credit debt balance. Total $$ monthly paymens PAID on revolving debt is $$? (Total amount actually PAID per month and NOT minimum $$ payments DUE per month.) Thanks for answers to all T-H-R-E-E questions. Member 505570 USMC-Retired-Investor 0302.2010 @ 07:47 AM ET.	Hello there and thanks for your interest. 1-2) I'm a copywriter at Viscira, an interactive agency that provides new-media solutions to the biotech industry. In this region, there is constantly new innovation and we constantly have new work. Prior to that, I was a writer at ClearPoint Learning from December 2007 to September 2009, and at Gilead Sciences. As a writer for over 10 years, I also have a number of clients for whom I do freelance projects, which brings in anywhere from 5-12K extra per year. Thanks for your interest! . 3) I try to put in as much toward my credit card debt as possible, usually 1,000+ a month, but the interest rates are all in the high 20s and making it nearly impossible for me to get ahead. My wish is to find a lower-interest loan with 1 payment each month, pay off my debts, and restore my previously good credit.
Me again.0loan 10 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before committing their $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be proactive with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES DELAYS. Hope information helpful to first-time borrower. Member 505570 USMC-Retired-Investor 03.03.2010 @ 8:00 AM ET.	Thanks, they did contact the income verification process, and I will comply immediately. Appreciate your advice!
can you provide info on your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Hi there, Rent -- 1500 Internet --30 Phone/Blackberry -- 100 Groceries -- 400 Gym -- 70 Car insurance -- 80 Gas -- 40 Utilities 40 I try to pay more than the minimum payments off my cc, which eats up the rest of my take-home pay, but again, i'm not really able to make a dent in these payments. One payment with a fixed interest rate would help me progress with this goal. Thanks for your interest!
Since you are consolidating, please list each of your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan. Thank you in advance.	All are credit cards and at 27% APRs: 7600 -- 5600 6580
If your loan is approved, will you PAY OFF and CLOSE your credit card accts which currently have balances of 7600, 5600, & 6580? If so, how many open lines of credit will you have remaining and for what amount(s)? Please include credit limit(s).	I will pay off ALL my balances, but keep one or two credit cards open just to reflect my credit history. This was a reason to NOT do debt consolidation with a credit counseling service, which would have closed out my accounts and deleted all my credit history. Many thanks for your interest -- I am getting close to my goal!
Want to wish you the best of luck - I've invested in you - you sound like you understand and appreciate the people lending to you- which makes me much more confident this will be successful for all of us!	wow, thank you so much!! I really appreciate the outpouring of support and interest -- in this economy we have recognized that it is not banks or big financial organizations, but the community of people whom we can really rely. Once I am back on my feet, I definitely plan to give back and invest.
I am investing in your loan because of the quality and substance of your narrative and your response to the questions. I wish you the very best and hope our loan to you will help you turn a corner. I would say good luck, but this is not about luck, it is about dedication and discipline. Congratulations on taking this step.	Thank you so very much! You are absolutely right that it is about dedication and discipline...with some luck in anonymous strangers believing in me. This is definitely the right step in my commitment to financial solvency. Cheers.

Member Payment Dependent Notes Series 488100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488100	$14,000	$14,000	19.04%	1.00%	March 11, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488100. Member loan 488100 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Adolfo Barrera DDS	Debt-to-income ratio:	16.30%
Length of employment:	7 years	Location:	SAN JOSE , CA

Home town:
Current & past employers:	Adolfo Barrera DDS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I am planning on using this loan to pay my taxes & consolidate my credit cards. :)

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,711.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Adolfo Barrera DDS and what do you do there?	The main reason I need this loan is to pay my taxes & I am going to use the rest to consolidate my credit cards. Adolfo Barrera DDS is a pediatric dentist. I'm an RDA (registered dental assistant) I polish teeth, take x-rays, & assist the dentist with fillings, crowns, & root canals. :)
RE: $14,000 DC loan: Position is (JOB/What you do) @ Adolfo Barrera DDS? Member 505570 USMC-Retired-Investor 0305.2010 @ 09:43 AM ET.	I am an RDA (registered dental assistant). I assist the dentist with root canals, fillings, crowns & sedations. I also polish teeth, take x-rays & impressions of teeth. :)
1.) How much is your rent? 2.) Could you please provide a breakdown of how the loan proceeds will be used - how much is for taxes and how much is for credit cards? Thanks.	My monthly rent is $1,030. I will be using $2,400 to pay my taxes & the rest will be used to pay my credit cards.
what interest rates are you trying to refinance? why do you need money to pay taxes? i.e. why weren't standard withholdings sufficient? thanks pizzaaddiction	The bills that I am going to be paying off are @ a 28% & 23% apr. The reason I have to pay taxes this year is because I made an early withdrawel from my ira account last year. :(
Your RCB is ~ $10,000, according to the credit report. What will the additional $4,000 you are asking be used for? Thanks	I had originally asked for $10,000, then the website gave me the option of borrowing different amounts & displayed how much the monthly payments would be. The monthly payments for the $14,000 were affordable so, I requested that instead. I'm going to be using $2,400 to pay my taxes & the rest to consolidate my credit card debt.
What are the current interest rates on your credit cards that you are consolidating? Do you plan on closing any or all of these accounts once the balances are paid off? Also, could you please explain the inquiry within the past 6 months? Thanks in advance for your answers, and good luck with your loan request.	The current interest rates on the credit cards I'm consolidating are between 23% & 28%. I am going to close all of these acounts once I pay them off except for one. I will keep one open in case of an emergency. The inquiry within the past 6 months was @ citifinancial. Their interest rates were too high. :(

Member Payment Dependent Notes Series 488243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488243	$20,000	$20,000	14.96%	1.00%	March 11, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488243. Member loan 488243 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Pueblo Family Physicians	Debt-to-income ratio:	21.87%
Length of employment:	< 1 year	Location:	PHOENIX, AZ

Home town:
Current & past employers:	Pueblo Family Physicians
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > This loan is intended to take current actual monthly payments of $1100 on credit card accounts down to a $700 payment, allowing me to apply the difference to the principal of other revolving debt. I am a physician assistant who has recently signed a 2-year contract with a practice that has a 35-year history. My current monthly budget is $5700. My net pay is $7000/month

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,553.00	Public Records On File:	0
Revolving Line Utilization:	98.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is your position at Pueblo Family Physicians?	I am a Physician Assistant
RE: $20,000 DC loan: (1)-Position (JOB/What yo do) @ Pueblo Family Physicians? (2) TransUnion Credit Rport reflects $36,553 revolving credit balance. Monthly payments you are paying on this debt are $$? (Total $$ PAID per month and not minimum payments DUE per month.) Member 505570 USMC-Retired-Investor 03.01.2010 @ 06:50 AM ET.	1) Physician Assistant 2) $1600
Would you please list the debts , balances, payments amounts and interest of the accounts you will be consolidating with this loan? Thank You!	$1500 store card, 21.9%, currently paying $75-100/month $4724 credit card, 20.6%, paying 250-300/month $12500 credit card, 18.24%, paying $700/month
what is your occupation?	Physician Assistant
what does your debt consist of? What are the balances and interest rates on your debt?	see previous question
To understand how this will fit into your budget, can you provide info on (1) your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; and (2) your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	thank you, they have contacted me and will have all the needed documents on 3/8
Doctor-PA, Me again. $20K loan 15 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lenders reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan is 100 percent funded, net proceeds quickly deposited into your bank account. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES DELAYS. Hope information helpful to first-time borrower. (FY: I prefer to invest in professionals requested loans, but I invest only AFTER verification process completed. Fully-funded loans that had process completed, their required promissary note-and net loan proceeds after deducting LC management loan origination fee- are virtually always issued.) Member 505570 USMC-Retired-Investor 03.03.2010 @ 05:125 AM ET.	thanks for the tip, I sent the documents to the Credit review team today
With less than a year in your current position, can you please provide more information about your previous employment history? Were you out of work for long? Was the previous position in the same field? Does this new position pay more or less than your previous position? Any information such as this would be helpful in evaluating your loan. Thank you.	I have been in the same profession for over 10 years. I was at my first office for 8 years and left because my mentor was retiring and I didn't like the business practices of the remaining partner who was taking over. I worked for 18 months with a different practice that failed to meet their full financial promises. My current position has resulted in about a 40% raise. That 18 months of depressed salary is why I'm obtaining this loan

Member Payment Dependent Notes Series 488309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488309	$4,600	$4,600	10.99%	1.00%	March 10, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488309. Member loan 488309 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,250 / month
Current employer:	The Medicine Shoppe	Debt-to-income ratio:	4.24%
Length of employment:	4 years	Location:	Ojai, CA

Home town:
Current & past employers:	The Medicine Shoppe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I am trying to consolidate my bills I have into one single payment and with much lower interest. I'd really appreciate anybody taking a look at this loan. Thanks a lot Borrower added on 03/05/10 > currently I am paying two bills, one at 13% and the other at 22%. I can do the payments, but just trying to have a single one, with less interest. Borrower added on 03/05/10 > currently paying two bills, half is at 13% and the other is at 22%, so I'm looking to have one single payment, with hopefully less interest.

A credit bureau reported the following information about this borrower member on February 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,657.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The Medicine Shoppe and what do you do there?	The Medicine Shoppe is a local pharmacy where I've been working for about 4 years now. We try to be community involved.
Hello - your profile shows $1657 in revolving credit. What would the other approximately $7500 be used for. Also, considering that the payment on this loan will be almost 25% of your monthly income, what other monthly expenses do you have? (mortgage/car payment/utilities/insurance/etc). Thanks, and good luck with your loan.	The remaining remaining amount will all be used to pay multiple bills that I have into one single bill. The only other monthly expense I have is my phone bill. I always pay car insurance in full.
What is the Medicine Shoppe? What is your position there? Your RBC only $1.6 k what is the other $8k for? What are the balances and interest rates on your debt you are refinancing? (itemize and be specific) What are your monthly expenses? (itemize and be specific) What is your back up plan to pay off the loan? Thank You	The other 8k is to consolidate my bills. I am paying 22% on one and 13 % on the other. I'll be graduating this year and will soon be hired by another company. So that constitutes my back-up plan. Medicine Shoppe is a small community pharmacy I've been working at.
Can you please answer the following questions: 1. What are the bills, balances and interest rates that you are trying to consolidate? 2. What are your monthly expenses and available capacity to pay the $302 monthly payment? 3. What is your position at the Medicine Shoppe? Thank you,	1. Total of my bills are 9k. Half is at 13% and the other half is at 22%. Just just trying to have one bill with less interest. 2. Car insurance is paid in full and only other expense is gas and phone bill. 3. I am a pharmacy tech.
What bills do you want to consolidate? Can you afford this rather large payment on your income? A request for $9.2 K with an RCB of $1.7 K requires more explanation, please. Thank you. As individual lenders, we have no access to your loan application. At least you did write a Loan Description. Without that, I would have moved on--not even reading any other information. People who use automatic funding based on statistics don't care, but others of us don't trust that method and need a lot of transparency-- which is in your best interests too and will help your loan fund more quickly.	Thank you for stopping to look at my listing. I believe you about the description, and hadn't looked at it that way. I am trying to consolidate two outstanding bills that I have. They total to 9k. Half is at 13%, and the other half is at 22%, so not very convenient. I know I can afford it since I don't have any other expenses, and I don't pay rent. I'll graduate soon and work for another company soon.
You don't pay for rent or food or internet access or anything other than your phone?	I am a college student, I contribute to internet and food bills at my house, but other than that I don't have any other bills that could limit my ability to pay off this loan.
When do you graduate, and what is the new company that you are going to?	If all goes as planned, I will be graduating in Spring '10
Please help me understand why your profile says that you own a home, but your statement that you are a college student and "contribute to internet and food bills at your house"?	By owning a home I meant that I don't pay rent, yet on occasion I do contribute to other bills around the house, since I do still live with parents.

Member Payment Dependent Notes Series 488478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488478	$24,000	$24,000	11.36%	1.00%	March 15, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488478. Member loan 488478 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Verizon Services Corp	Debt-to-income ratio:	23.60%
Length of employment:	7 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Verizon Services Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > The Fund will be used to Payoff Credit Cards Over the years i have established a good credit History - Credit Score have been very consistant. My available monthy bugdet will be over 2500 once Credit cards are paid off. My job is very stable - very limited number of people with my Expertise & Education.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,085.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Verizon Services Corp? Loan Title "Boston" - are you going to be moving?	NTWK ENGR (Network Engineer -Specialist)
Can you specify which balances you are consolidating, APRs, etc? Thanks.	AMEX - 29% Discover - 27%
Since you are consolidating, it would help if we could see the numbers all in one place... would you please list each of your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan? Thank you in advance!	Credit Card Amex ??? APR 29% - Balance $7000 ??? Loan will be used to pay off outstanding balance. Credit Card Discover Card ??? Apr 27% - Balance $12000 - Loan will be used to pay off outstanding balance. Unsecure Loan BOA - APR 18% - Balance $ 10000 ??? Difference will be used to pay down Balance (5k). Credit Card PayPal - APR 14% - Balance $3000 ??? Savings from High Interest rate Credit cards will be used to paid off balance in approximately 12 months Thanks
Please provide a monthly expense summary. Thank you.	Monthly Income/Before Taxes +7500 401K /Savings -1000 Rent -850 Other Living Expenses -1000 Credit Card Bills/Loans -1100
I'm glad to see you are saving for your retirement, but if push came to shove is the $1000 monthly contribution required or optional? It seems with your credit card balance, there is no way your savings/investments are bringing in higher returns than your debt costs.	The 401K savings is optional and not the maximum amount allowed. In addition, it also helps to lower my Taxable Income. And yes, you are correct in your assessment - thanks to government for providing the credit card companies sufficient time to increase interest rate prior to the passing the new credit card rules. I would like to do both save and payoff debt at the same time.

Member Payment Dependent Notes Series 488500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488500	$15,000	$15,000	16.45%	1.00%	March 15, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488500. Member loan 488500 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	City of Burlington Board of Education	Debt-to-income ratio:	21.32%
Length of employment:	9 years	Location:	BEVERLY, NJ

Home town:
Current & past employers:	City of Burlington Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,836.00	Public Records On File:	1
Revolving Line Utilization:	43.60%	Months Since Last Record:	65
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with City of Burlington Board of Education? Loan Description?	I am a teacher. I am also a real estate agent, but business is pretty slow right now. The loan is to pay down credit card bills whose interest is too high. I have no problems making the payments as my husband is a steady working Union millwright who makes anywhere from 1,000 to 2,500 per week. With both of our incomes, payments are not a problem, I just don't want to pay the high interest and it's good to know that it will be all paid off in 3 years.
RE: $16,000 DC loan questions: (1)-Position (JOB/What you do) is @ City of Burlington, Board of Education? (2)-TransUnion Credit Report reflects 6 credit inquiries within past 6 months? Why so many credit inquiries within short time periiod? (3)-TransUnion Credit Report reflects Public Record on File from 65 months ago. Court judgment? Lein? Taxes? Or banktruptcy? If bankruptcy, Chap 7? (personal asset liquiidation), Chap 11? (debt rorganization) or Chap 13? (business assset liquiditaion) Advance thanks for answers to ALL T-H-R-E-E questions. Member 505570 USMC-Retired-Investor 03.04.2010 @ 07:17 AM ET	I am a teacher and a real estate agent. The inquiries are from purchasing a car in December-2 people ran my credit at that time and I opened a store credit card in December as well. Not sure what the other ones are for. Lastly, I got into a good deal of debt in college, later took out a debt consolidation loan, and then charged all of my cards up again. I defaulted on the loan for awhile. I think this is what was on there. I have since cleaned everything up, purchased a home a few years ago, and have been in good standing with all of my bills for years.
Please list each of your debts (types/balances/APRs) and then identify which ones on the list will be paid off with this loan. Thanks!	The following is all of my credit card debt, which will be paid off with this loan: Chase: 4762.08 23% HSBC: 3416.40 29.99% Chase: 3916.17 21.24% Capital One: 3365.77 19%
Please explain the Public Record On File. Thank You	Please see my other questions and answers for an explanation of this.
Hi. What was the public record for? Also, there seem to be a lot of recent inquiries. Do you know what they were for?	I beleive for a loan I defaulted on a long time ago. I have been up to date and good with everything for years now though. Bought a house and everything. I'm very attentive to my credit rating as we would like to sell our place and buy a bigger home in the next few years, so I would never default on anything. The inquiries were for buying a car in December, we looked at a few places, opening a store credit card in December, and for this loan.
What are your plans for your credit card usage after getting this loan to pay them off? Thank you.	My plans are to close most of them, maybe keep one open for absolute emergencies, but basically not to charge anything. If I don't have the money for something, then I'm not doing it.
wow 20% is pretty high. Why don't you negotiate the rates with the credit card companies?	I didn't know that I could if I wasn't behind on payments. Thank you for the thought though. I will try it.

Member Payment Dependent Notes Series 488888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
488888	$4,000	$4,000	10.25%	1.00%	March 15, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 488888. Member loan 488888 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	MSAI	Debt-to-income ratio:	24.13%
Length of employment:	< 1 year	Location:	LA PALMA, CA

Home town:
Current & past employers:	MSAI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,394.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MSAI and what do you do there?	MSAI is a HealthCare Doumentation company. I do quality assurance and medical records review.
Hi, I would like to help fund your loan, but would like some additional info: What are the totals you are looking to pay off and at what rate?. What are your current expenses, total for the month. do you currently have any savings. Thank You	The total loan request that I have right now here in Lending Club is $4,000 and the interest on this is around 10% which is really great compared to the ones that I have in my credit cards which is around 21%. This loan is to pay off all my debts and get away with the high interest that I have. I would greatly appreciate it if you can help fund my loan request. Thank you.
Could you please explain your monthely budget and how much you have left over after paying all your expenses. Thank you.	Hi, Good afternoon. My monthly budget are the following: For all utilities, bills, food, gas, insurances it sums upto: $ 1,300 and I see to it that I can at least save $100-$200 every month. The factor that has a big impact on my monthly bills are the credit cards that has high interests and this is where I am going to use this loan for, to pay off debts with high interests. It would really help me out a lot. I would greatly appreciate any help. Thank you.
DO U WISH THAT YOU'D BORROWED MORE?	Hi, Yes, somehow I wish I could have borrowed some more because I was thinking that after all I paid my debts whatever amount of money I have left I will put it in my savings for future use or emergency cases. But this loan amount that I have right now would greatly help me out in many ways already and I am thankful for that too. Have a blessed day.

Member Payment Dependent Notes Series 489008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489008	$14,000	$14,000	10.62%	1.00%	March 10, 2010	March 11, 2013	March 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489008. Member loan 489008 was requested on February 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Process Software	Debt-to-income ratio:	11.57%
Length of employment:	7 years	Location:	Framingham, MA

Home town:
Current & past employers:	Process Software
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > This is to consolidate 2 personal loans, Credit cards and a loan from my brother. I pay a total of 1700 dollars a month for these loans.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,559.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Process Software and what do you do there?	Process is a Software Company. I am a Technical Support Engineer.
Could you be more specific about the debt you are consolidating? Balances & APR	Sure: Citi ---> Personal ----> 6000 @ 20% My Credit Union -----> 10000 @ 14.5% Credit cards ------> 3000 @ ~ 17% My brother -------> 9000 @ 0% but does need the money.
Gross Income $8,333 / month How much of this is actually leftover each month after monthly expenses. Is the loan part of a plan to get out of debt or ? Envision any major purchases in the next 36 months?	No major purchases planned for the period. About 2000 left every month. Getting out of debt is the only goal.
With 2K left over each month, how is it that you have so much debt? What actions have you taken (other than requesting this loan), moving forward, to stabilize and maintain your debt at a lower level?	It wasn't always 2K. The best action I have taken was to get my wife involved in all the finances. She did not have much interest before and through my insistence she gave in. This led to discovering that we could have so much left over. I have invested in a property a couple of years ago that did not turn out to be a good thing. This led me to fall behind. I have recovered quite nicely and only have a bit to go.

Member Payment Dependent Notes Series 489158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489158	$6,000	$6,000	9.88%	1.00%	March 15, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489158. Member loan 489158 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Clasic Components	Debt-to-income ratio:	24.44%
Length of employment:	< 1 year	Location:	Torrance, CA

Home town:
Current & past employers:	Clasic Components
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,441.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Clasic Components and what do you do there? Loan Description?	Classic Components is a independent distributor of electronic components. I am a sales account manager. You can visit the website for more info at www.class-ic.com
Since this loan is to consolidate debt, please list each of your debts (type/balance/APR) and then identify the ones on the list that will *not* be paid off with this loan, as well as the ones that *will* be paid off with this loan. Thank you in advance.	Wells fargo credit card at 22% with balance of $4800.00 and chase credit card with $1200.00 balance at 29%. None of the funding will go towards my sallie mae student loan.

Member Payment Dependent Notes Series 489173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489173	$17,500	$17,500	16.45%	1.00%	March 15, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489173. Member loan 489173 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Pacific Business News (ACBJ)	Debt-to-income ratio:	18.00%
Length of employment:	3 years	Location:	Waipahu, HI

Home town:
Current & past employers:	Pacific Business News (ACBJ)
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	56
Revolving Credit Balance:	$16,191.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pacific Business News (ACBJ) and what do you do there?	Business Publication. that is a part of a network of 40 or so other business publications around the United States. I am the Advertising Art Director.
RE: $17,500 DC loan questions: (1)-What is Pacific Business News (ACBJ)? (2)-What is your position (JOB/What you do there)? (3)-TransUnion Credit Report reflects $16,191 revolving credit debt balance. What total $$ monthly payments are paid on this debt? (Total $$ payments actually PAID and NOT minimum payments DUE.) Member 505570 USMC-Retired-Investor (Virginia) 03.02.2010 @ 6:59 AM ET.	Business Publication. that is a part of a network of 40 or so other business publications around the United States. I am the Advertising Art Director. the 3rd question is a little confusing. minimum is $600 or so a month and I am planning to be paying more up to $800 a month.
I'm interested in funding your loan but I like to know how the $619.11 payment will fit into your budget. Can you give me some detail on your monthly budget and how much is left to pay for this loan? What is your monthly budget ( housing, utility, food, insurance, auto, medical, clothing, etc)? Thanks	well the loan is consolidating other loans that I am paying upwards of $1,100 a month on. I want to use this loan so I have one payment and lower the amount I pay a month. my monthly budget is balanced between bills and living. recently I moved back home to help pay my bills - so I have no rent, no utilities and minimal food expenses. and I thought getting a loan could help me take care of most of my bills. I am healthy so I have no medical bills.
Me again. Your reply received. On-screen application tells investors (lenders) that minimum payment on THIS $17,500 Lending Club loan is $619.11 per month. Your answer to my question Number 3 was that you intend to pay $800.00 per months on this Lending Club loan (that would pay-off this Lending Club loan in less than 36 months and in process save you interest $$). But question that I asked was how much TOTAL $$ per month are you N-O-W paying on EXISTING $16,191 credit card debt balance? (i.e., total less than $600 per month? total more than $600 per month? better yet exactly how much total $$ per month?) Thanks in advance. Member 505570 USMC-Retired-Investor 03.02.2010 03:15 PM ET.	I pay around $1,000 a month on those bills.
The more detailed information you provide the more likely people will invest in your loan. Please provide the following: 1) Document your revolving credit balance breakdown (Source/Balance/Rate/Monthly Pmts Made) 2) Document your monthly expenses. Thank you in advance for your answers.	card 1 $10,000, 20% interest, payments $500 month, card 2 $3,000, 18% interest, payments $200, card 3 $2,000, 18% interest $150 - $200, Car loan 14% interest, $2,400, $200 month... monthly payments now... $1,000 - 1,100. I want to combine those into one loan and pay less a month and lower interest. my other monthly bills are student loan pay $100, clothing credit cards pay $200 a month, car ins $200 a month. I do not pay rent.

Member Payment Dependent Notes Series 489230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489230	$25,000	$25,000	18.67%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489230. Member loan 489230 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	Advanced Veterinary Care Center	Debt-to-income ratio:	15.21%
Length of employment:	< 1 year	Location:	DANA POINT, CA

Home town:
Current & past employers:	Advanced Veterinary Care Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	54	Months Since Last Delinquency:	9
Revolving Credit Balance:	$69,535.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Advanced Veterinary Care Center? Since you have been there for less than a year, please tell us a bit about your previous employment history. Thanks!	I am a veterinary oncologist, and I diagnose and treat cancer in dogs and cats. I have been in the field of vet med for 8 years (graduated in 2002) and practicing oncology exclusively since 2003, when I began my residency.
RE: $25,000 DC loan questions: Position is (JOB/What you do) @ Aadvanced Vetinary Care Center? New subject: TransUnion Credit Report reflects $69,535 revolving debt balance (93.50 percent available debt utilization ratio) AND credit payment delinquency 9 months ago (creditor not identified) (2)-Explabation for delinquency is? (3)-Total $$ monthly payments paid on revolving debt balance is ? (Total $$ actually PAID per month and NOT minimum $$ payments DUE per month). Advance thanks for expected answers to all T-H--R-E-E questions asked. Member 505570 USMC-Retired-Investor 03.04.2010 @ 08:10 AM ET.	1) I am a veterinary oncologist, and I have been practicing veterinary medicine for 8 years. I diagnose and treat cancer in dogs and cats. 2), We were in the process of switching jobs and fell 30 days behind on our mortgage payment. We have since had the loan modified and are current on all accounts. 3) approximately $2200
What are the balances and respective APRs on the debts you'll be consolidating?	Balances are between $1500-16500, APRs between 18-29%. Does this answer your question adequately? If not please email me directly for more information.
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses with a total amount.	Balances are between $1500-16500, APRs between 18-29%. Minimum monthly payments total around $2400 on all revolving debts. Does this answer your question adequately? If not please email me directly for more information.

Member Payment Dependent Notes Series 489239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489239	$24,000	$24,000	13.85%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489239. Member loan 489239 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,200 / month
Current employer:	General Motors	Debt-to-income ratio:	14.01%
Length of employment:	10+ years	Location:	Temperance, MI

Home town:
Current & past employers:	General Motors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > WILL pay off credit card debt with money loaned to have a fresh start in three years. We haven't used our cards in a year and half and the balance just isn't lowering fast enough with monthly payments at the high interest rates. This monthly payment would actually be less than our current combined monthly payments!

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	32
Revolving Credit Balance:	$27,340.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at GM? Loan Description?	Product Mananger (salary) meaning I am in charge of getting a new line installed and ready for production. The line is the new energy friendly transmission. We are paying off the credit cards with this loan so we can be credit card free in three years.
Your credit history indicates a delinquency at 32 months ago. Can you shed some light on that for us?	We are unsure of what it is and were shocked to see it on our report. The only thing we can think of is when our daughter's peditrician switched medical providers and after not going to this particular pediatrician for well over a year they all of sudden sent us an invoice and we fought it because for one thing we were under the impression we were paid up and it was so old...the new office manager could not provide documentation but we also thought this wasn't sent to a credit advisor. We need to request a credit report so we can figure it this out for sure. Sorry I could not give a definite answer.
Since you are refinancing debt, would you please list each of your debts (types/balances/APRs) and then identify which ones on the list will *not* be paid off with this loan, as well as the ones that *will* be paid off with this loan? Thank you in advance.	GM Card (17.99) ~11,000 Sears (25) ~4,000 Citizens (0% til May only) ~4,000 Leftover loan money and tax refund will pay off Amer Ex ~8,000 (3.99) We still may have a small balance left on this one due to using some of tax money to get cars serviced but not much The only debt will be house and student loan. We accumluated our debt over the years that we lived in a house we could not afford and I worked part time to raise our children. We have since sold our house (my husband relocated with GM) and our payment has cut in half. We are trying so hard to be debt free.

Member Payment Dependent Notes Series 489278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489278	$10,000	$10,000	7.14%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489278. Member loan 489278 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Skyline Forming	Debt-to-income ratio:	8.58%
Length of employment:	3 years	Location:	SMYRNA, GA

Home town:
Current & past employers:	Skyline Forming
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I plan on buying an engagement ring with this money. I am a very financially responsible individual, as shown by my credit. I am looking forward to spending the rest of my life with the one I love!

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$890.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Skyline Forming and what do you do there?	We are a commercial elevated concrete formwork company. We have offices in the Georgia, and Texas. I am a project manager. I track costs and schedules to make sure projects are delivered on time and within budget.
Hello. Can you afford the monthly payments on this loan? How much do you usually have extra after paying the expenses for the month? Your answers are appreciated. Wishing you the best when you pop the question.	Yes I can afford the monthly payments. My only required payment each month is rent, and utilities, and insurance. I do not have a car payment. My budget allows me to have approximately 50% of my income to allocate as I see fit, whether it be savings, emergencies, etc.
Do you already have a ring picked out? If so will this loan cover it all or will it be less? Do you plan on letting the loan go full term or paying it off early? Your answers are appreciated. Thanks.	Yes I already have a ring picked out. This will cover the diamond, not the setting, but that will only be a few hundred dollars. About paying the loan off, it really just depends on the circumstances of wedding expenses. If I need money for other expenses I will just continue to make payments for the full term. I have never paid for a wedding, so I am really in the dark about what to expect.

Member Payment Dependent Notes Series 489366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489366	$24,250	$24,250	17.56%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489366. Member loan 489366 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Tam Communications Inc	Debt-to-income ratio:	18.91%
Length of employment:	< 1 year	Location:	STAMFORD, CT

Home town:
Current & past employers:	Tam Communications Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I was unemployed for a year - I did not sit and wait for someone to hire me - I set up a website - put ads in the paper and did contract work - I had several steady, but small clients - I was not able to make the money I was used to - so the charge cards got hight I never missed a payment for anything - and kept on truckin - so now I am trying to get a loan - payoff the charge card - hopefully make two payments a month - and get back on track.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	68
Revolving Credit Balance:	$41,487.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tam Communications Inc and what do you do there?	Privately held publishing company.They publish Motorccyle magazines
RE: $24,250 DC loan questions: (1)-Emloyment reflects < 1 year (less than 1 year) @ Tam Communications Inc. Provide 3 years PRIOR work (or school) histoy. (2)-TransUnion Credit Report reflects $41,487 revolving credit debt balance. Total $$ amount per month that you pay on this debt balance is? (Total $$ amount actually PAID and NOT minimum $$ payments DUE.) Thanks for answers to both BOTH questions. Member 505570 USMC-Investor 03.04.2010 @ 08:30 AM ET.	Worked History: Starwood Capital Inc. Corporate Accountant 2 years Preferred Brands International 7 Years - Controller/Human Resource Mgr. American Puzzle Factory, Controller- 6 years I pay 2k to 2.5K each month on the two credit cards - other than rent of 1,900 I have no other dept The min. on the credit cards is about 400.00 each.
Me again. $24,250 approaching 15 XX percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES UNNECESSAEY DELAYS. Hope information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.05.2010 @ 3:16 PM ET.	Yes - I sent my employment/income verification re: Fax this morning. This information was very helpful, Thank you
P2P lenders fund unsecured borrower loans. Lenders do not know borrowers. Lenders rely on borrower provided on-screen Profile, LC strict Credit Review and TransUnion Credit Report condensed line totals that do not identify individual line items, i. e, your $41,487revolving debt total balance but not identity credit grantors and balances owed. No individual small lender 100 pct funds borrower loans. Instead lenders combine and fully-fund selected loans. Loan similar to your $24,250 17.56 pct APR loan typically attracts 250 to 350 lenders. Each lender diversifies against possible uncollectible loan default charge-off; < $100 average invested per loan. Investing in loans that borrowers intend to quickly pay-off, while benefiting LC management collecting origination fee, is not lender productive as lender will receive mere pennies in earned interest. Before I commit $250 (or more) to help fund your remaing loan balance my question is: Time length intended to maintain loan before full payoff occurs; < than 1 year? 1-2 years? 2-3 years maximum limit? Loan currently attracted 237 separate investors and is 85 pct funded. Thanks in advance for your expected reply. Member 505570 USMC-Retired-Investor 03.15.2010 @ 1:12 P M ET.	Right now my goal is to pay off in 1 1/2 years instead of the three years. If raises come back to small companies, bonuses on performance - the entire amount will go against the loan. In past years a twenty thousand bonus was normal for me. I am 100% dedicated to pay this loan off as soon as possible. As you can see from my credit information I do not default or even pay late. Thank you for your question. CAGloan

Member Payment Dependent Notes Series 489476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489476	$11,500	$11,500	7.88%	1.00%	March 15, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489476. Member loan 489476 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	driftwood dairy	Debt-to-income ratio:	1.74%
Length of employment:	10+ years	Location:	POMONA, CA

Home town:
Current & past employers:	driftwood dairy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/26/10 > thank you

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,514.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is driftwood dairy and what do you do there?	Type your answer here.We supply the majority of Southern California schools with their milk and juices for lunch and breakfast.I am a foreman for this company.
Hello. How did you accumulate such a large debt? I see that your debt is greater than your request by an additional $5,000. Are you doing anything to stop accumulating additional debt? When you say "own", does that mean you pay no monthly mortgage and you have no home equity loan? Your answers are appreciated. Wishing you the best.	Type your answer here.My father had a heart attack and could no longer work. I tried helping him financially , when I myself could not afford it. I am paying a monthly mortgage and I do not have a home equity loan. I am working extra hours daily so that I can pay down my debt.
What are the balances and interest rates on the debts you're refinancing ? THANKS	Type your answer here. The first one is for $9000.00 and the interest is 19% The second is for for $7000.00 and the interest is 19% I tried applying for my entire debt, but the system would only allow me to borrow $11500
Please list your monthly living expenses (mortgage/utilities/phone/etc). Thanks!	Type your answer here.Mortgage- 1856 Utilities including phone- 300 Monthly food and gasoline- 600 Credit Cards- 500

Member Payment Dependent Notes Series 489477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489477	$15,250	$15,250	13.11%	1.00%	March 15, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489477. Member loan 489477 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,624 / month
Current employer:	Ramcor	Debt-to-income ratio:	11.89%
Length of employment:	6 years	Location:	La Plata, MD

Home town:
Current & past employers:	Ramcor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,410.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ramcor and what do you do there?	Ramcor is a Government contractor. We do work for Homeland Security.
What is the loan for?	This loan will be used for debt consolidation.

Member Payment Dependent Notes Series 489482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489482	$20,000	$20,000	10.25%	1.00%	March 10, 2010	March 12, 2013	March 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489482. Member loan 489482 was requested on February 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	agilent technologies	Debt-to-income ratio:	17.51%
Length of employment:	5 years	Location:	TOWNSEND, DE

Home town:
Current & past employers:	agilent technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/10 > Loan will be used to consolidate and payoff 4 revolving credit cards with total balance of $19,600. These cards will be closed once paid.

A credit bureau reported the following information about this borrower member on February 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,898.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is agilent technologies and what do you do there?	Agilent Technologies (Symbol "A") is a global measurement equipment company in the growing life science and chemical analysis industries. It is a spin-off of HP (back in 2000) and employs 18,000 people. I am an operations manager for manufacturing, engineering and material sourcing within Agilent's Consumables business.
Hello. Would you mind sharing with us what the leftover $30,000 balance is comprised of.. Thanks and good luck!	The remainder of our total revolving balance is comprised of one line of credit that we will be paying down with my wife's income ($20K/yr) from her job as a teacher's aid, which she began 5 months ago after being a stay at home Mom for ten years. This income is not included in the total income figure listed in my application.

Member Payment Dependent Notes Series 489533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489533	$7,500	$7,500	10.99%	1.00%	March 15, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489533. Member loan 489533 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Department of Homeland Security	Debt-to-income ratio:	24.40%
Length of employment:	2 years	Location:	BELLFLOWER, CA

Home town:
Current & past employers:	Department of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,360.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Department of Homeland Security?	Transportation Security Officer

Member Payment Dependent Notes Series 489630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489630	$3,900	$3,900	7.51%	1.00%	March 11, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489630. Member loan 489630 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Coilcraft	Debt-to-income ratio:	10.48%
Length of employment:	5 years	Location:	sycamore, IL

Home town:
Current & past employers:	Coilcraft
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,581.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Coilcraft and what do you do there?	Coilcraft designs and manufactures high frequency magnetic components (inductors and transformers) for power and RF electronics. I'm an electrical design engineer.

Member Payment Dependent Notes Series 489679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489679	$6,000	$6,000	15.70%	1.00%	March 10, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489679. Member loan 489679 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	Synovus Bank	Debt-to-income ratio:	14.86%
Length of employment:	2 years	Location:	hudson , FL

Home town:
Current & past employers:	Synovus Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/27/10 > I am 23 years old so even though I have good credit I don't have a long enough history of it. I Pay a mtg and a car payment monthly and have never been late on a payment. I Will be able to have my loan paid off alot quicker with this lower rate. I have been employed for over 6 years and have a very good job. This would be a great investment opp and really give me a break.

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,883.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 489699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489699	$25,000	$25,000	10.99%	1.00%	March 15, 2010	March 13, 2013	March 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489699. Member loan 489699 was requested on February 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Edward Jones	Debt-to-income ratio:	22.56%
Length of employment:	5 years	Location:	PARIS, IL

Home town:
Current & past employers:	Edward Jones
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > *Rising earned income *Stable work *Ability to pay our debt as is, but prefer to turn revolving debt into installment loan that we are 100% confident we can pay off in three years. Borrower added on 03/04/10 > My wife is a working part time professional earning $22,000 in addition to the income reported on the application. We also are in the process of paying off $15,000 of the revolving debt listed on our report.This loan will be at a lower rate to what we are paying off, and is an installment loan which we prefer.

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$91,102.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates on the debts you're refinancing ? THANKS	The balances to refinance at approx. a 16.5% apr rate
Since you are consolidating, please list each of your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan. Thank you in advance.	Payoff Bank of America 25k 16% Keeping Citi 14k 4% Keeping Fifth Third home equity line 27k 6% In addition I am currently in the process of paying off the following on our own: Discover 6k 14% Chase 4k 16%

Member Payment Dependent Notes Series 489772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489772	$7,000	$7,000	7.14%	1.00%	March 10, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489772. Member loan 489772 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Paul Tally DDS	Debt-to-income ratio:	7.59%
Length of employment:	10+ years	Location:	Taylor, MI

Home town:
Current & past employers:	Paul Tally DDS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	52
Revolving Credit Balance:	$27,957.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Paul Tally DDS?	I am the office manager and a dental assistant.
What is your occupation?	I am the office manager and a dental assistant.
Please describe the nature of your 28K revolving credit balance.	This $28,000 figure is of of date. Here is an updated list: $3,552.82 @ 14.99% (Will be paid off with tax return) $7,713.13 @ 8.99% $7887.75 @ 2.99% Until May then adjusting to 12.99%. (Will be paid off with this loan) $19,153.70 TOTAL The discrepancy is primarily because my son had used one of my cards to purchase an engagement ring (Approx $10,000) for his soon to be wife and just paid it back to the card about 2 weeks ago after he proposed. He couldn't use his own finances because they share and she would have noticed a missing 10K. :)

Member Payment Dependent Notes Series 489799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489799	$25,000	$25,000	17.93%	1.00%	March 12, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489799. Member loan 489799 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Cryptic Studios	Debt-to-income ratio:	9.92%
Length of employment:	1 year	Location:	Campbell, CA

Home town:
Current & past employers:	Cryptic Studios
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,588.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cryptic Studios and what do you do there?	Cryptic Studios is a video game development studio. I am a web programmer there. I work on the websites for not only our games, but soon for Atari's (who owns Cryptic Studios) main site and game sites.
RE: $25,000 loan questions: (1)-Position (JOB/What you do) @ Cryptic Studios? (2)-TransUnion Credit Report reflects $6,588 revolvinhg debt balance; loan requests $25,000- what is $18,412 difference specifically consolidating? Thanks for expected answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.01.2010 @ 7:02 AM ET.	I'm a web programmer at Cryptic Studios. I believe the reason $6588 is reported is because the rest is going to be used to cover student loans.. which, from my understanding, are not considered "revolving debt" since once I pay that I cannot re-use that money.
What interest rate and amount is your student loan & cc with payment amount. Prior employment? When did you graduate?	I graduated in 2009 towards the end of March, and started working at Cryptic Studios at the beginning of April. Prior to that I did a lot of freelance web development, and did some web development for the school I attended and a local web company. Combined, my credit card monthly/student loan statements (paid in an amount that will clear the debt in the same time as the loan applied for here), add up to more than the Lending Club monthly total.

Member Payment Dependent Notes Series 489816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489816	$24,000	$24,000	14.96%	1.00%	March 12, 2010	March 14, 2013	March 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489816. Member loan 489816 was requested on February 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,083 / month
Current employer:	Adobe Systems Inc	Debt-to-income ratio:	9.35%
Length of employment:	3 years	Location:	Edina, CA

Home town:
Current & past employers:	Adobe Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 02/28/10 > Using this to consolidate two credit cards at higher interest rates.

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	54	Months Since Last Delinquency:	8
Revolving Credit Balance:	$48,788.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Adobe Systems Inc and what do you do there?	Adobe Systems is a large software company based in San Jose. I'm the Director of Global Services Operations.
Please explain your last delinquency.	This was due to online payment scheduling error on my part, it has been corrected directly with BofA.
What is your contingency plan to pay off this loan should you be laid off from your job?	With my network and skills I'm confident I could get a new job within 30 days. The high-tech industry is picking up and within the last two months I've been contacted by several headhunters. Second contingency plan - my family has a medium sized business that I could very easily go back into. If I was laid off, we have 2.5 months in cash reserves and a severance package would yield another 6 months.
To understand how this will fit into your budget, can you provide info on (1) your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; and (2) your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	1) BofA = $16,545/pmt made = $450/Int = 22%; WellsFargo LOC = $11,265/pmt made = 350/Int = 19%; I will payoff both. 2) Mort = 6205; car = 781; utilities = 375; phone/internet = 85; food = 850; childcare = 650
What actions have you taken (other than requesting this loan) to reduce your debt and stabilize it at a lower level, moving forward?	3 things: 1) cut non-critical purchases; 2) cut two family trips; 3) will sell $15K in Adobe stock vesting in May and $7K in August.

Member Payment Dependent Notes Series 489850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489850	$1,200	$1,200	6.76%	1.00%	March 10, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489850. Member loan 489850 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:		Debt-to-income ratio:	3.04%
Length of employment:	3 years	Location:	Seattle, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,121.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? Employer or source of income? What is "Other?"	Hi, I'm looking to borrow this amount to place an investment. I'm looking to invest it back into LendingClub, actually because I see that I can reap much higher rates with my favorable credit rating. I am currently self-employed. I do consulting work for a couple of businesses, and also sell various goods online (Ebay, Amazon, etc).
No information = no dollars What is your source of income? What is the loan for, be specific? How are your going to guarantee that the loan is safe? What are your monthly expenses? (itemize and be specific) Your RBC only shows $2 k is this amount correct? If not please list debt amounts, to whom, and rates? (be specific) What is your back up plan to pay off the loan? Thank You	I am self-employed currently (see answer to question above). However I will soon ( a couple weeks) be starting a full-time position working for a financial advising firm. I am currently studying for my Series 7 for this position. I can easily guarantee the loan is safe. That is no issue, and I respect creditors and paying them back (see my credit report). What's RBC?

Member Payment Dependent Notes Series 489907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489907	$15,000	$15,000	11.36%	1.00%	March 11, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489907. Member loan 489907 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$66,667 / month
Current employer:	Gastro Med Assoc PC	Debt-to-income ratio:	2.39%
Length of employment:	10+ years	Location:	Vienna, VA

Home town:
Current & past employers:	Gastro Med Assoc PC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > Bill consolidations null

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,784.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gastro Med Assoc PC and what is your position there?	Type your answer here.Large gastroenterology practice in No Va. Annual revenues > $5 million. I am treasurer and managing partner
Please verify what your MONTHLY gross income is. Can you also describe what bills you want to consolidate?	Type your answer here.GROSS MONTHLY SALARY $45,000.00 SPECIFICALLY BANK OF AMERICA LOC/CC WITH INTEREST RATE 24%
What is your occupation?	Type your answer here. PHYSICIAN/GASTROENTEROLOGIST
What is your position at Gastro Med Assoc PC? What debts would you be consolidating (balances, interest rates & payments amounts)? Thank you very much in advance.	Type your answer here. TREASURER/MANAGING PARTNER BANK OF AMERICA LOC/CC BALANCE $50,000 WITH INTEREST RATE 24%
You earn 66 thousand a month and still have 50 thousand in debt?	Type your answer here. LEFT OVER FROM DIVORCE IN 2007
Why only $ 15000 loan? How do you plan on paying off the other $35000 ? Thank you very much.	Type your answer here. The rate will be lowered after 6 months to 9.99 % The current payment of $3000 per month I am currently paying will have the entire amount paid within one year and afford me the opportunity to pay this loan back in advance Simple math with lower rates on both accounts
If you owe 50K, why are you only asking for 15K from Lending Club	Type your answer here. If I could borrow the entire amount to pay it off the better I am unaware that the lending club would allow such transactions Thanks
Please clarify your stated monthly income of 45k and how you managed to be in debt to the tune of 50k. I am trying to understanding someone making that kind of money, and not being able to pay off their credit cards in full every month. Thank you!	Type your answer here. Left over form a divorce in 2007 24.99 % interest rate due to joint account and ex wife credit status Payment of $3000 per month would have had it paid off had it stayed at 9.99 % when originally taken out
I'd like to help but have a couple questions first. Also, I understand anyone at any income can accrue debt. Can you explain how this debt was accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Can you call Lending Club to have your income verified?	Type your answer here. Sure I will scan a PFS for all to see I wonder why this was not asked up front when I applied to Lending Club or rather have a template to fill out I have provided all answers and documentation asked and will continue to do so As much as I find your question intrusive I will comply as asked
Could you please have your income verified with Lending Club? Thanks	Type your answer here. Yes. Not a problem. How should they accomplish this..tax returns or simple phone call ?
YOU COULD OF BORROWED MAX 25000.00 IM IN	Type your answer here. I was only offered $15,ooo I would prefer to borrow max if available Thanks

Member Payment Dependent Notes Series 489922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
489922	$5,500	$5,500	6.76%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 489922. Member loan 489922 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,900 / month
Current employer:	Hazelwood Fire Dept	Debt-to-income ratio:	8.49%
Length of employment:	10+ years	Location:	St. Peters, MO

Home town:
Current & past employers:	Hazelwood Fire Dept
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > Loan for Cindy's motorcycle! Borrower added on 03/10/10 > 18th wedding anniversary gift.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	73	Months Since Last Delinquency:	32
Revolving Credit Balance:	$16,785.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Hazelwood Fire Dept?	Hello. I am a firefighter/paramedic. Thanks.

Member Payment Dependent Notes Series 490031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490031	$14,000	$14,000	10.25%	1.00%	March 10, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490031. Member loan 490031 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Robins AFB GA	Debt-to-income ratio:	9.26%
Length of employment:	10+ years	Location:	WARNER ROBINS, GA

Home town:
Current & past employers:	Robins AFB GA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > Hello, I plan to use the money to consolidate credit card and one loan debt. I want to repay this money by the time my daughter begins college in 2012. I believe that I am a good borrower due to the fact that I have always paid my bills on time and I always make more than the minimum payment due. I have an excellent credit rating and I believe that I am considered a low risk borrower. I work for the Dept of Defense as a Contracting Officer and I have been at this position since 1983. My job is very stable and is not affected by the economy.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,267.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of your debts (type/balance/APR) and then indicate which ones on the list will be paid off with this loan? Thanks!	1) Citi Platinum Select Card - $4,091.56 - 8.99% APR 2) FIA Card Services - $3,100 - 8.99% APR 3) Bank of America - $7,000 - 8.99% APR
Greetings - I don't have a question but wanted to thank you for filling out the entire application. Your loan and work history description is also very much appreciated. Regards; Art	You're very welcome for the info.
To understand how this will fit into your budget, can you provide info on (1) your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; and (2) your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	I requested this loan based on my income only. Please keep in mind that monthyly payments come from my husband's salary as well as mine. His annual salary is $101,000.00. The total revolving debt that we have together is approximately $40,0000. The accounts that I wish to pay off with this loan request is a Citi Card debt of $3,000; a FIA Financial card with a balance of $4,000 and a Bank of America debt of $7,300.00. Othe monthly costs that my husband and I have are: Mortgage - $2,828 per month; no car payment; utilities fluctuate but average around $500 per month (phone, water, gas, electricity, internet, cable, etc.) No childcare costs as we have 3 teenagers.
Why would you want to consolidate 9% CC debt into a 10.25% Lending Club loan? Also, your revolving debt is $40k yet you are borrowing only $14k. Please explain.	Approximately $25K of the revolving debt was used to add an additional recreational room to our house. The money was issued as a line of credit. The three bills that I wish to consolidate is not a part of the line of credit; however, I would like to pay off those 3 bills and have only one payment. I realize that the Lending Club rate is slightly higher than the 9% that I have now. But I would prefer to have the one payment rather than three, even if the rate is slightly higher.
Hi - can I ask you to clarify something? You listed your CC balances as: Citi Platinum Select Card - $4,091.56 - 8.99% APR FIA Card Services - $3,100 - 8.99% APR Bank of America - $7,000 - 8.99% APR however then restated them as: Citi: $3,000 FIA: $4,000 BofA: $7,300 ? Thanks.	Sorry about that. Good catch! I had not realized that I had confused the amounts. Let me try this again then - Citi Platinum Select Card - $4,091.56; FIA Card Services - $3,127.39; and Bank of America Loan - $7300.00. I was trying to give the balances from memory rather than looking at my most recent statements. I apologize for the confusion but thanks for letting me know! By the way, the interest rates are still the same - 8.99%.

Member Payment Dependent Notes Series 490038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490038	$12,000	$12,000	7.88%	1.00%	March 11, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490038. Member loan 490038 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Loving Care agency	Debt-to-income ratio:	17.27%
Length of employment:	10+ years	Location:	Westfield, MA

Home town:
Current & past employers:	Loving Care agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I am asking for this loan in help to consolidate bills. Borrower added on 03/07/10 > I have a steady paying job, where i work for 2 agencies providing home care to disabled children, I have been with one of the agencies for over 10 years.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,573.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Loving Care agency and what do you do there? Loan Description?	Loving care agency is a pediatric home care agency where I am an LPN that goes from home to home caring for children.
Since you are consolidating, please list each of your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan. Thank you in advance.	I will be paying off a 10,000 credit with an APR of 14.971 and 2 small credit cards with a balance of 1000.00 on each and there APR range from 9.80 to 19.99. By consolidating with the lower APR from lending tree I will be able to pay off these loans much quicker.

Member Payment Dependent Notes Series 490109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490109	$4,750	$4,750	12.73%	1.00%	March 12, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490109. Member loan 490109 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,200 / month
Current employer:	Vanilla Urban Threads	Debt-to-income ratio:	24.83%
Length of employment:	n/a	Location:	Bend, OH

Home town:
Current & past employers:	Vanilla Urban Threads
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > My husband and I are in the process of opening a gluten free and gluten free vegan wholesale bakery in Bend, Oregon. The gluten free market is currently experiencing double digit annual growth. We will be the first dedicated commercial kitchen in this very healthy, scenic town. We have purchased equipment, secured a great building and launched a wholesale campaign that netted us nine clients. The clients include coffee shops, cafes and two regional hospitals. The hospitals in particular will give us a strong start, since we will bake for their cafe, cafeteria and the patient needs. Of course, there have been some unexpected expenses (a required drop ceiling in the kitchen and the hospitals only pay every 45 days). We are seeking a loan to help with our cash flow; as our savings and credit will be really tight once we get up and baking. We plan to start baking April 1st. We will also have a booth at the farmer's market this summer and anticipate taking on more clients. There is a strong buzz around our little bakery, named Tula. We will launch an aggressive social networking campaign to drive customers to the clients who sell our goods. As true foodies, we have worked out an excellent menu that will change with the seasons, feature locally sourced ingredients and use organic when possible.

A credit bureau reported the following information about this borrower member on February 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,145.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Vanilla Urban Threads and what do you do there? Since you have been there for less than a year, please provide a bit of previous employment history?	It is a local retail clothing store. I am in sales. I have worked in retail for 7 years. Previously, I was an assistant manager at the Gap in the same retail shopping area. I switched over to Vanilla because I like the product and wanted to work for a local store which gave me flexible hours. The owner is supportive of Tula. I will continue there as needed, to keep my expenses covered. Also, I have three long time house cleaning jobs that pay very well.Those accounts are also supportive and flexible. I will keep those as long as needed. My husband's employment, with Edible Arrangements, is somewhat flexible and he can keep that job part time as well. Lots of work in the future.
Do you already have contracts with the nine clients? Are you already baking in a temporary location or are you waiting for the new site to start?	no contracts, just verbal agreements. We are not baking as of yet, other than samples from home.

Member Payment Dependent Notes Series 490148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490148	$6,000	$6,000	14.59%	1.00%	March 12, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490148. Member loan 490148 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,558 / month
Current employer:	Credit Union National Association	Debt-to-income ratio:	9.61%
Length of employment:	< 1 year	Location:	WASHINGTON, DC

Home town:
Current & past employers:	Credit Union National Association
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > That's wonderful. 39 Investors. Come on the lot of you, and make it up. Who wants to make 15% APY? I know I do.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	52
Revolving Credit Balance:	$4,360.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description Missing. What is Credit Union National Association and what do you do there?	1) Trade Association for Credit Unions 2) Data Analysis and Federal Compliance
What are your current debts and their rates?	~6k in credit card debt - 30% ~38k in student loans - 5%
What is your student loan payment per month and what are your other living expenses?	$310 / month. I have rent, food, internet, and entertainment / discretionary which total about $1700 / month. Rent taking up the bulk of that.
Since you have been at Credit Union National Association for less than a year, please provide previous employment/school history? Thanks!	Before CUNA, I worked at a political software company, called Aristotle. Before that I had just moved to DC after going to school at Indiana University.

Member Payment Dependent Notes Series 490174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490174	$14,000	$14,000	12.73%	1.00%	March 15, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490174. Member loan 490174 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	abs global	Debt-to-income ratio:	24.39%
Length of employment:	9 years	Location:	PORTAGE, WI

Home town:
Current & past employers:	abs global
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > My husband and I are trying to get pregnant,in order to do that we have to undergo the IVF proceedure. Borrower added on 03/02/10 > The cost of the medical procedure is 13,800.00. Borrower added on 03/05/10 > Feel free to ask us any questions that you may have. We are honest people. Borrower added on 03/06/10 > My husband and I recently got married and he started a new business. For his first year in business he has done really well and have accomplished many goals. One of our goals in life is having children and unfortunately have learned in the last 4 months that we will most likely never be able to conceive naturally. We are hoping to have many of our credit card loans paid off by the end of this year and my husband has taken on a second job to ensure that we can make that happen.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	31
Revolving Credit Balance:	$28,304.00	Public Records On File:	0
Revolving Line Utilization:	69.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is abs global and what do you do there?	Iam director of opperations. We are a genetics facility that deals in producing bull semon. The company has been around almost 40 years. Any other questions feel free to ask me.
Excuse me, but I NEVER knew a HUSBAND intendied to become pregnant. This must be a really ground-breaking new procedure iexclusive only to Wisconsin if HE is the one who becomes pregnant as result of IVF. World famous Jones Fertitlity Institute, in nearby Norfolk, VA does IVF pregancies- on women. Member 505570 03.03.2010 @ 06:45 AM ET 06:42 AM ET 03.03.2010	My husband has an issue with his producing. He has a low semon count and that is why we have to do the procedure. Also the fact that we are both 37 we dont want to miss out on the american dream.
Would you please list all your monthly expenses (PITI/util/insurance/cable/phone/cc pmnts/etc) so we can see how the loan payment will fit into your budget? Thanks!	427.00 auto 99.00 cable/phone 745.00 home 150.00 utilities 1,000 bussiness equipment credit cards payments 400.00 cc payments 250.00 insurance

Member Payment Dependent Notes Series 490180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490180	$25,000	$25,000	20.16%	1.00%	March 15, 2010	March 15, 2013	March 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490180. Member loan 490180 was requested on March 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	PFSweb	Debt-to-income ratio:	8.04%
Length of employment:	1 year	Location:	Garland, TX

Home town:
Current & past employers:	PFSweb
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/01/10 > The funds requested will be use as startup expenses. We have already purchased three buses that will be used in our business. The money will be mainly for shipping expenses.Below is the brief summary of the market. With the ongoing urban explosion in the Democratic Republic of Congo, an alternate industry has filled the void left by the state. Many private vehicles- cars, mini-buses, motorcycles, bicycles etc??? have been converted into taxis. The city of Kinshasa has a population of 9,000,000 people and there is a need to move 4,000,000 people on a daily basis. In Kinshasa the average load factor on large buses at the morning peak reaches 200 percent, with passengers hanging out of the bus or even sitting on the roof. The urban transportation in the province of Kinshasa is mainly provided by two government owned corporations: City Train and STUC however, their fleet is limited. City Train has a total of 86 buses with a capacity to move 100,000 people. Due to its mismanagement, STUC active fleet has been reduced to 10 buses compared to 150 when it was first created in 2006. Both City Train and STUC are only able to move 120,000 people daily. According to a study by Ajay Kumar & Fanny Barrett, ???Stuck in Traffic: Urban Transport in Africa???, the void in public transportation service is filled by private vehicles which account for 1200 minibuses. The average family is able to afford no more than one daily round trip on the bus, while for the poorest households even this basic level of mobility is unattainable. But even this low rate of use translates into peak demand for around 200 seats per thousand residents, about five times higher than the supply available in any of the cities sampled.( Stuck in Traffic: Urban Transport in Africa, Ajay Kumar & Fanny Barrett) To solve this problem, We have decided to enter this market by purchasing used school buses in the United States and used them for urban transportation in the city of Kinshasa (Democratic Republic of Congo) I will be the General Manager in this business.

A credit bureau reported the following information about this borrower member on March 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,729.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PFSweb and what do you do there?	PFSWeb (www.pfsweb.com) is world class multichannel outsourcing solution for online retail and global manufacturers. We have a wide range of clients. I work in the ecommerce department as a Web developer. I am in charge of developing and maintaining Lucky Brand Jeans website (www.luckybrand.com)
Sounds like a pretty risky business! How do you plan on getting the buses over there? Are you going to be able to pay off the loan if your plan doesn't work out? How busy do the buses have to be for you to make money? It just seems risky to me.	It is not as risky as it may sounds. We have made a decision to move in this market considering our knowledge of this market and after a full evaluation of the economic, political, social environment and business viability. We are sending the buses by ship from one of the major United States port. Even if the plan does not work out, I will be able to pay off the loan. That's why I am requesting an amount that I can personally afford to pay off. This market is underserved. The majority of the population in this city and in most third world country is not able to afford a vehicle. Therefore they rely on public transportation. I have three buses. Even if the buses run at 50% of its capacity (which does not happen anywhere in a third world country), I will still make money. Advertising in this market is not even needed. The population will be delighted to see more buses on the road. See the paragraph below. The average family is able to afford no more than one daily round trip on the bus, while for the poorest households even this basic level of mobility is unattainable. But even this low rate of use translates into peak demand for around 200 seats per thousand residents, about five times higher than the supply available in any of the cities sampled.( Stuck in Traffic: Urban Transport in Africa, Ajay Kumar & Fanny Barrett)
Interesting. Can you explain in more detail how you will make money on this venture and how the loan will be paid back in the event that you do not earn what you hope?	First we will hire divers with a good driving record and who have experienced in urban transportation. We will set up a contract with mechanics who will maintain the bus. We will inventory parts as a backup plan. This inventory will be used in case the local auto parts does not have what we need. A nominal fee will be charged each time a passenger enter the bus. Once a passenger leaves the bus, the bus fare expires. We will hire another resource that will ensure that passengers on board have paid the bus fare. I can personally afford the monthly payments in case the venture does work as expected. We have fully evaluated the risk and the business viability. This business is really needed in the capital city of the Democratic Republic of Congo.
In the same article (dated 1/08) it says, "Minibuses are much more prevalent than large buses reflecting the difficulty of operating large buses profitably." How would your endeavor be profitable?	Good question. This varies by city and the route selected. We currently have one small bus that have a capacity of 14 passengers and two 71 passengers??? buses. In the downtown area large buses are not easy to maneuver. We will operate our 14 passengers in downtown. Our large buses will connect the suburb, where we have a large population, to the entrance of downtown.
How are you planning to manage this operation? How will you account for what can only be thousands of cash transactions?	I have someone who will manage the daily operations locally. I will monitor this operation remotely and I will make frequent trips to ensure a smooth operation. My operations manager will make daily deposit in our business account.
I had to laugh at your comment, "Even if the buses run at 50% of its capacity (which does not happen anywhere in a third world country)". It seems to me that African public transportation run at around 200% capacity! If you have ever been asked to hold somebodies chicken while they bring a pig on board, you know that I mean. What is your background and experience working with (1) Congolese, (2) African's, and/or (3) other developing countries/cultures? What type of experience do you have working with the government in DRC (more specifically Kinshasa)? What will be your role other than founder/owner? If you plan on staying in the US will you (and/or business partners) be traveling to Kinshasa to manage the business? If so, how often? I know that my questions are quite pointed, but as someone already mentioned it does sound risky (especially knowing African culture). Albeit, I really like the idea and I really hope this works out. I will probably have more questions for you.	Good question!!! I am from the Democratic Republic of Congo. I grew up in Kinshasa. I have once asked somebody to hold my chicken while I was bringing pig on board. I have a thorough knowledge of the economic, social, political and administrative environment of this country. I will have a local operations manager. I will personally make quarterly trip to Congo. In fact, I am leaving this Monday (March 8) to set up the business operations.
How do you plan to insure your assets and operation against disasters - man-made or natural? Do you not need political connections?	My assets and operations will be insured by a local insurance company. I am well connected but for the operation of this kind, I don't really need any political connection.

Member Payment Dependent Notes Series 490230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490230	$15,000	$15,000	14.59%	1.00%	March 16, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490230. Member loan 490230 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	new york city transit authority	Debt-to-income ratio:	18.23%
Length of employment:	10+ years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	new york city transit authority
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	63	Months Since Last Delinquency:	17
Revolving Credit Balance:	$20,000.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at new york city transit authority?	i am a train operator at the transit authority.i operate trains in passenger service.
Please explain your last 2 delinquencies.	can you tell me what delinquencies you are refering to please
Please describe the reason for the delinquencies on your credit profile just 17 months ago? As well, please list all the credit cards/debts, current balances, interest rates, and AVERAGE MONTHLY PAYMENT (not the minimum, but the average maount you pay each month). -Lastly, please contact LendingClub's Credit Review team to verify your income @ 1-866-754-4094. -Thanks in advance for your response.	can you tell me what delinquencies your inquiring about?my credit card debts are as follows.ge money/balance is 7994.74,monthly payment is 209.00 at 22.49%.municipal credit union/balance is 4899.38,monthly payment of 120.00.discover card/balance is 921.19/monthly payment is 150.00
One more question I forgot to include.....Please list your current monthly expenses.	my monthly expenses are rent 600.00/car payment 637.00/utilities 200.00/cell phone 100.00/food 150.00
To understand how this will fit into your budget, can you provide info on (1) your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; and (2) your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to both Qs...	ge money/balance 7994.74/monthly payment 209.00at 22.49% municipal credit union/balance 4899.49/monthly payment 120.00at 14.90% discover card/balance 921.19/monthly payment 100.00 at 16.74%.all of these will be paid off with the loan.my monthly expenses are rent 600.00/car payment 637.00/utilites 200.00/cell phone 100.00/food 150.00

Member Payment Dependent Notes Series 490252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490252	$16,000	$16,000	10.99%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490252. Member loan 490252 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	16.33%
Length of employment:	10+ years	Location:	roswell, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I am expanding my mobile detailing business from 5 offices to 10 offices. I have made one of my employees a partner and he will be running the 5 old offices while I establish the new ones. I need a truck and equipment plus a little extra for miscellaneous. As you can see, my credit score is very high and I have no credit issues. I always pay all of my loans off because that is the proper thing to do. I do have money saved so if the business is a little slow to start, I can easily make my payments. I am 48 years old and have a degree in Finance. Thank you! Borrower added on 03/08/10 > My debt to income ratio is technically lower but I understand why Lendingclub must put it as is. I have one truck in my business name but I had to put my name on the loan. Also, my name is on my wife's loan. Borrower added on 03/09/10 > Thank you to the 99 people who have trusted their money with me so far. I am hoping, now that my loan is approved, that more members will come through for me. I am not planning to pay the loan off for 12 months so you should get a good return on your investment. Thanks! Borrower added on 03/14/10 > Two days to go and I am grateful to those 170 that have already entrusted their money to me! For those members on the bubble, take that chance! You will not regret it. Thank you to the Lending club investors!

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,299.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	I am self employed. I am looking to expand my mobile car washing business in Atlanta. I have everything set up, I just need a cash infusion.
No information = not loan. Look at other loans that are close to being fully funded and get on the stick	I couldn't find where to put information. I will call lendingclub abd get some info out.
What are the details of your proposed business... do you have experience in that field	I have been washing cars my whole life. I get out of the business once in a while to do another business. I got back in and I need a cash infusion to expand.
Also, where does your current income, come from...	Personal & Reliable Services, Inc is my business. My wife also works and I buy and sell stocks.
Welcome to LC. You'll need to write down the who/what/when/why/where/how before most folks will fund you. Who are you. What is your job. How long have you been employed there. How much do you earn a month. What is the loan for. What is your ability to repay - thus what are your expenses. How do you intend to repay.	Hey skiptracer. I'll do my best to tell everything. As you can see, my credit score is high. This is because I always repay my loans. In the mobile car washing business, overhead is very low so if the business is there, the profit is good. I have been taking a lot of time off the last few years to raise my two boys. Now they are in school and I want to expand. I make $36,000 a year when paid by checks and credit cards. I also get a lot of cash. That cash is in a safety account for emergencies. It could be used to repay the loan if things are not going well. Anything else? Thank you.
Please give description. Thanks	Hey Plumber87. I just filled out the details section on my loan application so you should be able to see it soon. Please read it and if you have more questions, please ask. Thank you!

Member Payment Dependent Notes Series 490274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490274	$4,500	$4,500	6.76%	1.00%	March 10, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490274. Member loan 490274 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Alcatel-Lucent	Debt-to-income ratio:	17.59%
Length of employment:	4 years	Location:	Planfield, NJ

Home town:
Current & past employers:	Alcatel-Lucent
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > The primary reason why I am requesting this loan is to obtain a lower credit card rate by refinancing. I am a responsible borrower with a proven track record of paying all bills on the date that it's due. If funded, I will treat all debt obligations seriously and ensure payments are prompt without exception.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$148.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Alcatel-Lucent?	I am a Financial Project Controller at Alcatel-Lucent. In addition, I have recently acquired my CPA license, which has open the doors to several additional assignments that require this designation.
Hello. Your revolving credit balance only shows $148. Why does the credit card debt not show up on your credit history? What is the current credit card rate? Your answers are appreciated. Wishing you the best.	Actually, my credit card balance is $4586. On the 3 credit bureau reports, I have a credit card categorized as" revolving credit" with a balance of $148 and another card with categorized as "real estate/other" in the amount of $4438. When I was originally approved for the card, the terms of payment was 1 month due in full, but as a result of paying my bills on time and being a responsible borrower, they extended the "pay over time" option to me. The terms still show up with the payment terms of 1 month on any credit report, but I am able to pay it over time. My current APR is 15.24%.

Member Payment Dependent Notes Series 490288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490288	$20,000	$20,000	10.62%	1.00%	March 15, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490288. Member loan 490288 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,800 / month
Current employer:	Krueger and Steinfest	Debt-to-income ratio:	0.58%
Length of employment:	10+ years	Location:	Eland, WI

Home town:
Current & past employers:	Krueger and Steinfest
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,744.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Krueger and Steinfest and what do you do there?	I have been a heavy equipment operater with Kreuger Builders since 1972. The company merged in 1987 becoming Krueger and Steinfest, and am still a heavy equipment operator to this day. KRUEGER & STEINFEST INC - Excavation, earth moving, road construction. Fedvendor Provides government bid, government contract, government bids, government contracts, contract award, bid forecasts, sealed bids, ...
It appears that you are are NOT putting any your $$ in this $25,000 real estate deal. If not a "RED FLAG" warning then it is at least a "PINK FLAG" warning. If assumption there is NO investment on your part is correct, why should lenders bank-roll this deal @ only 10.62 percent APR? Member 505570 USMC-Retired-Investor 0303.2010 @ 06:06 AM ET	We are purchasing a property that is less than a mile from our own home, a mile away from the local casino, it had been a bar and grill for twenty years until the owner died last year. It is 6200 square feet, bank owned property, and we are only asking for 25k from lending club. The other portion of the transaction we are going to pay for with our own cash. They have bumped us down to 20k. We have excellent credit, I've been on the same job since 1972. So what is this about a pink fag?
What do you plan on doing with the property?	It was a bar and grill for twenty years, same owner, ownder died last year. We are buying from the bank owned property, 6200 square feet, we're coming up with the other 30k on our own to buy it. It's a mile away from the local casino and a mile away from our home. After some refreshing and renovation, we are going to reopen it as a successful bar and grill as it once was.
Would you care to tell us more about your employment and job title or role at Kreuger and Steinfest? Additionally, would like more information on the specifics of the prioperty you are buying, what you plan to do with it, and the basis for your interest in it. Thank you.	KRUEGER & STEINFEST INC - Excavation, earth moving, road constructionFedvendor Provides government bid, government contract, government bids, government contracts, contract award, bid forecasts, sealed bids, ...have been a heavy equipment operater Kureger since 1972 until the merge with Steinfest in 1987. Buying a bar and grill one mile from our home, one mile from local casino. 6200 square feet for 50k, the rest with our own money. Was successful, one owner for twenty years until the owner died last year. Everyone in the town misses our bar and grill and we can't wait to get it back up and runing!
What are the balances and interest rates on the debts you're refinancing ? THANKS	This is for purchase money...
What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	The recent inquiries were unsuccessful in obtaining financing.
If the property price is 50K, why did you name your loan "PURCHASING A 6200 sq. ft. PROPERTY FOR 25K!!!" ?	Because they will only let us request 25k. Suppose that was an error of sorts. Sorry.
You say you have been with your company since 1972 - I was not picturing you to be that old --	I was born in 1954. Because my work involves lots of physical activity, opposed to friends that sit at desks all the time, I think it's kept me young!!
So you wanted to borrow 50K?	Yes. According to Lending Club though, they only allow up to 25k. I have two years tax returns that I can provide. They have bumped my amount down to 20k. Although my income is consistent annually over the years, it fluctuates between periods of part time and periods of overtime supplemented during slow periods.
You did not get your first credit card until you were over 40 years old?	I really don't recollect
Do you plan to quit your job at Kreuger to run the bar n grill full time? If not, who will be running the new business?	No, I will not be quitting the full time job I've had since 1972. We have experienced individuals in place that will be running the business.
What is your projected income flow from the bar and projected expenses?	The previous owner was netting 90k per year until she passed away last year. We are expecting to invest 75k altogether in th the first year. The bar is a mile away from the casino.
I asked about your projected income and expenses. How much will you pay your employee/s? How much are utilities? Will you need a lump sum to stock a full bar to start? It does not seem that you have thought this through very well and are just going off of what a previous owner brought in. Did the previous owner do all the work him/herself? In that case, she was making 90K a year? List your projected expenses. List your projected income.	Eight employees full time to start, five bartenders and three cooks. The bartenders make $8 an hour, cooks also will make $8 and hour and $10 an hour for the head cook. Per our 35 page business plan, monthly wages will take approximately $11,000. Utilities for one month electric and cable have historically run $375, however we are expanding the facilities. We have a 500 gallon gas tank that is going to require $875 to be filled. The bar itself will sit 30 people, and has an adjoining room with pool tables and gaming, it will sit another 7 tables. The restaurant itself has a capacity for 80, we are expanding it will be more. Stocking of the bar will cost $1,300 for liquor, and wine and soda and beer will be $800. The liquor license has been allowed for $1,500. Ordinarily this would be $10,000, but we are going to provide a service to the township by providing jobs, revenue and fun family oriented place. The bar has been established for over 50 years. In 1978 I put a bid on the bar, and lost out to a higher bidder. I've had my eyes on this property for many years. I ran and managed a bar for many years, it's always been a passion for me to do this again! I've had blueprints made for a new construction that has not come to fruition. Total fixed expenses from the business plan are predicted at approximately 60k with ending cash/net profit at 96k. These figures are conservative, with the advent of an Indian Casino opening about one mile from the subject property, we are graced with an entirely new audience. The casino is only equipped with fast food, short order for approximately 14-16 at best. They average 100 people an hour from 8am - 2am. We have already set up a shuttle bus that will bring people back and forth to the restaurant. I have worked as an accountant for over twenty years and feel that I have an excellent grasp on what's ahead and am very excited about it!
This is a much more thorough answer. Why not include this information in the original loan request? I still do not see where your projected customers per/day or per/hour is. That would be useful in calculating if it is even feasible to be profitable. I will be investing in this loan because it seems your are genuinely excited at this opportunity and I am excited by entrepreneurship. Good luck with your business.	Project customers per day in the business plan are based on 5% of the casino's patronage. Thanks for you well wishes!

Member Payment Dependent Notes Series 490299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490299	$12,000	$12,000	10.62%	1.00%	March 11, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490299. Member loan 490299 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Carefusion	Debt-to-income ratio:	22.36%
Length of employment:	7 years	Location:	San Diego, CA

Home town:
Current & past employers:	Carefusion
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > Hi! Just looking for a loan to consolidate some debt. Thanks!

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$19,244.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Carefusion and what do you do there?	Carefusion is a manufacturer of medical products. They make infusion pumps, dispensing equipment, IV sets, etc. They number one aim is to increase patient safety by reducing medical errors with the products they make. I am a Service Repair Technician. I repair infusion pumps sent in for service by the customer. Thanks for your inquiry!
Please list the loans and their interest rates you will pay off with the Lending Club loan.	I wish to pay off two of my credit cards with the highest interest rates using the Lending Club loan. #1) Chase VISA, $5147.16, 27.24%. #2) Capital One VISA, $6809.71, 17.9%. Thanks!
Please explain the delinquency 30 months ago.	I believe at the time I was under the impression I had no balance on that card so I was ignoring mailings from that bank. Yes, that was a dumb mistake on my part. I've taken steps so that doesn't happen again with any of my cards. I get email alerts when a payment is due and I have my checking account set up to quickly make an online payment.

Member Payment Dependent Notes Series 490303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490303	$11,300	$11,300	13.48%	1.00%	March 10, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490303. Member loan 490303 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	RBG Managment Corp	Debt-to-income ratio:	9.09%
Length of employment:	10+ years	Location:	JACKSON HEIGHTS, NY

Home town:
Current & past employers:	RBG Managment Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I am single mother of a 15 year old daughter. I am originally from Ecuador. I have been working in the same company for the last 15 years. I'm currently attending college to obtain a degree on Accounting. This loan will help me to pay off my credit cards and save money and provide a better living for my daughter. We are living in a basement house which is very uncomfortable. Also after paying off this credit cards I can save more for my daughter college in the future. Thank you, I mother who is trying very hard to better herself.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	28
Revolving Credit Balance:	$11,444.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RBG Managment Corp and what do you do there?	Type your answer here. I'm a Bookkeeper.

Member Payment Dependent Notes Series 490318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490318	$9,000	$9,000	13.11%	1.00%	March 15, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490318. Member loan 490318 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,820 / month
Current employer:	Univision Television Group Inc.	Debt-to-income ratio:	2.56%
Length of employment:	7 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Univision Television Group Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	26
Revolving Credit Balance:	$3,217.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Univision Television Group Inc and what do you do there?	Univision Television Group, Inc is a TV Broadcasting Station. We're the lagerst Hispanic Broadcasting group in the country. We own and operate 33 Television stations in the US and we have a hundred more affiliates. I'm the Controller for one of the tv stations.
Please describe the reason for the delinquency 26 months ago on your credit profile? Also, please list the ALL of the debts/credit cards you plan to pay off with this loan, their current balances, interest rates, and AVERAGE MONTHLY PAYMENT (not the minimum payment, but the average payment you make on each, every month). -Thanks in advance for your response.	26 months ago, I was not as vigilant with my finances as I am today. Today I have set up all my accounts on automatic withdrawal from my checking account which has allowed me to keep in line with the terms of my accounts. Below is the list of my outstanding debts: Capital One Credit Card - $3,600 - $300 Bank of America Visa - $1,500 - $150 Banana Republic Visa - $1,000 - $150 Kaplan Financial - $3,000 - $250 I usually pay more than the required monthly payment.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	My fixed monthly cost are $3,027, this includes rent, utilities and all household recurring expenses. The payment will fit into my budget with no problem. All I want to do is consolidate everything into one payment.

Member Payment Dependent Notes Series 490331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490331	$6,950	$6,950	13.11%	1.00%	March 10, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490331. Member loan 490331 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	workforce solutions greater dallas	Debt-to-income ratio:	12.51%
Length of employment:	10+ years	Location:	mansfield, TX

Home town:
Current & past employers:	workforce solutions greater dallas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I have been divorced since June 2009. I am ready to begin a new life and make positive changes to the house.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,593.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is workforce solutions greater dallas and what do you do there?	Type your answer here. A non-profit organization that assists individuals to find work. I am a manager for the organization.
Hello! Please provide a detailed Loan Description. Thank you.	Type your answer here. i am in need of a loan to renovate my house- remodel the kitchen and bathrooms.
Please explain the delinquency you have on your credit report? Thank you very much.	Type your answer here. I recently went through a divorce. My ex-husband had the cell phone. This debt was paid.
Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	Type your answer here. Ok, sounds good. i have contacted Lending Club to begin the process.

Member Payment Dependent Notes Series 490344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490344	$10,000	$10,000	13.11%	1.00%	March 11, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490344. Member loan 490344 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	LA FITNESS INTERNATIONAL,LLC	Debt-to-income ratio:	10.83%
Length of employment:	10+ years	Location:	Miami, FL

Home town:
Current & past employers:	LA FITNESS INTERNATIONAL,LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	54
Revolving Credit Balance:	$2,341.00	Public Records On File:	1
Revolving Line Utilization:	15.00%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is LA FITNESS INTERNATIONAL,LLC and what do you do there?	Dear CriticalMiss, LA FITNESS INTERNATIONAL, LLC, is a well known gym throughout the country. I work there as a personal trainer. Thank You
Please explain in detail what you are wanting to use the $2500 loan for, it would help investors. Also could you please list your monthly debts, balances, interest rate, payments, etc. Thank you.	Dear Member_622998, This loan will be used to pay for my studies in specialization in personal training. and purchase equipments.
Wow! You want $25,000 and that's it, period?	Dear Member_575274, I am getting a loan for do a specialization in my field of personal training. I will do some higher education studies and I will buy some equipments. Thank You
How much of the loan is for higher education studies? How much of the loan is to buy some equipments?	For Higher education studies is $ 18,000 To Purchase Equipment $ 7,000
What are the courses you will be taking? What is the equipment that you will be buying?	Dear CriticalMiss, I will be taking three advance study programs in UM (University of Miami); they are based on the studies of the behavior of muscles and tendons; another would be nutrition; and finally cardiorespiratory. The equipment that I will be buying are, Elliptical and the Treadmill. thank You,
PLS EXPAND ON "'Higher education studies" THNX	Dear Member_589752, I will be taking advance studies at UM (University of Miami); one would be about nutrition, cardiorespiratory, and the studies of the behavior of muscles and tendons. Thank You,
"some equipments" ?	Dear Member_589752, I will be buying equipment like, the Elliptical and Treadmill. Thank You,
1. why do you want to buy all this equipment when you work for a gym. Do you plan to start your own business? 2. The loan is listed for $10,000 you are talking about $25000. Am i missing something?	Dear Jacc, I would like to purchase this two equipment to have in my house, since my wife is also a personal trainer. I first requested a loan for $25,000 and Lending Club approved; now I don't know why they have lowered to $10,000; I've had an excellent credit for the past years. Thank You,
IM OUT	Dear MRTZ, I dont understand your question, if you could please write back to me. Thank You,
Please explain the last deqlinquency and also the Public Record? Thank you in advance.	Dear Critical Miss, In regards to my last delinquency; it was due because once I went to a Hospital for a small lession, and apparentely there was a bill left for $102, and the hospital recorded it late and the insurance didnt cover it because the case was already closed, but it is paid. Thank You,
Hello! Have you spoken with Lending Club about the reduction from $25k to $10k? Are you going to cancel your Loan request due to this reduction or accept the $10k? Please explain the Delinquency and Public Record on File in your Credit History. Thank you.	Dear Hiroshige, First of all, in regards to the amount requested I am willing to accept the $10k. In regards to my last delinquency; it was due because once I went to a Hospital for a small lession, and apparentely there was a bill left for $102, and the hospital recorded it late and the insurance didnt cover it because the case was already closed, but it is paid. Public Record was stablish because a situation that I had in the year 2000, before I graduated; I had the necesity to perform a backrupcy. The discharge I did it the in same year. Thank You,

Member Payment Dependent Notes Series 490374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490374	$18,000	$18,000	10.25%	1.00%	March 15, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490374. Member loan 490374 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,816 / month
Current employer:	cincinnati public schools	Debt-to-income ratio:	1.74%
Length of employment:	6 years	Location:	cincinnati, OH

Home town:
Current & past employers:	cincinnati public schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > This is the remaining cash I need to purchase the property outright that I will be converting into a "start over" center. It is a place for individuals to come and live for a period of time while they learn valuable tools needed to become succesful in the community after they leave. It has always been my thinking that most homeless individuals don't want or choose to be that way. By providing a place like this, without making them feel as though they are "beneath" the rest of us, I believe I can make a small difference in my community. I felt this avenue would be an awesome way to get a great interest rate, and maybe inspire others!

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,760.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with cincinnati public schools?	Teacher - third grade.
What is your occupation?	Teacher - third grade.
Can you elaborate on the purpose of this loan, what major purchase is, and list out your current monthly expenses? Thanks in advance.	This is the remaining cash I need to purchase the property outright that I will be converting into a "start over" center. It is a place for individuals to come and live for a period of time while they learn valuable tools needed to become succesful in the community after they leave. It has always been my thinking that most homeless individuals don't want or choose to be that way. By providing a place like this, without making them feel as though they are "beneath" the rest of us, I believe I can make a small difference in my community. I felt this avenue would be an awesome way to get a great interest rate, and maybe inspire others!
Loan type says 'Major Purchase'. What is it you will be purchasing with this loan? Thanks and good luck with your loan!	This is the remaining cash I need to purchase the property outright that I will be converting into a "start over" center. It is a place for individuals to come and live for a period of time while they learn valuable tools needed to become succesful in the community after they leave. It has always been my thinking that most homeless individuals don't want or choose to be that way. By providing a place like this, without making them feel as though they are "beneath" the rest of us, I believe I can make a small difference in my community. I felt this avenue would be an awesome way to get a great interest rate, and maybe inspire others!
What do you plan on using the intended funds for?	I have now answered this question previously. Thanks!
What is this loan for? I do not see much debt in your profile.	I have now answered this question previously. Thanks!
I'd like to help but have a couple questions first. What is this loan specifically for? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	I am unfamiliar with what questions I am permitted to answer without violating privacy issues. I believe that all relevant information is included in my profile. Thank you.
Although the questions can be annoying, answering as completely as possible is really in your best interests. Can you explain how you will make money on this endeavor, in order to pay back the loan? It seems as if you do not plan on a profit, and that this is a "donation" on your part. Can you explain?	I apologize for the delay in responding. These questions are not at all annoying. I don't anticipate earning a profit from this endeavor, though the propert itself will be added to my portfolio. This has always been a dream of mine, and I look at it as a way to help others and myself at the same time (by acquiring the property free and clear.)
Do you plan on setting up a nonprofit corp for the center?	That is an excellent question. We are currently weighing the advantages/disadvantages of forming a non-profit corporation. I don't know how this "anonymity" situation works or if it is allowed, but I would be glad to keep you updated on the status of this project, and give you more detailed information.
Unfortunately we have to maintain anonymity. The center you are describing would probably benefit from being a nonprofit, although setting up a nonprofit is a little more complicated than just setting up an s-corp or llc. You have to be sure to dot all the i's and cross all the t's, and there are lots of i's and t's! It helps to discuss it with people local to you, who have existing nonprofits, in your locality. Even if you decide not to do it immediately, having the background information ahead of time will help you to make better operational decisions that will make things go smoother if you ever decide to turn it into a nonprofit. I find what you are doing commendable, and wish you all the luck with it.	Thanks for your feedback. The non-profit route is more complicated than I anticipated, and luckily a friend of mine from college runs a local non-profit and he's been walking me through this. I keep looking at the project through rose-colored glasses, and he has brought me back to earth and showed me that this is a process, and it won't happen overnight. I'm working with he and another coach to make sure everything is done the right way so as not to incur larger issues down the line. There are a lot of i's and t's to cross, but it will be worth it in the end.

Member Payment Dependent Notes Series 490379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490379	$25,000	$25,000	10.25%	1.00%	March 15, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490379. Member loan 490379 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,000 / month
Current employer:		Debt-to-income ratio:	16.77%
Length of employment:	10+ years	Location:	Dacula, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > I am looking to expand my business and need short term funding to purchase inventory that is already contractually sold.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1976	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$272,481.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I own the company.
NO DETAILS PROVIDED ABOUT BUSINESS = NO LENDER INVESTMENT. If you want to attract lenders then provide DETAILS about your business. Also define your interpretation of short-term loan, i.e., repaid within 3-months, within 6 months, within 9-months, or exactly what time-frame? Member 505570 USMC-Retired-Investor 03.03.2010 @ 06:00 AM ET.	The loan would repay in 6 months as the material will be consumed this Spring. We are a steel distributor to the appliance industry in the USA. The latest "Cash for Clunkers" for appliances that the government has launched is funneling increased sales through the Spring and we are looking to purchase additional inventory to meet the requirements. If you are not a very large company, banks do not understand inventory financing.
You've got a great credit but that doesn't write your ticket here. Spell out the purpose of the loan, your expenses, and ability to replay. Transparency is key. Best wishes on your loan funding.	Thanks for the encouragement. I would think my great credit would be the major deciding factor for most on this site as the site is acting as a bank and there is little else to base a decision. It is a fact based industry and no matter the words typed here people are going to make decisions based on strength of financial details. As stated we sell metal parts to the appliance industry in the USA. We have been in business for 14 years and profitable 12 out of 14 years. We have long since given up on banks for lending purposes but I could write a novel about that one. In the current market we have been most successful in our borrowing efforts from dealing with individuals looking for a better return than they can get elsewhere. One of those individual loaners told me about this site and after reviewing the information it seems a good fit for us. The Cash for Clunkers in the appliance industry has been very successful as most states are running out of rebate money very quickly. This caused our order book to jump quickly and we need additional capital to cover those expenses. The parts we sell are already committed and thus repayment of the loan will happen once we collect those funds. As stated the loan should repay in 180 days. Don't need 3 year financing but those are the rules of the site I have to play by. Industry is seasonal through Spring and Summer.
I am very interested in funding your loan, but am confused about a couple things. First, your revolving credit balance is quite high, and also it is also a small percentage of your credit line untilization. So, it would appear you have been doing quite a bit of business with banks. Can you give a little more detail about what you already owe? Also, I agree with you about the "facts" speaking louder than the words and for that reason your credit score is, indeed, attractive. However, verifying your income with L.C. would be another fact that would help me and other lenders decide to fund your loan. Thank you and good luck.	Thanks for the questions. I have no idea where LC came up with their percentage of credit line utilization. That is no figure that I have given to them in any kind of documentation. The 270K is our standard revolving bank line that has been there for a long time. We use that for day to day operations and has always been current. Outside of that we use a couple of private investors for the balance of our working capital. Like this site we pay those investors a little more than the bank line but it helps us expand and do things when the market is good. Our total commitment to those investors is about $150K. There is no pay off date on the money to investors. As long as we make our interest payments they are happy to leave the money with us as much better than they are getting on bank cd's. There is nothing else owed. We have been fortunate to be able to leave money in the company over the years and build up working capital. I agree with you about credit score being important. I would very much like to verify income with LC as that will improve picture for the investors out there and probably get us closer to our goal. Regretfully I am waiting on LC for that one. They called to verify initial information one day and told me they would be following up with email to request additional documentation (tax returns/etc). As of this afternoon I have left two messages with them and nothing further from them. I will try again on Monday as next week is last week for funding of loan and until they remove the "pending" label I would assume that most people would be hesitant (I would be). Once I hear back from them I send you a note that the information has been submitted. Thanks for the taking the time to ask good questions!

Member Payment Dependent Notes Series 490397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490397	$1,000	$1,000	10.62%	1.00%	March 10, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490397. Member loan 490397 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:		Debt-to-income ratio:	23.58%
Length of employment:	2 years	Location:	Windermere, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > I am looking for this loan to go to my sister wedding

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,600.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self employed and also a disabled Veteran. I receive a disability compensation check from the V.A. monthly. These are the two sources of income that I receive. Thank you for you interest in assisting me with my Loan application

Member Payment Dependent Notes Series 490402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490402	$18,000	$18,000	16.82%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490402. Member loan 490402 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:		Debt-to-income ratio:	7.15%
Length of employment:	n/a	Location:	Westbury, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > Paying off all credit cards, loans

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	10
Revolving Credit Balance:	$8,866.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am a retired NYS school Teacher...Pension is Approx $72,000 per year.
RE: $18,000 DC loan questions: (1)-On-screen application reflects $6,000 pm reported gross income but NO employer and reflects Legth of Employment < 1 year (Less than 1 year). If self-employed, what is occupation and identify business providing income? If employed by person or firm identify that employer. (2)-Provide 3 years PRIOR employment (or school) history. (3)-TransUnion Credit Report reflects 2 credit payment delinquencies within past 2 years; most recelntly 10 months ago. (Individual creditors are not identified.) Explanations are? Advance thanks for expected answers to all T-H-R-E-E questions.Member 505570 USMC-Retired-Investor 03.04.2010 @ 08:19 AM ET.	I am a retired NYS school teacher, my pension is approx $72,000 per year. Not sure about the delinquency. Thanks!
Me again. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them ASAP. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until required process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After 100 percent funded, net proceeds quickly deposited into your bank account. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES UNNECESSARY DELAYS. Hope that this information is helpful for first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.05.2010 @ 3:02 PM ET.	Thanks for your response....The credit review team has contacted me and I have just sent in the requested information into them. I still have not received the verification deposit amounts into my account yet, so I cannot complete the bank verification process yet. As soon as I receive them I can verify. Thanks for your help. OOO-RAH
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (car, utilities, other debt/loans (i.e. not paid off by this loan) and and other recurring household expenses (eg phone, internet, food, as applicable)? Thanks for your answers to both Qs...	HSBC - $6584, 21.99%, $300/mo Macy's - $591, 24.5%, $83/mo GE Lenscrafters - $827.04, 29.99%, $29.50/mo Lord and Taylor - $1054.66, 23.99%, $38/mo Repayment of Loan from my Son $8,000. My car is owned, all other expenses are paid by my husband. He owns his own company, salary of approx $300,000/yr.
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses with a total amount. Thank You	HSBC - $6584, 21.99%, $300/mo Macy's - $591, 24.5%, $83/mo GE Lenscrafters - $827.04, 29.99%, $29.50/mo Lord and Taylor - $1054.66, 23.99%, $38/mo Repayment of Loan from my Son $8,000. My car is owned, all other expenses are paid by my husband. He owns his own company, salary of approx $300,000/yr.
P2P lenders fund unsecured borrower loans. Lenders do not know borrowers. Lenders rely on borrower provided on-screen Profile, LC strict Credit Review and TransUnion Credit Report condensed line totals that do not identify individual line items, i. e, your $8,866 revolving debt total balance but not identity credit grantors and balances owed each. No individual small lender 100 pct funds borrower loans. Instead lenders combine and fully-fund selected loans. Loan similar to your $18K 16.82 pct APR loan typically attracts 200 to 250 lenders. Lenders diversifies against possible uncollectible loan default charge-off; < $100 average invested per loan. Investing in loans that borrowers intend to quickly pay-off, while benefiting LC management by collecting origination fees, is not lender productive as lender will receive mere pennies in earned interest. Before lender committs >$500 to help fund your remaing loan balance my question is: Time length intended to maintain loan before full payoff occurs; < than 1 year? 1-2 years? 2-3 years maximum limit? FYI: Loan currently attracted 195 separate investors and is 73 pct funded. Thanks in advance for your expected reply. Member 505570 USMC-Retired-Investor 03.15.2010 @ 1:02 PM ET.	I most likely will keep the loan for the full three year duration. Unless I win the lottery.....it fits well into my budget for the next 3 years.

Member Payment Dependent Notes Series 490412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490412	$4,800	$4,800	6.76%	1.00%	March 11, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490412. Member loan 490412 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,300 / month
Current employer:	Lincare Inc.	Debt-to-income ratio:	12.60%
Length of employment:	10+ years	Location:	Thermopolis, WY

Home town:
Current & past employers:	Lincare Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,902.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 490418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490418	$6,500	$6,500	14.59%	1.00%	March 12, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490418. Member loan 490418 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	lexis nexis	Debt-to-income ratio:	13.75%
Length of employment:	2 years	Location:	DAYTON, OH

Home town:
Current & past employers:	lexis nexis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > My employer is Lexis Nexis. My job title is Research Associate. The debts being consolidated are: Capital One with a balance of about $3000, Wells Fargo Financial Bank with a balance of about $1500 and Wright Patt Credit Union with a balance of about $2000. The breakdown of monthly expenses are: Mortgage of $826, Utilities of about $150, food is about $250. I have a roommate who pays 50% of those expenses.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,727.00	Public Records On File:	0
Revolving Line Utilization:	47.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	My employer is Lexis Nexis. The debts being consolidated are: Capital One with a balance of about $3000, Wells Fargo Financial Bank with a balance of about $1500 and Wright Patt Credit Union with a balance of about $2000. The breakdown of monthly expenses are: Mortgage of $826, Utilities of about $150, food is about $250. I have a roommate who pays 50% of those expenses.
What is your job at lexis nexis and what do you do in your role there? Loan Description?	My employer is Lexis Nexis. My job title is Research Associate. The debts being consolidated are: Capital One with a balance of about $3000, Wells Fargo Financial Bank with a balance of about $1500 and Wright Patt Credit Union with a balance of about $2000. The breakdown of monthly expenses are: Mortgage of $826, Utilities of about $150, food is about $250. I have a roommate who pays 50% of those expenses.
For each of your credit-card debts what is the interest rate you're being charged?	Each of the cards has increased the rate last month by 10 percentage points. One rate is 23% and the other is 24%.

Member Payment Dependent Notes Series 490435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490435	$7,775	$7,775	14.96%	1.00%	March 11, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490435. Member loan 490435 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	15.77%
Length of employment:	4 years	Location:	Rye Brook, NY

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > Hello! I want to get rid of my credit card debt. Current rate total is around 22.14% so I want to lower that rate through Lending Club. I have another loan I started for my wedding last year (10 months in a row paid on time). This is the balance of some expenses. My monthly budget will easily cover the payment for this loan. Although I work in the financial industry, my job is extremely secure. My annual reviews are also consistently high.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1977	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,238.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at JPMorgan Chase?	Vice President in Technology. I mostly perform project management and coordination duties.
Please explain what each of the recent inquiries were for, and did any of them result in new credit cards or loans? Thanks!	Hello, I have been in the process of finding a lender for a mortgage refinance, so these inquiries are all related to that. None of these have resulted in credit cards or loans so far - once I get rid of this credit card debt I will resume my mortgage refinance search (for a lower rate). Thanks
Your credit inquiry lists a delinquency in the last 2 years. Would you please provide details on that? Thank you.	That delinquency was just forgetting to pay the bill. I moved and my bill was going to my old address. When I received a call from collections I paid it immediately. I understand that this loan would be auto-deducted from a bank account so that will never occur.

Member Payment Dependent Notes Series 490444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490444	$15,000	$15,000	10.62%	1.00%	March 10, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490444. Member loan 490444 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,830 / month
Current employer:	Imperial County Office of Education	Debt-to-income ratio:	22.56%
Length of employment:	10+ years	Location:	CALEXICO, CA

Home town:
Current & past employers:	Imperial County Office of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > I'm a public servant with 11 years at my job so my income is very stable. I have 4 nagging credit card balances at 26.99%, 21.56% and 14.9% (two), with this loan I would be able to pay them off and obtain a lower interest rate to save money. I always pay my bills on time (as you can verify on my credit report). Borrower added on 03/04/10 > Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,899.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Imperial County Office of Education?	I'm a Senior Programmer Analyst working on the financial system.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My position is funded from the county's general fund, these are monies allocated for the core financial needs of the organization, such as budgeting, payroll and accounts payable.
I'm sorry, but I don't quite understand. can you answer the 2 questions: How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you.	Q1: My job is very secure because it is fundamental for mission critical financial operations of our county's school districts. Q2: I would do whatever is necessary to meet all my commitments while I find another job, mainly, cash my retirement accounts.

Member Payment Dependent Notes Series 490446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490446	$6,000	$6,000	10.99%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490446. Member loan 490446 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,692 / month
Current employer:	Seneca Resources Group	Debt-to-income ratio:	7.61%
Length of employment:	2 years	Location:	Sigel, PA

Home town:
Current & past employers:	Seneca Resources Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > I just received a new promotion at my work a couple of days ago, so they are really happy with my performance and I consider my job to be secure. Please respond with any questions you have.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,968.00	Public Records On File:	0
Revolving Line Utilization:	66.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Seneca Resources Group and what do you do there?	Seneca Resources is the local gas company. They have been in business for over 30 years. I was recently promoted there. I am now a drilling and completions technician. Thanks for the interest, please reply with any additional questions.

Member Payment Dependent Notes Series 490508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490508	$20,000	$20,000	10.99%	1.00%	March 16, 2010	March 16, 2013	March 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490508. Member loan 490508 was requested on March 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	SRA International	Debt-to-income ratio:	24.64%
Length of employment:	2 years	Location:	ELKRIDGE, MD

Home town:
Current & past employers:	SRA International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/02/10 > The purpose of this loan is to consolidate credit card debt and pay just one monthly payment. Borrower added on 03/09/10 > This loan will consolidate five credit accounts with rates that range from 14% to 28%. Borrower added on 03/14/10 > UPDATE: I am currently in the process of moving into a larger role at my project and expect an increase in salary. I am confident in my job security as my skillset is in high demand. I have over 7 years of solid IT experience combined with industry certifications and a college education. My credit score is above average and I have never missed any payments. Please help to fully fund this loan. You wont be disappointed. Thank you.

A credit bureau reported the following information about this borrower member on March 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,576.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SRA International and what do you do there?	SRA International, Inc. provides technology and strategic consulting services and solutions to national security, civil government, and global health sectors in the United States and internationally. At SRA, I am currently an Analyst working on a government project.

Member Payment Dependent Notes Series 490595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490595	$25,000	$25,000	14.59%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490595. Member loan 490595 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$28,333 / month
Current employer:		Debt-to-income ratio:	6.74%
Length of employment:	6 years	Location:	Elmira, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > This morning Amex's CreditSecur notified me that, as of 2/27/10, my combined score from the three reporting agencies remains at 768

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$159,843.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	I have my own consulting business, started 6 years ago, assisting US and UK private equity firms with their portfolio companies with treasury issues - liquidity mgmt, FX exposure, non-US banking, holding company structures. The source of income are my consulting fees paid by either the private equity firm or the portfolio company. The loan proceeds will be used to paydown a credit card balance that is at a higher rate. Thank you.
could you please explain the high revolving balance?	Most were incurred when I started my own consulting business and have been declining as my business grows. I also closed out two lines with Chase several months ago. Roughly half of the current revolving balance is from my own home equity line. Thank you. Jim
What are your monthly expenses?	Type your answer here.As a consultant they change from month to month. The easiest way to answer that is to take 2009's $340K revenue less $40K in business expenses less $83K in taxes (Fed, state, property) less $81K in debt reduction (not incl mortgage).
Why did you choose Lending Club over banks? Thanks.	Type your answer here. I had a few of my banks, in the last year, jack up the interest rates to loan shark levels. One of them was with Chase and was a card I have had since 1976. Never late, always paid. That card, plus three others were paid off in full, and two of those I canceled. My local bank would prefer I refinance my mortgage. With 8 1/2 years to go on the mortgage, I was not inclined to go for a 10 year mortgage when I am looking for funding for a much shorter duration and not generate unnecessary closing expenses.
In order to get a clear picture of your situation, would you please list each of your debts (type/balance/APR) and then identify which ones on the list will *not* be paid off with this loan as well as the ones that *will* be paid off with this loan. Thank you in advance.	Type your answer here.The balances where the rates were jacked up to absurd levels were paid off this year. The balances that remain average 5.7% - with the exception of an Amex Blue balance that now has a rate higher than the three year rate offered by the Lending Club. That is the one I intend to paydown.

Member Payment Dependent Notes Series 490678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490678	$12,000	$12,000	7.88%	1.00%	March 11, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490678. Member loan 490678 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	ibm	Debt-to-income ratio:	11.83%
Length of employment:	10+ years	Location:	CARMEL, NY

Home town:
Current & past employers:	ibm
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > Plan to use funds to eliminate credit card debt incurred to pay off one time home repairs. I have excellent credit rating. I have stable employment Sole Wage Earner Debt Detail Electric Upgrade 3,000 Bathroom 3,000 Plumbing 2,000 Lawn Care 1,500 Misc. 2,500 Total 12,000 Mortgage Monthly inc. Taxes 2,899 rate .04875 Car Payment Monthly 288.27 rate 3.3% Investments Mutual Fund 30,000 Investments 401K 180,000 Borrower added on 03/05/10 > Sole Wage Earner Debt Detail Electric Upgrade 3,000 Bathroom 3,000 Plumbing 2,000 Lawn Care 1,500 Misc. 2,500 Total 12,000 Mortgage Monthly inc. Taxes 2,899 rate .04875 Car Payment Monthly 288.27 rate 3.3% Living Expenses monthly 1,700 Investments Mutual Fund 30,000 Investments 401K 180,000 I have excellent credit and have stable employment

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	29
Revolving Credit Balance:	$11,876.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at ibm? Loan Description?	I am a Expense Consolidation Manager for the Hardware Unit in IBM. I have been employed with IBM for ten years. I am seeking a personal loan.
What are the balances and interest rates on the debts you're refinancing ? THANKS	12K at 18.99 APR
Hello, can you explain your delinquency please?	Please see loan description thanks

Member Payment Dependent Notes Series 490692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490692	$16,000	$16,000	15.33%	1.00%	March 11, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490692. Member loan 490692 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Stephens Inc	Debt-to-income ratio:	10.80%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Stephens Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > Credit Cards jumped from 9% to 30%. No history of default. Verifiable base salary of 95K will provide two Years of w2's. Does not include 15K annual bonus. Cash flow positive every month and not using credit cards anymore. Was using credit cards to finance school living expenses that added up due to moving and starting new jobs etc. Borrower added on 03/03/10 > Can also provide bank statements with $5000 in savings account for emergencies. Borrower added on 03/04/10 > As shown below in my itemized credit card payment list I currently pay $580 a month. I just want to be able to save on the interest and be able to pay off faster. All that will be happening is instead of me giving 580 to 5 different cards I will have one payment of 557. As shown on my credit report I have been successfully paying $580 a month for almost 2 years. Borrower added on 03/06/10 > 4600 at 29.9 3600 at 29.9 5000 at 19.9 4500 at 12.9 1000 at 15.9 Two of those cards I have opted out to keep the interest rate lower and they are closed accounts.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,432.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Stephens Inc, and what do you do there?	I do business analysis.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (rent, car, utilities, student loans and other recurring household expenses eg phone, internet, food, gym) as applicable? Thanks for your answer to this Q...	car 300 student loan 100 cable and internet 120 cellphone 100 CC1 160 CC2 50 CC3 100 CC4 150 CC5 120 gym 50 rent 1400
what are the balances and interest rates on your credit cards?	listed.
What do you do for Stephens, Inc?	listed

Member Payment Dependent Notes Series 490704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490704	$16,750	$16,750	10.62%	1.00%	March 10, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490704. Member loan 490704 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Bank of America	Debt-to-income ratio:	0.20%
Length of employment:	10+ years	Location:	Lancaster, CA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > I would like to have this loan in order for me to make my children's dream come true, they want a pool to exercise in and have fun during hot weather time. Thanks Borrower added on 03/03/10 > My wife and I are trustworthy people and have never being late or passed due on our bills, and will make the same comitment to you.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$262.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your positiong at BOA, and how long have you worked there? Thank you in advance.	My position at BOA is an Account Manager, and I've been working there for ten years. Countrywide was the bank I was working for but know is BOA, the only thing that change was the name of the bank,as for my employment continues to be the same ,with the same length of years.
How old are your children?	I have 2 children one is 7 and the other one is 4
Could you try to get your income verified with Lending Club? That would help build confidence with us lenders. Thanks	yes I could.
Have you begun to save money for your children's higher education?	Yes, education for my children is very important to me.
Why not borrow from Bank of America equity line?	I want a short term loan, and because interest will be variable.
I'd like to help but have a couple questions first. Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is the household income?	Our mortgage payment is our only debt, we have no credit card debts and if you have any access to my credit report you can find more info.

Member Payment Dependent Notes Series 490714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490714	$10,000	$10,000	7.14%	1.00%	March 11, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490714. Member loan 490714 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	7.77%
Length of employment:	n/a	Location:	Loganville, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/03/10 > We are going to pay off Capital One for our college son's truck.

A credit bureau reported the following information about this borrower member on February 27, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,791.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Teachers Retirement of Georgia
What is your source of income? It shows you have had this for less then a year, if your aren't in retirement could you please provide at least 3 years of work history? Thanks.	I am in retirement, pension. My wife makes 36k yr.

Member Payment Dependent Notes Series 490776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490776	$12,250	$12,250	9.88%	1.00%	March 11, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490776. Member loan 490776 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,125 / month
Current employer:	Briefing.com	Debt-to-income ratio:	22.11%
Length of employment:	3 years	Location:	San Jose, CA

Home town:
Current & past employers:	Briefing.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$201,023.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Briefing.com and what do you do there? What is the total balance on your current debt (not including mortgage)? Loan Description?	Type your answer here. Briefing.com is a information service provider to provide independent, live market analysis of the U.S. and international equity markets. Briefing.com was the first company to use the power of the Internet to provide live market coverage, commentary and analysis. And as the Internet has grown, so has Briefing.com. Briefing.com content serves millions of readers in 86 countries through our partnerships with virtually every leading online financial site and brokerage firm. I am a software engineer/web developer work for this company. Build and developing cross platform applications using all new web technologies. Actually, main task is writing codes between database and web server. My total debt is arround $9000 since we start a home remodeling project for my house.
What is Briefing.com and what do you do there? Why is your RCB over $201k? What are your monthly expenses? When are you going to get your income verified from LC? Thank You	Type your answer here. Briefing.com is a information service provider to provide independent, live market analysis of the U.S. and international equity markets. I work with this company as a software engineer to build or developing web application. We have a higher debt recently since we did a house remodeling from last year and that cost me a lot of money. My monthly expenses are arround $4000. Not sure how to answer the last question. Thanks.
I don't really have a question, just a suggestion: have your income verified with LC (Lending Club). Considering the large RCB you have, it may help people be more interested in funding your loan. Thanks.	Type your answer here. My income has been verified with LC.

Member Payment Dependent Notes Series 490814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490814	$6,500	$6,500	7.14%	1.00%	March 11, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490814. Member loan 490814 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	chapman printing co	Debt-to-income ratio:	0.54%
Length of employment:	10+ years	Location:	barboursville, WV

Home town:
Current & past employers:	chapman printing co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1974	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What are you purchasing? How much do you have left over each month after paying your expenses? I ask this last question to find whether you can afford the monthly payments on this loan request. Wishing you the best.	actually a couple of things, a vacation trip and and old car to restore. 1200 to 1600.00 and more, depends on overtime worked
What is chapman printing co and what do you do there? Loan Description?	my work for 38 years plus. I run various trade binding machines plus supervise 3 shifts

Member Payment Dependent Notes Series 490824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490824	$12,000	$12,000	13.11%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490824. Member loan 490824 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Be Clean Inc	Debt-to-income ratio:	24.68%
Length of employment:	5 years	Location:	Copperopolis, CA

Home town:
Current & past employers:	Be Clean Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > Loan Purpose: To refinance high interest credit card debt, and free up capital. Thank You.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,840.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Be Clean Inc and what do you do there? Loan Description?	BeClean Inc is a residential and commercial cleaning and servicing company. I am the CFO of operations. A loan description has now been provided.
What is Be Clean Inc and what is your position there? You haven't entered any description for the loan, what do you plan on doing with the loan? Pay off existing credit cards? If so, what are their balances and current interest rates?	BeClean Inc is a residential and commercial cleaning and servicing company. I am the CFO in operations. A loan description has now been provided. This loan is to refinance high interest debt into a clean loan with one payment. Thank you for your interest.
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses with a total amount. "and free up capital" Explain Thank You.	Due to LendingClub restrictions I cannot display additional info. The purpose of this loan is to refinance high interest debt from credit card companies. There are no other debts on my end, other than the original amount requested in this loan package. I am looking to save capital from the difference in payments on the high interest and the set rate given on my loan. The difference will help balance my budget and allow me to save money for future investments and become debt free. Please contact lending club for any other questions about this loan package. Thank you for your interest.
what are the debts you would be paying? (amounts, interest rates)	$300-$5000 (amounts), 20-25% (interest rates)
So we can understand how the loan payment will fit into your budget, would you please provide your monthly living expenses? (rent/util/phone/etc) Thanks!	Please see the loan prospectus details for only pertinent information.

Member Payment Dependent Notes Series 490892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490892	$15,000	$15,000	15.70%	1.00%	March 16, 2010	March 17, 2013	March 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490892. Member loan 490892 was requested on March 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	OCuSOFT	Debt-to-income ratio:	23.14%
Length of employment:	< 1 year	Location:	FOREST HILLS, NY

Home town:
Current & past employers:	OCuSOFT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > I'm 25 , I have a great job, and this loan is going to allow me to pay my debt and live an easier life. I'm out of college so i will no longer be using my credit cards.

A credit bureau reported the following information about this borrower member on March 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	28
Revolving Credit Balance:	$17,334.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is OCuSOFT and what do you do there? Since you have been there for less than a year, please tell us a bit about your previous employment history?	Good Morning, OCuSOFT is a pharmaceutical company that serves the Ophthalmic and Optometric Industry. I work as a pharmaceutical rep/ territory manager. Before OCuSOFT, i had my Propety & Casualty as well as Life , Accident and Health license and worked at State Farm. I've always wanted to be in the Pharmaceutical Industry and that's why i decided to leave State Farm. The reason a loan is beacuse my debt is divided primarily into 3 credit cards, and making 3 payments a month with interest rates of up to 29.99% is really difficult. I'm currently paying almost $1000 a month in credit card bills and the amount owed hardly decreases because of the interest. I hope this answers your questions. Thank you very much.
Sounds like a wise decision to consolidate. Please list your debts (types/balances/APRs) and then indicat which ones on the list will be paid off with this loan. Thanks!	Citibank $5,400- 29.99% State Farm $7000 - 9.99%/14.99% Bank of America $ 2500 Thank you, Appreciate your help.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (rent, car, utilities, and other recurring household expenses eg phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q...	Hi- sure I can answer your question. I live with my boyfriend. My half of the rent is 700 dollars and my car payment is 463 paid for by the company I work at. My cell phone bill is usually 100 a month. In terms of utility bills my half is about 120 total. I don't have any kids, and we usually go to costco every other month and share the bill.
Do you have a debt management plan in place. And if so, please explain it to me.	Hi, I do have a plan in place.I started saving a percentage of my checks a few months ago , and i have also stopped using the credit cards. My plan is to close the credit cards as soon as they are paid off and finally be freed of te debt.
Why bwould anyone pay 15.7% if theya re currently paying 9.99 and 14.9%, and what are the balances for amounts of debt owed showing on credit report, as you ask for 15G, yet credit report shows more? Thank you.	Hi how are you? 15.7% is an incredible rate for me. Why? Because my biggest debt is allocated to a credit card that charges me 29.99%. The other rate 9.99/14.99 is a combined rate totally to a variable rate of around 24%. I do have more one credit card under my name, however its a low balance that belongs to my mother- she receives that bills and pays it herself; i only need to pay my debt off. Thanks for your help.

Member Payment Dependent Notes Series 490909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490909	$10,800	$10,800	7.88%	1.00%	March 12, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490909. Member loan 490909 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Flo tv, Qualcomm	Debt-to-income ratio:	20.44%
Length of employment:	3 years	Location:	Temecula, CA

Home town:
Current & past employers:	Flo tv, Qualcomm
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I'm trying to consolidate my credit card bills. Some of my credit cards Interest rates were raised up to 30%. I always pay my bills on time but I feel with these newer rates it would be impossible to pay off. Please help!!

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	26
Revolving Credit Balance:	$5,152.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Flo tv, Qualcomm and what do you do there?	FLO TV is a division of Qualcomm. We provide live Television wherever you go. On your cell phone, in car entertainment sytem or personal portable device. Check out www.flotv.com to see how. My job title is a Senior Master Control Operator. Here is a description of some of my responsibilities: Perform master control operations and monitoring of all Flo TV broadcast services and Live Programming. - Operate both manual and automated systems for program origination with branding and ad insertion elements. - Monitor each channel using video, audio and data monitoring equipment to detect outages or sub-standard quality of programming. - Observe and scan monitor wall for faults. - Help create new SOP procedures for Master Control group - Help in maintaining functionality of satellite transmitters within the Flo TV network.
Please explain the delinquency 26 months ago. You seek to borrow $10k, yet your revolving debt is only $5k. What do you plan to do with the remainder?	Hello. Thank you for your interest in my loan request. To answer your first question about the delinquency is to be honest I have no idea. I know in my whole lifetime only a handful of times that I missed payments. Sometimes waiting for the bill to remind to pay. I have never been delinquent on purpose. You can see I have an excellent credit rating and I take pride on that. The reason why I'm asking for $11000 is that I owe just a bit over that on my credit cards. Unfortunately because of the recent economy most of my cards ( some which I have been a member for a long time) raised up the interest rate to a crazy amount. Thank you for your time.
Moving forward.. what actions have you taken or are you going to take, as far as maintaining a lower debt level, especially given the ongoing changes to credit card rates/fees/terms?	Well I already rolled some of the high interest balances on one of my cards that has a much lower rate...plus they offered a 0% interest offer. But I don't want any credit card debt. I like having them only for emergencies and that what I plan to do. Most of my debt has involved such situations. Car repair, etc. Also the two cards that jacked up my interest rate 25% and 30% are going to be gone. It's sad the fact that I was a long time customer of those cards and very responsible and reliable on my payments and that is how they repay it's good customers. I came here to the lending club because it's fair for both investors and lenders. I thank all the support for my loan request.

Member Payment Dependent Notes Series 490933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490933	$6,000	$6,000	7.51%	1.00%	March 10, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490933. Member loan 490933 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,125 / month
Current employer:	Moog Inc.	Debt-to-income ratio:	17.20%
Length of employment:	10+ years	Location:	Cheektowaga, NY

Home town:
Current & past employers:	Moog Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I have an excellect credit rating and have NEVER defaulted on any of my debts. I have been employeed at the same company for 24 years.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,738.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Moog Inc?	I am a Manager in the Information Technology Group. My position reports directly to the CIO.
What does an Upgrate do to your second bathroom?	The upgrade is to make the bathroom functional. Currently cannot be used because of old plumbing. Will be used primarily for my children in order to get ready for school in the morning, I am doing most of the work myself, otherwise would need twice what I am looking to fund. Thank you.

Member Payment Dependent Notes Series 490968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490968	$3,000	$3,000	10.25%	1.00%	March 11, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490968. Member loan 490968 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$757 / month
Current employer:		Debt-to-income ratio:	0.79%
Length of employment:	n/a	Location:	Cedar Park, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > -How I Plan To Use the Funds: to purchase a used vehicle to travel to and from college (I am a Japanese major) and work -What Makes Me a Good Borrower: I don't have any outstanding balances on my credit cards, nor am I in debt at all! I only rely on the funds from my part-time job. I pay all my bills on time! -Job Stability: I have had my job for over a year and a half. I am a valuable asset to my employer and recently received a promotion and a raise. Borrower added on 03/05/10 > Other Information: From 2005 to 2006, I was a high school exchange student to Taiwan for one year at Hujiang High School in Taipei with Rotary International.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer is? What do you do at that job?	I work at Pizza Hut. I am a Trainer and a Customer Sales Represenative.

Member Payment Dependent Notes Series 490988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490988	$17,000	$17,000	10.25%	1.00%	March 16, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490988. Member loan 490988 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Brown University	Debt-to-income ratio:	16.19%
Length of employment:	1 year	Location:	Providence, RI

Home town:
Current & past employers:	Brown University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > We recently purchased our first house and would like to take on some minor renovations, but have learned that banks expect a lot of equity ($50,000+) before they will consider you for a home improvement loan. Borrower added on 03/06/10 > In response to a few questions- I'm an architect and my fixed expenses are $1,500 mortgage w/utilities and $350 car w/insurance and $150/mo student loan repayment. Including this payment and other expenses my budget will have approximately $1200 a month remaining unallocated. Thanks.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,293.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 491007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491007	$13,000	$13,000	7.88%	1.00%	March 16, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491007. Member loan 491007 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Linvatec	Debt-to-income ratio:	11.93%
Length of employment:	3 years	Location:	WORCESTER, MA

Home town:
Current & past employers:	Linvatec
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > Home Improvements -windows $3,653 -hardwood flooring $4350 -gas fireplace $5000 I am a good borrower based on my high credit score and proven track history regarding loan payments. This loan amount fits well in my budget, I would never place myself in any financial risks. I have secure employment as a Medical Device Sales Associate and Service Representative.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,368.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Linvatec?	Type your answer here. Linvatec is a Global Medical Device Company, Specializing in Sports Medicine Products from Video Arthroscopy Systems to Medical Implants.
You have over $7k in revolving debt. Is that above and beyond the $15k you owe for the home improvements?	Type your answer here. Yes, the Home Improvement Loan would be apart from the Revolving Credit. A large portion my Revolving Credit is from my American Express Account for which I use due to the no interest- paid in full each month. I will use my American Express for items such as gas and groceries, as well as business expenses for documentation purposes for expense report reimbursements.

Member Payment Dependent Notes Series 491032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491032	$15,000	$15,000	9.88%	1.00%	March 15, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491032. Member loan 491032 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Nuware Technologies	Debt-to-income ratio:	0.90%
Length of employment:	6 years	Location:	New York, NY

Home town:
Current & past employers:	Nuware Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,330.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description? What is Nuware Technologies and what do you do there?	Nuware Techonology is a financial consulting company, serving mostly investment banks and hedge fund in new york or CT for their financial technology needs. That is exactly what I do. As an employee of Nuware, I am currently an on-site financial consultant at Royal Bank of Scotland working in Stamford, CT, working with their emerging market fixed income trading department. I do database management, quantitative product pricing,etc. And I held this job since Sep 2004.
Hello. Do you pay off your credit cards in full each month? Your credit history shows three inquiries in the past six months; do you know who made these inquiries? Do you have major debts in education loans, cars or engagement ring? Your answers are appreciated. Wishing you and your future spouse the best.	I usually keep balance low and easy to pay off. If I ever make any large amount use of the card, I will make sure I have sufficient funding to pay off within short period of time so I don't incur large interesting payment. I just checked my credit history and see the three inquiries are one from Wells Fargo bank yesterday, and two from Nationwide bank on 2/11/10 and 2/12/10. About Nationwide bank, I received a credit card with $7500 credit limit from them after the inquiries were made. But I mostly need cash at the moment for the wedding because it will be held overseas, which is why I am applying for the loan. I don't have any debts at all in education or cars or engagement ring. Thank you very much for your wishes. Have a good day.
What is the planed date for the wedding?	May 29th, honoring my Grandmother's coming 80th birthday. Thanks.
Good luck :)	Thank you!
Will you be moving after you get married?	Don't have any immediate plan to move right now. Thanks.
I'm interested in funding your loan, but have a few questions. What is the total budget of your wedding? What does your fiance do and how much does he/she make? Are you planning on having your income verified by Lending Club?	The total budget is about 40k, still trying to narrow down the details. My fiance just graduated from law school and fortunately got a job as an immigration attorney. My income is going to be verified by lending club. This is mandatory. Thanks.

Member Payment Dependent Notes Series 491054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491054	$1,500	$1,500	11.36%	1.00%	March 10, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491054. Member loan 491054 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Baylor	Debt-to-income ratio:	24.74%
Length of employment:	10+ years	Location:	Kaufman, TX

Home town:
Current & past employers:	Baylor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > I had back surgery in 2009 and then found out I was prgenant and recently had a baby. so I am getting alot of bills and would like to pay them off and make one payment

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,238.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Baylor and what do you do there?	Baylor is a hospital
What do you do at the hospital?	I am an officer in the security department
Between your back surgery and your baby, will you be able to continue to work? Do you have another source of income or perhaps a husband or boyfriend that is able to help you meet your obligations?	I am now back to work and not having any problems.
Congratulations on your newborn! Long after I was born, my mother worked as a security officer at a hospital in CT. Not easy work! Are you on light duty? Is your back going to require more surgery or is it better now? You're revolving credit balance shows $22K, why not consolidate that with a larger loan from Lending Club? Just a suggestion... Thank you.	I am doing okay and shouldn't have to have further surgeries. I have actually been thinking about doing the consolidation after this. I didn't even know lending club existed until now.

Member Payment Dependent Notes Series 491160

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491160	$4,000	$4,000	14.59%	1.00%	March 10, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491160. Member loan 491160 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	walmart	Debt-to-income ratio:	5.08%
Length of employment:	2 years	Location:	Liverpool, NY

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,889.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at walmart?	I am an overnight Stocking associate.
Potential lenders have limited loan info (not the full application). Requests like this are made to better assess risk of default. I am interested in funding your loan depending on your reply. Please verify your income with lending club by emailing them at support@lendingclub.com asking for instructions on how to do so. Potential lenders will fund your loan with verification over similar loans without. Please answer all the following not already answered: 1. nature of the debt you will pay off with this loan 2. steps you've taken to get spending in line with income 3. please outline all your monthly commitments (mortgage/rent, utilities, car notes, other loans, other regular expenses) 4. if you are refinancing credit cards, please include all balances / rates that this loan will cover 5. nature of your employment - roles and responsibilities 6. is the income listed your's alone? if not please explain 7. contingency plan for repayment if you lose your job	1. I am using this loan to pay for a portion of my wedding reception. 2. I have made a budget chart and I know what i can and can not afford with the amount of money that i make. 3.I pay rent at my apartment, car insurance and i pay on two school loans. 4.I am not refinancing any credit cards. 5.I am an overnight stocking associate at Walmart. 6.Yes this is my income alone. 7 My fiance will pay for it if i lose my job.

Member Payment Dependent Notes Series 491180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491180	$12,000	$12,000	11.36%	1.00%	March 11, 2010	March 18, 2013	March 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491180. Member loan 491180 was requested on March 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Auerbach Grayson	Debt-to-income ratio:	10.97%
Length of employment:	< 1 year	Location:	new york, NY

Home town:
Current & past employers:	Auerbach Grayson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/04/10 > This is my second loan with Lending Club. I was unemployed for most of 2009 but now that I'm employed full time I hope to completely wipe out my debt. My Lending Club loan 2 years ago was paid it off well under the time limit. I really need to pay off my debt so my husband & I can start a family without the burden of my debt.

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,140.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Auerbach Grayson and what do you do there?	I am executive assistant to the owner. The company provides research, execution, and clearance of foreign securities to U.S. insitutions via a partnership of 127 local banks and stockbrokers worldwide.
Please list your monthly and on-going expenses Please describe your contingency plan to pay back this loan in case of job loss Do you anticipate paying off this LC loan early? Please give us a general idea of your husband's job and income if he earning income that will help to pay off this loan Thanks in advance. Congratulations on paying off the first LC loan.	My monthly expenses are: rent $1434 cell phone $90 cable $91 gas & electricity $50-$70 commuting cost $89 food $400 miscellaneous $150 My debt was accrued before I met my husband and so I feel it's my sole responsibility to pay this off. I have not asked for his financial help but since he's an architect and makes a good living he will support us both in case of job loss. My first loan was paid off in almost exactly 1 year's time, I plan to do the same for this one.
Would you be able to tell us what the Loan ID was for your previous loan or the screen name you used when you received the loan? Thanks!	I believe this is my loan number: L290001A289999B289998. I was funded on March 25, 2008 and was able to pay everything off by February 27, 2009. I hope this helps!
Your revolving credit balance only shows $6,140. Why are you asking for $12,000? Can you list the debts that will be retired with this loan?	I have 2 credit card loans and a student loan: chase, citibank, sallie mae.

Member Payment Dependent Notes Series 491248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491248	$2,800	$2,800	10.25%	1.00%	March 16, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491248. Member loan 491248 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	SuperShuttle International, INC	Debt-to-income ratio:	22.02%
Length of employment:	8 years	Location:	San Diego, CA

Home town:
Current & past employers:	SuperShuttle International, INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I recently discovered one of my credit card companies skyrocketed my interest rate by almost 4 times my old rate. I was told its because of the sluggish economy. Its my oldest account so I didn't want to close it and hinder my credit rating, but I'd like to pay off the balance at a tolerable interest rate.

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	80
Revolving Credit Balance:	$6,907.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SuperShuttle International, INC and what do you do there?	SuperShuttle International is an international Airport shuttle company. We specialize in airport transportation but can accommodate any ground transportation need. I started off with my company as an entry-level Reservations Agent, and worked my way up to being the Franchise Manager, which reports directly to the GM. All of our drivers are owner/operator Franchisees, so I am basically the equivalent of an HR Manager for the drivers, but with a separate set of laws and such because the drivers aren't employees. I also do fleet and safety training as well as assist in Operations as needed.
Can you please explain you delinquency and your monthly expenses? Thank you in advance!	The only delinquency I ever had was almost 7 years ago, and I forgot to make a payment on my Discover credit card. I missed the 30 day window, and when notified of my missed payment I promptly made the necessary payment but it was too late to keep a 30-day delinquency off my record. Not sure how itemized you'd like monthly expenses, so I'll just list them: * Premiums for auto, life, and renters insurance * rent * Utilities * auto loan * personal loan * 6 credit card payments Half the credit cards accounts I have are from a divorce and are all being paid off.

Member Payment Dependent Notes Series 491283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491283	$10,000	$10,000	10.25%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491283. Member loan 491283 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,942 / month
Current employer:	MetLife	Debt-to-income ratio:	16.96%
Length of employment:	5 years	Location:	Windber, PA

Home town:
Current & past employers:	MetLife
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I want to payoff some credit cards, so I can build my savings account balance back up for emergencies and to help make additional deposits in my son's 529 plan for college.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,126.00	Public Records On File:	1
Revolving Line Utilization:	48.50%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	I am a Suitability Analyst at MetLife. It is a Compliance position. I am a Registered Principal and have my Series 6,63,7 and 24 designations. I conducte oversight of email and do post sale reviews to protect our clients and investgate our own sales force when required. I have 4 credit cards that I want to payoff and eliminate. Citi bought out and froze my WAMU card when the banks went under. I cannot use the card and it has a balance of less than $5500. I pay $180 per month on it. I have two active Capital One cards (one is my wife's card) with balances of $3500 and $500. I pay $150 on mine and $100 on hers. I also have a Discover card with a $500 balance. I pay $100 on it each month. The required minimums are much less than I pay, but I pay $530 per month on these cards and could pay $323 according to this loan, which would save me $207 a month and eliminate these debts in 3 years. My wife and I will be married 10 years this October and our son is 15 in August. I would like to be able to build back up our savings, and put extra money into his 529 plan for college.
What is your position with MetLife and what do you do in your role there?	I answered this in a previous question, but to clarify further, I am a Registered Principal and my depatment is Surveillance & Customer Relations. I do compliance work with FINRA and the SEC. My wife is a Case Manager at our local high school and works with special needs students. She also works with the Bedford / Somerset county Mental Health and Mental Retardation agency.
Thanks. Other ?s Is the $2,942 / month income correct? Address the 1 Public Records On File	Yes, for me. My wife's is $3000 per month and she earns an addtioanl $7000 per year through MHMR.
Did one of you go bankrupt 7yrs 7months ago? Your profile shows you have a public record. Thanks!	Yes, jointly. As you can see though, we have never been late with a payment or paid the minimums on any bill since then. Plus we have refinanced our hoome, and borrowed money for home improvements without any problems.
Hello there, I've funded your loan - Good Luck!	Thank you. This loan will help us accomplish our goals.

Member Payment Dependent Notes Series 491307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491307	$6,000	$6,000	7.88%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491307. Member loan 491307 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	EMTC Quitman	Debt-to-income ratio:	16.82%
Length of employment:	3 years	Location:	Winnsboro, TX

Home town:
Current & past employers:	EMTC Quitman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I am seeking to become debt-free within the next 2 to 3 years. I want to pay off all credit card and car loans. I want to use this money to pay off credit card loans where interest has increased.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1981	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	2
Revolving Credit Balance:	$10,786.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is EMTC Quitman and what do you do there?	It is actually ETMC Quitman, which is East Texas Medical Center, Quitman (transposed letters). I am the director of surgical services. I am a bachelor trained nursed, working in nursing for the 15 years.
Please explain the last delinquency? Thanks!	What bill was deliquent? I am not sure what you are referring to. Can you be more specific? I am not sure which bill might have been late.

Member Payment Dependent Notes Series 491310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491310	$7,000	$7,000	7.14%	1.00%	March 15, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491310. Member loan 491310 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Identity theft 911	Debt-to-income ratio:	17.67%
Length of employment:	4 years	Location:	El Mirage, AZ

Home town:
Current & past employers:	Identity theft 911
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I have been employed with Identity Theft 911 for 5 years and work in an industry that will always have job security . I simply need this loan to pay off higher interest credit cards. I have never missed a payment with any creditor as long as I have had a credit file.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,468.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Identity theft 911?	I am a fraud specialist and work with victims of identity theft. I work with the credit bureaus, collection agencies, and creditors to get their good name restored and credit back to where it was prior to the fraud.I create letters and affidavits on their behalf.
I understand your request is to payoff outstanding credit card debt -- have you done anything that will keep new debt from accuring?	Yes, I have not and will not be using credit cards until I pay off most of me debt. I

Member Payment Dependent Notes Series 491337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491337	$15,000	$15,000	9.88%	1.00%	March 16, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491337. Member loan 491337 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Best Moulding Corp	Debt-to-income ratio:	16.29%
Length of employment:	9 years	Location:	Albuquerque, NM

Home town:
Current & past employers:	Best Moulding Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > Just letting anyone looking at this loan, Due to the earth quake in Chili our business has doubled and have gone to double shifts and back to hiring. Chili was the largest producer of Mouldings shipping to the USA. Our work week never dropped below 40 hours, even with the poor economy, now 2 shifts and hiring.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,133.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Best Moulding Corp and what do you do there? Loan Description?	Best Moulding is a Moulding plant that has been in business for 67 years. We manufacture wood mouldings and ship them to companies in Canada and all of the US. I am the General Sales Manager of the company. The Loan is to pay off 3 credit Cards that I borrowed against when I got a divorce. I borrowed 65,000 from a local bank for 9 months. I had to pay it off and was 17,000 short so I used the cards to pay off the balance. thanks

Member Payment Dependent Notes Series 491352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491352	$6,400	$6,400	7.51%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491352. Member loan 491352 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	The H.T. Hackney Company	Debt-to-income ratio:	18.53%
Length of employment:	10+ years	Location:	Greer, SC

Home town:
Current & past employers:	The H.T. Hackney Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > This will allow me to pay off ridiculously high interest rate credit cards much faster while staying within my budget. Thank you for reviewing it! Borrower added on 03/05/10 > I have close to stellar credit, and have been employed with the same company for ten years, so please consider my loan.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,938.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The H.T. Hackney Company and what do you do there?	We are a wholesale supplier to the convenience store industry. H.T. Hackney has been around since 1891. I am the Data Processor for my local division.
After 10 years working there, how do you survive on that low salary? I'm surprised you don't have MORE debt! Congratulations for managing your budget as well as you have!	By buying clothes off season, sticking to a strict food budget, etc. I have a very low mortgage payment on a very nice older home which I bought several years ago. It was a foreclosure that I snatched up. I have a knack for finding bargains. Necessity is indeed the mother of invention. Thanks for your inquiry.

Member Payment Dependent Notes Series 491361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491361	$3,000	$3,000	12.73%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491361. Member loan 491361 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Raritan Valley Country Club	Debt-to-income ratio:	0.68%
Length of employment:	< 1 year	Location:	Stockton, NJ

Home town:
Current & past employers:	Raritan Valley Country Club
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,806.00	Public Records On File:	1
Revolving Line Utilization:	87.70%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Raritan Valley Country Club, and since you have been there for less than a year, where were you employed previously?	I take care of all food and beverage at the club staffing etc. Previously I was executive chef at the Nassau Club of Princeton for six years
Why do you need this loan with Gross Income $65,000 / month	My income is 65k per annum

Member Payment Dependent Notes Series 491364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491364	$12,000	$12,000	15.33%	1.00%	March 15, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491364. Member loan 491364 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Ridge Clearing and Outsorcing	Debt-to-income ratio:	6.36%
Length of employment:	2 years	Location:	Palisades Park, NJ

Home town:
Current & past employers:	Ridge Clearing and Outsorcing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I am looking to consolidate my outstanding debt to buy a home in three years. I am 37 years old and I would like to own a house. Thanks for looking.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,691.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ridge Clearing and Outsorcing and what do you do there?	We are a brokerage firm that does back office oursourcing for other brokerage firms. Some of the firms we outsource for are e-trade, cibc world markets, keybank,state street. What I specifacally do is moniter their customer accounts and pay out any cash or stock dividends, both principal and interest on bonds. We are one of the most active brokerage firms on wall street.
Since your revolving debt is $7,691.00 and you are asking for $12,000, what other debt are you trying to consolidate? Thanks for your prompt reply and good luck!	I have medical bills as well. I recently had an edoscopy done and my medical insurance did not cover all of it. I am also having a sleep study done on March 19th and my insurance does not cover all of it as well.I am also anticipating the surgery to correct my sleep apnea. Lastly, I owe on taxes for this year.
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses with a total amount. Thank You.	my monthly payments in total are $650.00. This is paying a little over the minimum that is due each month. The APR for each of them is over 21%. Lending Club would be the only way to pay this debt off.

Member Payment Dependent Notes Series 491369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491369	$10,000	$10,000	12.73%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491369. Member loan 491369 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,250 / month
Current employer:	Oracle Corp	Debt-to-income ratio:	15.42%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Oracle Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,994.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Oracle?	Principal Sales Consultant.
To understand how this will fit into your budget, can you provide info on (1) your revolving debt (total, interest and monthly payments MADE, not minimum due) and note which you will pay off with this loan and which will continue; and (2) your other itemized monthly costs (mortgage, car, utilities, and other recurring household expenses (eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to both Qs...	Total monthly NET income - $8,500 Mortgage payment - $2,300 Total payments on outstanding debt - $2,000 This loan will be used to pay off a Citibank credit card. The interest rate was just raised to 19.9%

Member Payment Dependent Notes Series 491388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491388	$7,000	$7,000	7.14%	1.00%	March 10, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491388. Member loan 491388 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,808 / month
Current employer:	St. Paul Public Schools	Debt-to-income ratio:	5.44%
Length of employment:	5 years	Location:	Saint Paul, MN

Home town:
Current & past employers:	St. Paul Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > My husband and I recently welcomed a new baby to our house and I'd like to pay off my high interest credit card debt so we can begin saving for her education. I have always made payments on time and have planned out a monthly budget. I have a stable teaching job in a large school district. Thank you for funding this loan!

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,196.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Congratulations on the new baby girl. Just to be sure that I have this right: after you get this loan to pay off your present credit card debt, will you be able to avoid further credit card debt in the future? Wishing you and your family the best.	Hello. We have made a budget in which we will be able to put aside a certain amount in savings each month. We are also putting a chunk of our recent tax return in savings, which will help us be able to avoid future credit card debt. Thank you so much for your help in funding this loan!

Member Payment Dependent Notes Series 491400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491400	$10,000	$10,000	14.96%	1.00%	March 16, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491400. Member loan 491400 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:		Debt-to-income ratio:	11.50%
Length of employment:	2 years	Location:	Davenport , FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	14
Revolving Credit Balance:	$3,035.00	Public Records On File:	1
Revolving Line Utilization:	29.50%	Months Since Last Record:	47
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Casiano Investigations Inc. I have an Investigation Agency We handle workers compensation cases along with other investigations.
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses including a total amount. Thank You.	Auto $334 APR 24% Bal $5324 Auto $189 APR 21% Bal $2352 Mortgage $1184 Credit Card $12 APR 19% Bal $323 Credit Card $10 APR 17% Bal $132 Electricity $300 Water $79 Tel/Cable/Internet $109
Please explain the Public Record as well as the last delinquency? Thank you in advance.	Publice record was taken care of. I was renting and was into my second year when I decided to move closer to my job. I followed procedure of 45 day advance notice and turned in a letter that was signed by the manager. After I moved they said that I did not follow proper procedure and came after me in court for funds. I could not find the letter signed by the manager of apts so the judge decided in their favor. I later paid it after a couple of attempts to fight it. All my accounts have been paid and am not delinquent with any creditor which at this time is a total of 2.

Member Payment Dependent Notes Series 491494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491494	$10,000	$10,000	14.96%	1.00%	March 15, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491494. Member loan 491494 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	mBank	Debt-to-income ratio:	21.02%
Length of employment:	< 1 year	Location:	Manistique, MA

Home town:
Current & past employers:	mBank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I would like to consolidate 2 credit cards toalling $10,000. My current minimum monthly payments on these 2 cards is $335.00 The interest rate on these cards is 29.99%. If I continue making the minimum payments it will take me 30 years to pay these cards off. However if I make the same amount of payments through Lending Club I will be able to pay it off in 3 years. I have never ever been late on any bills. Thank you.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,238.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is mBank and what do you do there?	mBank is a bank located in Michigan. The parent company is Mackinac Financial Corporation. Its headquarters are located in Manistique, MI. It has 11 locations throughout Michigan. The website for the bank is www.bankmbank.com I work as a Senior Staff Accountant. I report to the CFO/Controller. My responsibilities at work include compiling and analyzing financial information to prepare financial statements including monthly and annual accounts. I ensure all financial reporting deadlines are met. I ensure accurate and timely monthly, quarterly and year end close. I develop and maintain financial data bases. I help with the financial audit preparation and coordinate the audit process. I analyze and advise on business operations including revenue and expenditure trends, financial commitments and future revenues. I also analyze financial information to recommend or develop efficient use of resources and procedures, provide strategic recommendations and maintain solutions to business and financial problems. I have a Bachelor???s in Accounting and currently working towards my CPA (Certified Public Accountant) certification.

Member Payment Dependent Notes Series 491507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491507	$5,000	$5,000	17.19%	1.00%	March 10, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491507. Member loan 491507 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,900 / month
Current employer:	Dupont	Debt-to-income ratio:	16.87%
Length of employment:	10+ years	Location:	newark, DE

Home town:
Current & past employers:	Dupont
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	17
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	82
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dupont and what do you do there?	Type your answer here.DuPont is one of the largest chemical companies in the world. My job is a team manager for a product call TIO2. its used in paper products, paint and foods. The final product is white pigment.
Please Explain the deliquency 17 months ago and also the public record 82 months ago.	Type your answer here.Type your answer here. I'm not sure what the 17 months ago item was, yet the one 82 months ago was a loan my x wife and I had and we both got laid off. We had insurance on the loan but they would not pay since the small print only covered one. I went back to work and paid the loan off in full.
Could you explain the delinquency from 1 1/2 years ago and the public record from 7 years ago?	Type your answer here.Type your answer here. I'm not sure what the 17 months ago item was, yet the one 82 months ago was a loan my x wife and I had and we both got laid off. We had insurance on the loan but they would not pay since the small print only covered one. I went back to work and paid the loan off in full.
Please explain what the public record is for?	Type your answer here.Type your answer here. I'm not sure what the 17 months ago item was, yet the one 82 months ago was a loan my x wife and I had and we both got laid off. We had insurance on the loan but they would not pay since the small print only covered one. I went back to work and paid the loan off in full.
what sort of home improvement do you want to do? why the 5 credit inquiries in the last 6 months?	Type your answer here.window replacements. The inquiries were to help pay college tuition for sons college
You didn't answer the previous question about what home improvemens you plan with your $5,000 loan..	Type your answer here.I plan on installing new windows to help save energy.

Member Payment Dependent Notes Series 491557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491557	$12,000	$12,000	13.48%	1.00%	March 15, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491557. Member loan 491557 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,160 / month
Current employer:	State Of New Hampshire	Debt-to-income ratio:	19.91%
Length of employment:	2 years	Location:	Claremont, NH

Home town:
Current & past employers:	State Of New Hampshire
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > In regards to my employer - I have been steadily and happily employed for the State of NH for three years on April 4th of this year. My job security is absolute as child protection in NH is not going to have any layoff's per our commissioner and director of my agency. I am the second most senior Social Worker in my Division and therefore, if there were to be any unforseen layoff's my position would be secure as less senior workers would experience layoff's. I am a dependable borrower as my credit has no deliquencies, and furthermore, I have never paid a student loan, or car payment in the last seven + years I have had these payments. My monthly budget is approximately 2,400-2,700 per month as I have additional income that comes to me outside of my salary for mileage expenses. I plan to use the amount of the loan I requested to consilidate some debt I incurred when purchasing new furniture earlier this year. I made the investment as I am looking to purchase a home in the next couple of years and wanted to start with furnishing to avoid lots of new expenses at once when I close on my own home in the future. I would like to have one easy payment to make a month, rather than a couple of payments in which the interest rates shot up in the last couple of months despite my good credit and timely payments. Any remaining funds from this loan would go towards fixing some damage to my car due to a hit and run. I would like to keep my car in the best possible condition so that when it is paid off it holds the most value possible. Thank you in advance for your consideration! Borrower added on 03/08/10 > Please note a type-o! In regards to paying student loans and car payments, I meant to write that I have never paid either late/delinquent!! Thanks!

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,606.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the State Of New Hampshire?	Social Worker, CPSW III
Please detail balances, monthly pmt & APR of debts to be consolidated. Any other debts? Please detail monthly expenses including a total amount. Thank You.	I have approx 10k in debt after purchasing new furniture, unfortunately some of the rates on two loans jumped to 23.99% despite my timely monthly payments and good credit. I want to consolidate them for one monthly payment.

Member Payment Dependent Notes Series 491575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491575	$13,750	$13,750	14.96%	1.00%	March 16, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491575. Member loan 491575 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,466 / month
Current employer:	Pencor Services	Debt-to-income ratio:	24.12%
Length of employment:	10+ years	Location:	Lehighton, PA

Home town:
Current & past employers:	Pencor Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I'm attempting to consolidate several credit cards into a single paying account with a decent interest rate. This loan will allow me to pay more than the minium payment on the loan. I hope to have this loan payed within 24 months.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	50
Revolving Credit Balance:	$13,502.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pencor Services and what do you do there?	Pencor Services is a Communication provider offering cable televison, internet phone, land line phone and broad band internet access for North Eastern Pennsylvania. The company websites are http://www.pencor.com, http://www.penteledata.net, http://www.brctv.com. I'm the manager of the IT department and oversee a staff of 9 programmers and admin whose job is to maintain the company computers and internet services.

Member Payment Dependent Notes Series 491581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491581	$8,500	$8,500	10.62%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491581. Member loan 491581 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,382 / month
Current employer:	HNTB Corporation	Debt-to-income ratio:	10.50%
Length of employment:	5 years	Location:	Round Rock, TX

Home town:
Current & past employers:	HNTB Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > This loan will go directly to completely paying off my high interest rate credit cards. With my current budget, I can make payments of at least $400/month. Any money I earn from overtime (usually an extra $100 or $200 a month) will also go directly into paying on this loan.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	38
Revolving Credit Balance:	$8,279.00	Public Records On File:	0
Revolving Line Utilization:	70.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is HNTB Corporation and what do you do there?	HNTB is an Engineering firm. I work in the Transportation Division doing Construction Management. I maintain all the project records for two $200+ million road bond programs.
When are you going to nursing school? Will you keep your current job during nurses training?	I start this coming June and I will be keeping my current job until I complete school and transition into nursing.
Hi Sunscape! I just want to make sure that I understand that you will be able to do nursing school full time while maintaining your current job? Is your schedule flexible at one or both of these places that make this possible? I know that nursing school is demanding, so will you have enough time to maintain your work schedule? Lastly, will you be able to support the payments for this loan as well as paying for school, or will you be getting an additional loan for school payments? Thank you!	I will have a slight reduction in my hours at work, but I have secured student loans (deferred until I graduate) to pay for school and to offset my reduction in hours. My work schedule is very flexible and I will be able to work around my school schedule.

Member Payment Dependent Notes Series 491632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491632	$10,000	$10,000	15.70%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491632. Member loan 491632 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,708 / month
Current employer:	e-Dialog	Debt-to-income ratio:	19.15%
Length of employment:	3 years	Location:	Stoneham, MA

Home town:
Current & past employers:	e-Dialog
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > I recently paid off most of my debt with my tax return but want to continue to be debt free in 2010. With this loan I can consolidate what is left into one bill and pay off within 3 years. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	77
Revolving Credit Balance:	$16,171.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is e-Dialog and what do you do there?	e-Dialog is an email marketing company that manages mailing lists for companies such as NFL, NHL, MLB and Smart Bargains you only recieve emails if you subscribe to the vendors mailing list.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to both Qs...	Sure no problem I have $10,000 left in debt and the cards percents range from 15% to 23% so this will actually lower my payments monthly to only make one payment. I never pay the minimun on my cards I typically pay at least $100 to $125 on each. The remainder of by bills are mortgage $1562, car $467, utilities including condo fee $235, phone $25, cable/internet $160, groceries $250, gym $30, and these are all monthly let me know if you have any further questions.
YOU HAD A DELIQUENCY 77 MONTHS AGO. CAN U ELABORATE PLEASE	I looked on my credit report and did not see but, but this was six and 1/2 years ago and I am pretty sure it was a late car payment. I must have not gotten the bill or misplaced but as soon as I realized it was late paid immediately

Member Payment Dependent Notes Series 491667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491667	$6,400	$6,400	7.88%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491667. Member loan 491667 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Robert Half International Inc.	Debt-to-income ratio:	17.94%
Length of employment:	3 years	Location:	Citrus Heights, CA

Home town:
Current & past employers:	Robert Half International Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	33
Revolving Credit Balance:	$9,443.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Robert Half International Inc. and what do you do there?	It is actually a temp agency. I work for/in Tetra Tech Inc office which is a environmental firm. They are currently in the process of hiring me on permentally. I do graphic design and any thing else that is needed in the office from filing to production.
What is the nature of the debt you would be consolidating? the amounts and interest rates would be helpful to know.	They are credit card debits ranging from 0 percent apr the the highest being 14.99.
Hello, could you describe your role at Robert Half, and also what this loan is for? It also helps to list your monthly expenses so potential investors have an idea how this loan will fit into your budget. Thank you.	Actually I am looking into doing this thru my bank I think they have better options for me.

Member Payment Dependent Notes Series 491677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491677	$8,000	$8,000	11.36%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491677. Member loan 491677 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	trillium usa	Debt-to-income ratio:	11.63%
Length of employment:	2 years	Location:	ELMONT, NY

Home town:
Current & past employers:	trillium usa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Using this loan to pay back my father who payed for my college

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	25
Revolving Credit Balance:	$5,227.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is trillium usa and what do you do there?	Its a green company, Supply Compresssed natural gas to big companys like NYCT MTA , LA Transt etc
Green is good! May I ask what you want this loan for?	finish paying off school

Member Payment Dependent Notes Series 491725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491725	$16,000	$16,000	10.99%	1.00%	March 15, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491725. Member loan 491725 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,037 / month
Current employer:	BB&T	Debt-to-income ratio:	20.26%
Length of employment:	5 years	Location:	Fairmont, WV

Home town:
Current & past employers:	BB&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > I am the assistant manager at BB&T, a bank, and I have been there for 5 years. My position in the bank is secure and I am using the funds to make some upgrades to my home and landscaping. I appreciate your interest.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,689.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is BB&T and what do you do there?	BB&T is a bank, and I am the assistant manager there. BB&T stands for Branch Banking and Trust.
Potential lenders only see very limited information from which to make decisions so in many cases, we depend upon borrowers to provide additional information about themselves and the reasons for their loan requests to establish a modicum of comfort. In that regard, it will speed your process if you will briefly tell us about your role (or job title) at BB&T, the details of the home improvements you are considering, or if you are planning to use any of the borrowed funds to pay off other debts as well. Consider reading some of the other more informative loan requests on this website and following their examples. Thank you.	Hi, I am the assistant manager at BB&T, a bank, and I have been there for 5 years. My position in the bank is secure and I am using the funds to make some upgrades to my home and landscaping. I appreciate your interest. Please reply with additional questions.
Just wondering....why are you not getting a loan at the bank you work at... Just was thinking that is a perk of working there....	I try not to mix business with personal if you know what I mean. And their rates on unsecured products are too high.
Could you please outline your monthly expenses, so that we may better understand how this loan will fit into your budget? Out of sheer curiosity, what kinds of home upgrades and landscaping are you planning on having done?	Hello, My main expenses are: house payment including T/I is $1200/mo, 2 auto loans totaling $500/mo, insurance for those about $133/mo, credit card payments around $600/mo, and other assorted expenses (cable, internet, phone, etc) around 300/mo. My take home income is around $4700/mo. I had budgeted 500/mo for a payment, and originally wanted a $20,000 loan but lowered the loan when the payment was higher. I save around 10% of my gross income per month. For the improvements, I am replacing my garage doors with nicer wooden doors and enclosing my deck. Thank you for your interest, I hope this helps.
Please explain 20k revolving credit balance. Thanks for answering and good luck with loan.	Hi, The revolving debt is just a bunch of small purchases accumulated over time. No single big purchases, just stuff we needed or wanted. I work at a bank, so I understand the importance of responsible credit utilization. I keep track of my budget carefully and have never been late on a payment. I appreciate your interest. Hopefully this helps answer your question.

Member Payment Dependent Notes Series 491726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491726	$15,000	$15,000	12.73%	1.00%	March 15, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491726. Member loan 491726 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	truitt bros inc	Debt-to-income ratio:	19.57%
Length of employment:	10+ years	Location:	dallas, OR

Home town:
Current & past employers:	truitt bros inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > The purpose of the loan is to pay off my credit cards and reduce the amount of interest I'm paying. Over the last several years I have been very good about making all my payments on time. My monthly budget is sufficient to cover the requested loan amount monthly payment and would not be a burden for me. My job is very stable - I have been with the company for 21 years. It is a food processor and we have three plants located in the United States. I appreciate your consideration for a loan and look forward to hearing from you. Thanks.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	77
Revolving Credit Balance:	$8,344.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at truitt bros inc?	Plant Manager of Special Products Division East
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (mortgage, car, utilities, student loans and and other recurring household expenses eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to both Qs...	1 - There are two open accounts the others are closed. Company Bal Int Pymt Ameriquest/Open - $2,713 25% 125 WF Visa/Open - $5,581 17.9% 200 Barclay/Clsd - $1,296 21.9% 53 Chase/Clsd - $2,446 9.9% 49 Home Depot/Clsd- $1,763 25.9% 43 2- Monthly Costs Mortgage-- $1,495 Auto-- $615 Auto Ins-- $104 Cable-- $75 Utilities/ph- $245 Stdnt loan- $127 Gas/Food- $700
Hold on, you only have $8k in revolving credit balance. Why do you need $15k?	Good questions - some of the accounts are closed accts. In a previous answer it shows the breakdown of the accts and the acct status open/closed.

Member Payment Dependent Notes Series 491743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491743	$10,000	$10,000	9.88%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491743. Member loan 491743 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Suwannee Valley Dental, Inc	Debt-to-income ratio:	9.23%
Length of employment:	10+ years	Location:	Live Oak, FL

Home town:
Current & past employers:	Suwannee Valley Dental, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I have been in my current job for ten years. I own my home, but it is time to remodel the kitchen. I have priced out all the labor, appliances, cabinets, countertops and flooring. I pride myself for making my payments on time. I have not applied for any credit in one year to make sure I do not go over my monthly budget. My living expenses are 1,000.00 mthly and my salary runs three times that amount. I have paid off one vehicle and am ahead on payoff of the second vehicle by one year.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	37
Revolving Credit Balance:	$901.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Suwannee Valley Dental, Inc and what do you do there?	Type your answer here.Suwannee Valley Dental Inc...is a dentist office. I am the office manager and administrative assistant to the Dr and his wife
Please explain the delinquency 37 months ago.	Type your answer here. a dispute on a credit card with Lowe's. But I did pay the card off after they corrected the problem, but it did cause a negative report on my credit.

Member Payment Dependent Notes Series 491747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491747	$2,875	$2,875	14.59%	1.00%	March 10, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491747. Member loan 491747 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Collins Pipe & Supply	Debt-to-income ratio:	11.92%
Length of employment:	10+ years	Location:	Ellington, CT

Home town:
Current & past employers:	Collins Pipe & Supply
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Eight or Nine years ago, I went bankrupt, due to a divorce. Since that time I have worked hard on establishing my credit. My current credit score is 698 and I plan on getting it over 720 by the end of the year. My HSBC credit card went from 14.99 interest rate to 31.99 from Dec. to March, when I called to inquire, because I have had no late payments etc., they told me they are not changing rates at this time. I would like this loan to pay them off. I presently have around $3000 in the bank, but it's going towards my daughters wedding in October. I do plan on paying off this loan within a year. I just loaned my daughter $2100.00 towards the purchase of a home. If they pay me back, it will go right to this loan. I appreciate the opportunity to working with all of you. I won't disappoint you.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	18	Months Since Last Delinquency:	8
Revolving Credit Balance:	$7,775.00	Public Records On File:	1
Revolving Line Utilization:	73.30%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Collins Pipe & Supply and what do you do there?	Were distributors of Pipe, Valves and Fittings for Industrial companies. We supply materials to Power plants, OEM and MRO accounts through out the United States. Our sales have been up 20% the past two years, where every one else in our industry is down 20%. We also have opened 3 new locations this year in New England. I have been employed with Collins for almost 14 years. My position is inside sales. I have a salary of $61,000 a year and average 11 weeks pay in bonuses per year for the past 5 years.
Investors get a lower return when you pay the loan off early, because the full lending club fee will still apply to the payoff transaction, whether or not any interest has been earned. (For the borrower, early repayment has no penalties.) Do you plan to hold the loan at least six months?	Yes I do plan on holding the loan at least 6 months. I would however, plan it being paid off a year from now.

Member Payment Dependent Notes Series 491757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491757	$4,500	$4,500	6.76%	1.00%	March 10, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491757. Member loan 491757 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,467 / month
Current employer:	Capehart Scatchard	Debt-to-income ratio:	5.68%
Length of employment:	2 years	Location:	Morrisville, PA

Home town:
Current & past employers:	Capehart Scatchard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > Pay all bills on time and have good credit but credit card company hiked rates for no reason. Looking for lower rates. Thank you.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,550.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Capehart Scatchard and what do you do there?	It is a law firm and I am a secretary there.
What are the balances and interest rates on the debts you're refinancing ? THANKS	4500 @ 13.24%

Member Payment Dependent Notes Series 491780

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491780	$3,550	$3,550	13.48%	1.00%	March 10, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491780. Member loan 491780 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Capital Merchant Solutions	Debt-to-income ratio:	19.90%
Length of employment:	4 years	Location:	Heyworth, IL

Home town:
Current & past employers:	Capital Merchant Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > Trying to get a credit card paid off, who due to the new reform laws taking effect, decided to jack my interest rate up 5 percent! Never been late on a payment, own my own home, and just want to be done with credit card companies, FOREVER.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,109.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Capital Merchant Solutions and what do you do there?	We are a merchant service provider, which handles credit/debit/EBT transactions for both E-Commerce and Retail clients. Also, we own a draft checking printing software as well.
Hello, what is your position at Capital Merchant Solutions? Thank you,	I am a Senior Sales Executive at CMS. I have been with the company for over 4 years.
Please list your debts (types/balances/APR's) and then identify which ones will be paid off with this loan, and which ones will not be paid off with this loan. Thanks!	The only revolving debt I have is this credit card: $3550.00/17% APR. This will be paid off. I have a car loan that costs me $288.00/mo. This will not be paid off with this loan. I have a mortgage as well.

Member Payment Dependent Notes Series 491837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491837	$13,000	$13,000	12.73%	1.00%	March 11, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491837. Member loan 491837 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	NICE Systems	Debt-to-income ratio:	9.27%
Length of employment:	4 years	Location:	Sammamish, WA

Home town:
Current & past employers:	NICE Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Employment Information: NICE Systems is the leading provider of Insight from Interactions solutions and value-added services, powered by the convergence of advanced analytics of unstructured multimedia content and transactional data from telephony, web, email, radio, video and other data sources. Basically, we provide call recording solutions with analytics options to a variety of customers. Some of our customers record for compliance purposes and some record to help improve on their customer service. I work as a Senior Project Manager where I work with the customer to implement our product in their environment. Debt to pay off: My credit card debt is on 2 credit cards, one of which recently increased my rate to over 22.9% for no reason, nothing that I did to cause this rate increase. The 2nd credit card is currenlty at 14.99%. The total between the 2 credit cards is approximately $13,000. This is the last of the credit card debt I have....I have been paying off more than $40,000 in credit card debt over the last 5 years and this is the last of it. Monthly budget: Rent and utlities (my share) $1500 FL Student Loan (3%) $120 Sallie Mae Federal Student loan (3.42%) $430 Credit card payments (22.9% and 14.99%) $450 Addtionally, I married in August of 2009 so for a year or so before that my finances were focused on paying for wedding expenses and not so focused on paying down the remaining credit card debt. Now that my husband and I have paid off the last of the wedding expenses, I am refocusing on paying down my remaining credit card debt.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	58
Revolving Credit Balance:	$10,429.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NICE Systems and what do you do there?	The official answer is NICE Systems is the leading provider of Insight from Interactions solutions and value-added services, powered by the convergence of advanced analytics of unstructured multimedia content and transactional data ??? from telephony, web, email, radio, video and other data sources. Basically, we provide call recording solutions with analytics options to a variety of customers. Some of our customers record for compliance purposes and some record to help improve their customer service. I work as a Senior Project Manager where I work with the customer to implement our product in their environment.
What is your job, and what amounts at what rates will you be paying off?	I work as a Project Manager for a call recording company. I am resposible for implementing our solutions in the customer's environment. My credit card debt is on 2 credit cards, one of which recently increased my rate to over 20% for no reason, nothing that I did to cause this rate increase. The total between the 2 credit cards is $13,000. This is the last of the credit card debt I have....I have been paying off more than $40,000 in credit card debt over the last 5 years and this is the last of it.
Potential lenders only see very limited information from which to make decisions so in many cases, we depend upon borrowers to provide additional information about themselves and the reasons for their loan requests to establish a modicum of comfort. In that regard, it will speed your process if you will briefly tell us about your role (or job title) at NICE Systems, the credit card loans you will be paying off by consolidating ( by listing the cards, the amounts remaining on each, and the current APR's). Consider reading some of the other more informative loan requests on this website and following their examples. Thank you.	I've added the following to my account. Please let me know if you would like additional information. Employment Information: NICE Systems is the leading provider of Insight from Interactions solutions and value-added services, powered by the convergence of advanced analytics of unstructured multimedia content and transactional data from telephony, web, email, radio, video and other data sources. Basically, we provide call recording solutions with analytics options to a variety of customers. Some of our customers record for compliance purposes and some record to help improve on their customer service. I work as a Senior Project Manager where I work with the customer to implement our product in their environment. Debt to pay off: My credit card debt is on 2 credit cards, one of which recently increased my rate to over 22.9% for no reason, nothing that I did to cause this rate increase. The 2nd credit card is currenlty at 14.99%. The total between the 2 credit cards is approximately $13,000. This is the last of the credit card debt I have....I have been paying off more than $40,000 in credit card debt over the last 5 years and this is the last of it. Monthly budget: Rent and utlities (my share) $1500 FL Student Loan (3%) $120 Sallie Mae Federal Student loan (3.42%) $430 Credit card payments (22.9% and 14.99%) $450 Addtionally, I married in August of 2009 so for a year or so before that my finances were focused on paying for wedding expenses and not so focused on paying down the remaining credit card debt. Now that my husband and I have paid off the last of the wedding expenses, I am refocusing on paying down my remaining credit card debt.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (rent, car, utilities, other debt/loans (i.e. not paid off by this loan) and and other recurring household expenses (eg phone, internet, food, gym, childcare costs as applicable)? Thanks for yours answers to both Qs...	I've added the following to my account. Please let me know if you would like additional information. Employment Information: NICE Systems is the leading provider of Insight from Interactions solutions and value-added services, powered by the convergence of advanced analytics of unstructured multimedia content and transactional data from telephony, web, email, radio, video and other data sources. Basically, we provide call recording solutions with analytics options to a variety of customers. Some of our customers record for compliance purposes and some record to help improve on their customer service. I work as a Senior Project Manager where I work with the customer to implement our product in their environment. Debt to pay off: My credit card debt is on 2 credit cards, one of which recently increased my rate to over 22.9% for no reason, nothing that I did to cause this rate increase. The 2nd credit card is currenlty at 14.99%. The total between the 2 credit cards is approximately $13,000. This is the last of the credit card debt I have....I have been paying off more than $40,000 in credit card debt over the last 5 years and this is the last of it. Monthly budget: Rent and utlities (my share) $1500 FL Student Loan (3%) $120 Sallie Mae Federal Student loan (3.42%) $430 Credit card payments (22.9% and 14.99%) $450 Addtionally, I married in August of 2009 so for a year or so before that my finances were focused on paying for wedding expenses and not so focused on paying down the remaining credit card debt. Now that my husband and I have paid off the last of the wedding expenses, I am refocusing on paying down my remaining credit card debt.
I am happy to help out a local. Congrats on your recent wedding and thank you for the great loan description and detailed answers. Wish all borrowers followed your lead.	Thank you!!

Member Payment Dependent Notes Series 491859

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491859	$4,200	$4,200	10.62%	1.00%	March 10, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491859. Member loan 491859 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	California Community Collections	Debt-to-income ratio:	4.45%
Length of employment:	1 year	Location:	Lake Elsninore, CA

Home town:
Current & past employers:	California Community Collections
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > I am using this money to help my fiance and i finish paying for our wedding. We are getting married soon and need help to finish paying for our dream wedding. I am a good borrower because we both have a stable jobs and are reliable borrowers. We care about our credit and would never want to jeopardize it. I pay all my bills ontime have never been at a point where i could not pay my bills. The loan term is a reasonable time to pay back but i do not intend on paying just the minimum. After our wedding is finished, we can get back on track with our savings.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is California Community Collections and what do you do there?	Hello, it is a Workers' Compensation Lien Litigation & Collection Company. The prior employer i worked for did the same thing as this company does. I attend workers' compensation hearing and try to settle or litigate outstanding hospital liens against the defense attorneys and insurance companies. We only litigate is they do not want to pay for the hospital lien that the injured worker was treated at.
is the gross income of $4K per month just your personal income, and if so what does your fiance do and what is her monthly gross income?	He has the same type of job but for a different company. Our monthly combined gross income is a little over 8k

Member Payment Dependent Notes Series 491887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491887	$6,000	$6,000	14.59%	1.00%	March 15, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491887. Member loan 491887 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,965 / month
Current employer:	Military USMC	Debt-to-income ratio:	23.77%
Length of employment:	10+ years	Location:	RANCHO SANTA MARGARITA, CA

Home town:
Current & past employers:	Military USMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I'm using this loan to payoff the difference of an existing auto loan after I complete the sell to a another buyer.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,181.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are using quite a bit of your available credit. In order to see how this loan payment will fit into your budget, would you please provide your monthly living expenses? (rent/utilities/phone/etc) and also list each of your debts (type/balance/min payments)? Thank you in advance.	I'm sorry but I don't feel comfortable providing you with all of this information your asking for. This loan will be used to pay off the remaining balance of a current auto loan after I sell my vehicle.
What do you plan to use the loan for?	Paying the remaing difference left after I sell my vehicle.
RE: $6,000 Military USMC loan questions: (1)-Rank and Current Pay Grade is? (2)-If enlisted, Expiration Current Contract Date is? (Officers are Indefinite.) (3)-Length of Employment reflects 10 years; Future intentions are: Extending? Or Reenlisting? (4)-Loan category "OTHER" too non-descriptive (extremely vague). Actual purpose of $6,000 loan is what?, i.e., how will $$ be spent? Thanks in advance for answers to all FOUR questions,. Semper Fidelis, Member 505570 USMC-Retired-Investor 03.10.2010 @ 09:48 AM ET.	Paying off the difference of my auto loan after I sell the vehicle. I'm a career Marine.
Please explain the details of your $25K revolving credit balance.	It's an auto loan, and this loan will be used to pay for the difference remaining on the auto loan.
Could you please list your different revolving debt accounts/balances/interest rates please. What is your plan if you were to lose your job? RSM still as nice I remember?--moved to WA last year from the area.	I'm a career Marine, ten year mark next year.....my position is very well secure. Thanks for asking though.
I reread Q-A's. Lenders review L C Borrower Profile and TransUnion Credit Report "Thumbnails". Your Profile: Screen ID- Member_628779, Gross Income PM- $4,9666, Home Ownership-Rent, Current Employer- Military USMC, Length of Employment- 10 , Location-Rancho Santa Margarita,CA and Debt-to-Income Ratio (DTI)- 23.77 percent. Your TransUnion Credit Report: Credit Score Range- 660-678, Earliest Credit Line Date- 06.2001, Open Credit Lines- 9, Total Credit Lines- 20, Revolving Credit Balance-$25,181, Credit Utilization Percentage- 63 percent, Credit Inquiries Last 6 months-1, Accounts Currently Delinquent- 0, Amount Currently Delinquent- $0, Public Records on File- 0 and Months Since Last Public Record- N/A. TransUnion Credit Report item totals do NOT identify specific entries comprising totals. Narrative allows borrower an opportunity to post personal data, details about requested loan, Q-A exchanges with lenders. This explains why informed lenders MUST ask borrower questions- Position? (Pay Grade/ECC Date), Loan purposes? ($ intended spent doing what), Debt consolidated? ($ amount, APR,debt payoff sequence), Lenders do NOT know any L C borrower's personal identity items- Name, SSN, DOB, Gender, Martial Status, Total dependents, etc. Borrower accurately answering lenders questions has high probability loan will quickly fully-fund be issued and $$ deposited into bank account. "NO details, NO purposes, NO answers = NO $ investment". Your loan 1 of 278 now listed for lender consideration. Absence of meaningful cooperation you have consistently exhibited toward lenders trying hard to eradicate you from financial mess you self-created by fundjng your loan is duly noted. Requested loan will occupy last place most potential lenders list of loans to possibly fund. Fellow career Marine now USMC-Retired-Investor 03.12.2010.	I'm using this loan to payoff the difference of an existing auto loan after I complete the sell to a another buyer.
You are very vague in your answers. As a fellow servicemember (SSG U.S. Army) I would appreciate your current pay grade, ETS date. Thanks.	E-6 with a 10 year mark coming up next month. Career Marine. I apologize, but I've never used this before and I'm very cautious of what information I give online. You have to understand. Thank you.
Member_628779, As investors, we know you by that Member number, not by your name. We see only part of the information that you provided to Lending Club. Although some of the questions may seem intrusive, please understand that we are individual investors who have worked hard for our money and are careful about which notes we invest in here. The more information you provide (*without* compromising your identity) the more apt some of us are to invest in the notes here (loans are *notes* to us).	I totally undestand, but I keep getting the feeling that no one trusts anyone here. I'm just trying to sell my vehicle before I move to Europe in a couple of months. I can't take the vehicle with me so I must sell. The buyer is ready to go, I just need to provide the dollar amount to pay the difference left over from my auto loan. The difference is paid then, the lien holder can begin title work in the new owners name. That's everything with no strings attached. I appreciate all of the funds being provided from everyones efforts to help support what I'm trying to do.
If it is any consolation, I invested a lot more in your note than I usually invest in any one note. As investors we are wary, especially if any of our investments have defaulted. I have not had any of the hundreds of notes I have invested in default yet, and hope to keep it that way. I would appreciate it if you would contact Lending Club and provide them with your new snailmail address, new email address, new phone number, etc. as soon as possible. Do *not* tell me what they are - contact Lending Club directly. It would probably help you get 100% funding faster if you would also let us know that you are maintaining a US bank account even after you move, and that you will have the loan payments withdrawn from your account automatically by Lending Club.	No problem, I'll definately update all of my information. I'll be moving on military orders so I will not be completely off the radar. Selling this vehicle will help me out a lot financially....thanks again.

Member Payment Dependent Notes Series 491913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491913	$6,500	$6,500	12.73%	1.00%	March 15, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491913. Member loan 491913 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Colwell and Salmon Communications	Debt-to-income ratio:	11.39%
Length of employment:	8 years	Location:	GLENS FALLS, NY

Home town:
Current & past employers:	Colwell and Salmon Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I have an excellent credit rating (736 Experian) and a stable job that I have been with for over 8 years. This loan is to get rid of credit cards that recently upped their rates, even though I have been a good customer for over 15 years, and to use the rest for the purchase of a telescope for local astronomy club use. This would help avoid using the same credit cards to purchase it and also not dip into my savings. Should there ever be an issue the telescope can be sold to repay the debt. I make $3,560 a month and my monthly budget (besides credit debt) is $1,340. With this loan it would be $1,559 per month - well within range. Thank you for considering my request.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,490.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Colwell and Salmon Communications and what do you do there?	Colwell & Salmon Communications is a $3.5M annual revenue firm that handles various clients for marketing and sales. I am an account manager that handles their higher education clients. When a college or university needs a fundraising drive and do not have the ability to do it themselves - we do it for them. We also help colleges and universities with their student admissions so they can fine tune their applications/admissions models as well as reach a larger amount of students to begin the admissions process.
Loan Description?	The loan is for 2 things. First is to get rid of a couple of credit cards that raised their rates after 15 years of being a good customer. I had used them over the last year and a half for travelling and they since have raised interest rates. Would like to nip that debt in the bud and cover it with a lower interest rate in order to pay it off. Second, I am an amateur astronomer and would like to purchase a new telescope without using those same credit cards. This loan would help me focus my credit card debt into one bill for the next 3 years and also allow me access to a more prefessional scope with which I can offer the local astronomy club a more stable machine for use in astrophotography and observing. Thank you for considering the loan.
Since some of this loan is for debt consolidation, please list each of your debts (types/balances/APR's) that you will *not* be paying off with this loan, and also list the ones that you *will* be paying off with this loan. Thank you in advance.	Balances that will *not* be paid off with this loan: Citizens Auto Finance - auto loan. 7.1% APR. Balance remaining is $6,101.00 Balances to be paid off: Capital One - $486 Visa to be paid off. 14.55% APR. HSBC Bank - $2,826 MasterCard to be paid off. 19.99% new APR. Applied Bank - $1,278 Visa to be paid off. 21.99% new APR. Thank you. S
can you provide info on your other recurring monthly expenses (rent, utilities, car, phone/cable etc...)?	Itemized Personal Monthly Expenses (not including credit debt): Car - $222 Insurance - $110 Phone/Cable/internet - $65 Power - $130 average Rent - $400 Garbage Removal - $36 Fuel/car maintenance/groceries - $280 (I walk to work).
Hello there - I'm helping fund your loan - Good Luck!!	Thank you! Very much appreciated!

Member Payment Dependent Notes Series 491916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491916	$9,500	$9,500	7.88%	1.00%	March 15, 2010	March 19, 2013	March 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491916. Member loan 491916 was requested on March 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Tony Taylor Insurance Services, Inc.	Debt-to-income ratio:	10.56%
Length of employment:	1 year	Location:	Aptos, CA

Home town:
Current & past employers:	Tony Taylor Insurance Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/05/10 > Hello- I have been divorced for a few years now and was forced to start over in a new town with a new career. I trained to become an insurance agent and took the California test in January 2008. It has been a struggle. I found out quickly that starting an insurance agency from the gound up is very difficult. Then the recession hit. I needed a steady paycheck, so I started working for a local insurance agency. I am making much less than I am worth, as before my divorce I was a successful small business owner. I had to spend money on attorney fees becuase my ex-spouse and I were having disagreements over child support and visitation schedules. I am in a unique situation where I pay child support. So, my income is reduced and I was forced to pay attorney fees on my credit cards. I want to elininate this debt and start fresh with a new life. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	32
Revolving Credit Balance:	$6,194.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
YOURER DOING ALL THYIS ON 1600.00 PER MONTH	Yes. Luckily I am renting from my father's trust that owns the house. So, I have some control over my rent and I eat like a rabbitt. I have literally canceled all other expenses, including cable TV, cell phone, and all entertainment. I have cut back to the bare bones to survive on this salary. I just know that if I let this credit card debt slide it will just snowball and get much worse. I will find a way to pay this loan every month. It is the responsible thing to do.

Member Payment Dependent Notes Series 491934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491934	$12,000	$12,000	17.19%	1.00%	March 15, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491934. Member loan 491934 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	SAINT MARYS HOSPITAL	Debt-to-income ratio:	12.86%
Length of employment:	< 1 year	Location:	MADISON, WI

Home town:
Current & past employers:	SAINT MARYS HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > I would use the funds from this loan to consolidate outstanding debt. If you would like a detailed list of income & expenses, as well as any other information, please feel free to ask a question.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,720.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at SAINT MARYS HOSPITAL and since you have been there for less than a year, please tell us a bit about your previous employment history?	Hi CriticalMiss~ I recenlty moved to Madison with my fiance' who took a job here. I am a full-time registered nurse in the ER at Saint Marys. I have been a RN for three years, and worked full time in med-surg prior to that at my last hospital.
RE: $12,000 DC loan: (1)-Position (JOB/What you do) @ Saint Mary's Hospital? (2)-Length of Employment < 1 year (less than 1 year) @ Saint Mary's Hospital. Provide 3 years PRIOR work (or school) experience. Advance thanks for expected answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.06.2010 @ 08:31 AM ET.	Hi usmc-retired-investor Prior to Saint Marys I was a nurse on the med-surg unit for 3 years at another hospital. Thanks for your interest!
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (rent, car, utilities, other debt/loans (i.e. not paid off by this loan) and and other recurring household expenses (eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to both Qs...	Hi Member_569427 Income: -Myself $70,000 -Fiance - $45,000 Expenses: Housing: $ 1095 Insurance: $ 140 Car expenses: $ 50 Utilities: $ 100 Phone, cable, internet: $ 205 Food, entertainment: $ 200 Clothing, household expenses $50 Other expenses: $ Student loans/misc $ 450 Vehicle Loans $265 Career Agent: $300 Credit: (TB Conosolidated) Discover - $4000 @ 19.9 (150 pd/mo) BOA $5000 @ 18.9 (150 pd/mo) US Bank $3000 @ 17.2 (150pd/mo)
Please list each ofyour debts (types/balances/APRs) and tell us which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan Thanks!	Hi CriticalMiss Debts not to be consolidated: 1. Student loans, ~10k, 3.9 & 6.9% 2. Vehicle Loan, ~12k, 5.9 3. We have an Amex charge account which may or may not show on my credit report, the balance on this card is paid in full each month. To be consolidated: 1. Discover, ~4k, 19.9% 2. Bank of America, $5k, 18.9% 3. US Bank, $3k, 17.2%
Ok, good - you are keeping the lower rate ones and paying off the higher rate ones. Now, given the ever-increasing cc rates/fees etc, what actions have you taken, moving forward, to continue to reduce your debt and maintain it at a manageable level? (other than requesting this loan) Thank you in advance.	The majority of our CC balance now is a result of moving expenses and an unexpected medical expense in the past 4 months. There was a lag of 4 weeks between my previous job and starting this one. We are putting 10% of our net paychecks in savings for a rainy-day fund and the only CC we plan to keep is our Amex, which is paid on full each month. It appears as if CC rates will continue to increase in the near future, but we were also told that closing our revolving credit accounts now would significantly lower our fico score. As a result, I wanted to wait to close those accounts until after I was able to consolidate that debt.
Sounds like you are on the right track. I suggest you keep a close eye on all the mail you get from the cc, as some or all of them are adding fees such as "inactivity fees" for "not using" the cards. I am however, *not* advocating that you *use* them in order to avoid those fees. You might also find yodlee.com (it is free) useful. I use it to manage my own finances and it saves me a lot of time/effort/money/stress.	Thanks so much; I'm hoping this gets funded it will help our finances get in order more quickly. If you can think of any other questions you have please feel free to ask away . . .
Me again. $12K loan 25 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you to commence employment and/or income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" bottom LC Home Page lists Member Support Department email address and TF phone number. HO open M - F regular business hours Pacific Time. Verification one item is independent verification other item. After verification process completed, on-screen application available to lender reflects status(es) updated. Completed process benefits borrower: (1)-Loan attracts lenders "Sitting-On-The-Fences" waiting until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan is 100 percent funded, net proceeds can be quickly deposited into your bank account, i.e, next day. Be PROACTIVE with credit review process. OPTIMUM TIME UTILIZATION IS COMPLETE CREDIT REVIEW PROCESS DURING LOANS FUNDING. WAITING TILL END OF LISTING CREATES AN UNDUE DELAY. Hope information helpful to first-time borrower (yourself). Member 505570 USMC-Retired-Investor 03.08.2010 @ 07:17 AM ET.	Hi USMC No one has contacted me from lending club about this listing. I will contact them asap. Thanks.
Hi, thanks for all the detailed answer so far. Can you tell me what the 5 credit inquiries are in the last 6 months?	Hi PizzaAddiction One is probably my BOA credit app, and last fall I purchased a vehicle and have since found the dealership applied at a bunch of different banks - those would be the other inquiries.
why would you consolidate your student loan? seems to have a better rate, no?	Hi Lending4Good~ We're not consolidating the student loan, it has a great rate - I don't have the answer to another members question in front of me right now, but it should be listed under "to NOT be consolidated" Thanks for your interest.
I just invested in this note (your loan). I do hope that you will take advantage of either or both of these free sites - yodlee.com or mint.com. I use yodlee.com to manage my own finances, and it is fantastic. I have heard that mint.com is also good. Good luck on 100 funding quickly.	CriticalMiss~ Thanks for the investment and for the web site information!

Member Payment Dependent Notes Series 491946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491946	$10,000	$10,000	7.88%	1.00%	March 15, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491946. Member loan 491946 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Self	Debt-to-income ratio:	22.95%
Length of employment:	9 years	Location:	Glenview, IL

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on February 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	35
Revolving Credit Balance:	$20,950.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on your source of income? Thanks!	I am a meeting & event planner and manage work for several clients.

Member Payment Dependent Notes Series 491978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
491978	$5,500	$5,500	16.07%	1.00%	March 11, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 491978. Member loan 491978 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	TEXAS MEDICAL DIAGNOSTIC	Debt-to-income ratio:	24.72%
Length of employment:	2 years	Location:	MCGREGOR, TX

Home town:
Current & past employers:	TEXAS MEDICAL DIAGNOSTIC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > I am married with four kids. I am the office manager of a sleep lab. I plan to use this money to pay off my high interest credit cards in order to save money.

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,131.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TEXAS MEDICAL DIAGNOSTIC and what do you do there? Loan Description?	It is a sleep lab. I am the office manager her. I plan to pay off high interest credit cards.
RE: $5,000 DC loan: Position (JOB/What you do) @ Texas Medical Diagnostics? Member 505570 USMC-Retired-Investor 03.09.2010 @ 05:20 AM ET.	Office manager. Pay off high interest credit cards.
What do you do at Texas Medical Diagnostic? What is the purpose for this loan?	Office manager. Pay off high interest credit cards
What do you do at Texas Medical? What exactly is this loan going to be used for, in detail. Please tell us more about yourself, married?, kids?, student? monthly bills?, etc. etc. etc. Thank you!	Married. Four kids. Pay off credit cards. I would be saving money paying this loan, rather than paying several credit cards. Office manager.
what is the loan for? why do you have 9 inquires in the last 6 months?	Pay off high interest credit cards. I have no idea why. So many inquires except that I shopped around for a new car with a low interest/ payments
What is your occupation?	Office manager
Why so many inquiries in last 6 months?	Shopped around for a new vehicle.
Will you pay off all your revolving debt with this loan? Why have there been 9 inquires in the last 6 months? Describe your employment.	Yes. Shopped for new vehicle. Office manager
Can you please describe what you plan to do with this loan?	Pay off high interest credit cards

Member Payment Dependent Notes Series 492032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492032	$5,000	$5,000	14.96%	1.00%	March 11, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492032. Member loan 492032 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sack Co.	Debt-to-income ratio:	17.80%
Length of employment:	10+ years	Location:	Statesboro, GA

Home town:
Current & past employers:	Sack Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > hospital bills use and I pay my bills worked same job over 20 yrs.

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	19	Months Since Last Delinquency:	6
Revolving Credit Balance:	$4,584.00	Public Records On File:	1
Revolving Line Utilization:	71.60%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sack Co. and what do you do there?	Type your answer here.Sack Co is a electrical, plumbing and HVAC contractor. The they been in business since 1945. I've been with them since 1986.
You didn't answer the previous question about what you do at Sack Co. How long have you owned your home? What are your past delinquencies?	Type your answer here.First of all, I don't spend my time behind the laptop. I have to work for a living. I am a electrical supervisor, 15yrs.mostly G E Money which I just got my taxes back and fixin to pay them off. Thank god and what ever else I'm behind on.

Member Payment Dependent Notes Series 492035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492035	$5,000	$5,000	10.25%	1.00%	March 16, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492035. Member loan 492035 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,700 / month
Current employer:		Debt-to-income ratio:	3.17%
Length of employment:	n/a	Location:	Weedsport, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > GE money bank increased my interest rate . Borrower added on 03/06/10 > I plan on paying off the GE account and closing it.

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1969	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	61	Months Since Last Delinquency:	6
Revolving Credit Balance:	$63,987.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of $23,700 / month income?	State pension, and social security
$23,700.00 per month is either your annual salary or you may have meant $2370.00 per month. Could you please clarify? Thank you.	23,700.00 per month
If your income is from pension and social security, is the $23,700 income your MONTHLY or ANNUAL income?	monthly

Member Payment Dependent Notes Series 492092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492092	$6,800	$6,800	10.62%	1.00%	March 11, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492092. Member loan 492092 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	TheLadders.com	Debt-to-income ratio:	6.59%
Length of employment:	< 1 year	Location:	Patchogue , NY

Home town:
Current & past employers:	TheLadders.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > I'm requesting this loan in order to consolidate my loans that have a current interest rate of 19%. I have monthly expenses of $1300 (cc, student loans, personal expenses, and tax). My current resident was gifted to me by my parents as such I only pay taxes. Thanks in advance for your funding!

A credit bureau reported the following information about this borrower member on February 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$374.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TheLadders.com and what do you do there?	TheLaddders.com is an exclusive job search website. Unlike careerbuilders.com, one must have 5-7 years expereince and have a current verifable income of $100,000 in order to access the site and other services. Most position are director/vp and above. I am executive recruiter for theladders.com, commonly known as a head hunter.
Could you explain your last delinquency?	While in college I was 30 days late paying. I have since elect to pay all my credit cards via automated deducation from my checking account

Member Payment Dependent Notes Series 492113

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492113	$5,000	$5,000	10.25%	1.00%	March 10, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492113. Member loan 492113 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,932 / month
Current employer:	Oregon Department of Transportation	Debt-to-income ratio:	13.76%
Length of employment:	< 1 year	Location:	SALEM, OR

Home town:
Current & past employers:	Oregon Department of Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > Consolidate Credit Card Payments

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	27
Revolving Credit Balance:	$8,716.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Oregon Department of Transportation, and since you have been there less than a year, please tell us a bit about your previous employment history? Thank you in advance.	I graduated from college in June of last year with an Electrical Engineer, after graduating I had been working for the County, recently I have started working for ODOT as an entry level traffic standards engineer.

Member Payment Dependent Notes Series 492134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492134	$13,000	$13,000	7.51%	1.00%	March 15, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492134. Member loan 492134 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	US Military	Debt-to-income ratio:	22.29%
Length of employment:	10+ years	Location:	WHITTIER, CA

Home town:
Current & past employers:	US Military
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,667.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	plan on paying off some CC and do some work around the house. if there is money left over will take a small vacation
Honorably discharged USMC here and thank you for maintaining a high credit score. I would like to fund your loan but keep in mind we have thousands of applicants to consider - the most 'attractive' get funded the quickest. Please indicate your branch of service and rank (pay grade) and itemize your Revolving Credit Balance of $3,667.00.	Sir, This loan if approved will allow me to pay off a few CC bills, do some needed minor repairs to my house and hopefully a small vacation with my wife a kid. I am a E-6 USMC with a planned retirement date of july 2010. i have a job that will start May 2010 driving a truck locally hauling fuel. hope this helps.

Member Payment Dependent Notes Series 492163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492163	$9,000	$9,000	13.11%	1.00%	March 15, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492163. Member loan 492163 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,755 / month
Current employer:	Lockheed Martin Corporation	Debt-to-income ratio:	6.14%
Length of employment:	3 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	Lockheed Martin Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > Wedding Debt Consolidation Borrower added on 03/08/10 > I have a good credit history. As an example, in the past 3 years I have completely paid off a brand new 2007 Toyota Corolla on my own.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	15
Revolving Credit Balance:	$2,474.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Lockheed?	I work in Human Resources as a participant in Lockheed's HR Leadership Development Program - Intended for high-potential HR professionals expected to experience rapid vertical growth. I've served as a technical recruiter and will soon be completing a rotation in Learning & Development/Talent Management beginning in June.
Please explain your last delinquency.	My delinquency occurred during a period where I was moving residences. Between the chaos of the physical move, changing my address, and having mail forwarded to a new address, the bill was misplaced (I prefer to physcially write checks for some bills), and I completely forgot about it until the next month.
Is this loan for debt consolidation, "other" or wedding expenses? Please explain. Thank you in advance.	Consolidation

Member Payment Dependent Notes Series 492168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492168	$25,000	$25,000	16.07%	1.00%	March 12, 2010	March 20, 2013	March 20, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492168. Member loan 492168 was requested on March 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,000 / month
Current employer:	Experian	Debt-to-income ratio:	15.46%
Length of employment:	10+ years	Location:	san clemente, CA

Home town:
Current & past employers:	Experian
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/06/10 > Highly paid California executive requires personal loan. Will pay off loan by June 30, 2010 - require cash funds for purchase of sports horse available now. My annual bonus will pay out in early June 2010 and I will repay the loan at that time. Debt to income ratio with this loan is less than 45%.

A credit bureau reported the following information about this borrower member on March 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$287,002.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Experian and what do you do in your role there? Thank you in advance.	Sr. Vice President Technology Services and have been employed there for over 20 years.
I'll pass on your loan. Reason because effectively amounts to 1 month loan. L C management collects $1,125 loan orifination fee (less $150 promotion "rebate") but investors only earrn maximum $334 interest on their $25,000 investment. Thanks but no thanks on this deal. Member 505570 03.07.2010 @ 06:10 AM ET.	Hello - would you be interested if I signed up for longer terms then? I don't mind committing to a 12 or 24 month payment plan. I thought I'd be a more "attractive" and less-riskier loan given my willingness to pay it off in just a few months. Thanks for your feedback. I hope you'll reconosider my proposal above.
I am confused as to why you would want this loan with your 23K/m income? Please clarify?	I am looking for $25K to add to my existing cash to purchase a sport horse as an investment. The timing is a bit off for me since the seller wants his cash now and will not wait till June when I would have the full amount. I'm not very liquid at the moment - my assets are tied up in stock savings and other deferred tax programs. Can't get quick access to cash. Own two homes in CA - both have lost equity in mortgage meltdown so cannot pursue a home equity loan. Thanks for considering my request.
Been employed for over 20 years but employed there 10 ?	Sorry - I'm not sure what you are referring too? I've held multiple positions with Experian and its predecessor company since the early 80's. I've been in the workforce as a techology professional since 1978. Hope this answers your questions. Thanks again for considering my request. I'm very impressed with the Lending Club and hope to join as an investor shortly too!
Please clarify these two items. Revolving Credit Balance $287,002.00 Revolving Line Utilization 96.10%	I'm assuming my HELOC is included in there. Many credit models classify HELOC's as revolving credit. True revolving, i.e. unsecured credit balances total is approx. $90K out of available $100K with monthly payment totals $2200. Thanks.
Will pay off loan by June 30, 2010 Do you absolutely promise this date? This loan will not be overextending you in any manner?	Yes I can commit to this date if required. Another investor within the Lending Club actually wanted me to commit to a loan for the full 3 years - he felt a 3 month loan did not provide him a meaningfull return. I can go either way. Thank you so much.
I just funded it. Wanted close to the June 30, 2010 date. Helps both you & I for the shorter period. Thanks.	Thank you so very much. I truly appreciate your investing in this personal loan.

Member Payment Dependent Notes Series 492171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492171	$4,000	$4,000	10.99%	1.00%	March 10, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492171. Member loan 492171 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Brookshire's Grocery Company	Debt-to-income ratio:	4.80%
Length of employment:	5 years	Location:	FRANKSTON, TX

Home town:
Current & past employers:	Brookshire's Grocery Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,298.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Brookshire's Grocery Company and what do you do there?	Brookshire's Grocery Company is a pretty large grocery train in Texas, Louisiana, Arkansas, and Mississippi. I am a produce clerk there, but I am about to graduate from college with my accounting degree.
Please provide a description for the loan. You only owe $1298. Why do you need $4000?	I am married and my wife has a credit card with almost a $2500 balance and an interest rate of 27% so I want to pay it off.
Loan details?	Pay off some of my wife's and my own high interest debt.
What do you plan to do with the loan? You have fairly low income. How do you survive financially? Can you provide a list of your monthly expenses?	Pay off some debt. I am very fortunate as my grandfather has provided me with a place to live for free. I pay electricity, phone, internet, car, and credit cards.

Member Payment Dependent Notes Series 492183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492183	$10,000	$10,000	7.51%	1.00%	March 15, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492183. Member loan 492183 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Celestine Alipui Van Lare MD PA	Debt-to-income ratio:	10.74%
Length of employment:	6 years	Location:	SPRING, TX

Home town:
Current & past employers:	Celestine Alipui Van Lare MD PA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > To acknowledge the accomplishments of my 18 year old daughter, a family reunion is planed in her honor March 20. The loan is needed to fund the event as payment to vendors is requested rapidly. I always pay back my loans and have a great credit score to protect.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,705.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Celestine Alipui Van Lare MD PA and what do you do there?	Celestine Alipui Van Lare MD PA is private medical practice which was established in September 2004. I am the owner. I practice full time as a hospitalist / internal medicine physician affiliated with three major hospitals in the north surburbs of Houston, Texas.
What is your revolving credit balance of $36,705 made up of?	A home equity loan, credit cards (some used to pay for cancer treatment for my husband).

Member Payment Dependent Notes Series 492226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492226	$10,000	$10,000	10.25%	1.00%	March 16, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492226. Member loan 492226 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Montefiore Medical Center	Debt-to-income ratio:	10.64%
Length of employment:	3 years	Location:	GREAT NECK, NY

Home town:
Current & past employers:	Montefiore Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,487.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Montefiore Medical Center and what do you do there?	Based in Bronx, NY, Montefiore Medical Center is one of the largest hospital systems in New York. I am in the Environmental Health and Safety department. There we work with fire safety, radiation safety, hazmat issues, and any environmental or health problems that may arise. My role is primarily radiation safety, dealing with state and federal regulations regarding patient and employee exposure to x-ray type machines.

Member Payment Dependent Notes Series 492256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492256	$5,000	$5,000	14.96%	1.00%	March 11, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492256. Member loan 492256 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Florida Highway Patrol	Debt-to-income ratio:	15.22%
Length of employment:	10+ years	Location:	Lithia, FL

Home town:
Current & past employers:	Florida Highway Patrol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > I'm requesting this Peer to Peer Loan to provide funds for my two daughters who have recently become engaged. My wife was recovering from 2 battles with cancer, but is now fighting her third battle which is terminal. To see our daughters marry with my wife by my side would be a blessing! I have been a State Trooper with the Florida Highway Patrol for 27 plus years. I'm a man of integrity and good character who is hopeful to raise these funds for both weddings to happen before my wife looses her battle with this cancer. I'm fully capable of paying my bills as well as making an additional monthly payment for this loan. With that in mind, and with the hope of wedding blessings please help my loan get fully funded. Thank you, in advance. Borrower added on 03/07/10 > Financial Expense/Savings Snapshot: ... Monthly Income: $5916.00 (includes my spouse) Monthly expenses: $4267.00 Remaining cash flow/savings: $1649.00 Monthly Breakdown... Housing: $1400.00 (Rent) Auto Insurance: $79.00 Car expenses: $718.00 (includes gas) Utilities: $704.00 (electric, telephones, water) Cable, Internet: $89.00 Food, entertainment: $600.00 Clothing, household expenses $100.00 Credit cards and other loans: $477.00 Other expenses: $100.00

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	22
Revolving Credit Balance:	$293.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for providing the thorough Loan Description!	Thank you. Also happy to answer any questions that you may have.
Hi Trooper, RE: $17,000 Two Daughters Wedding Expenses loan question: Your financial "snapshot" reflects $5,916 monthly income includes spouse; your $1,649 remaining monthly cash flow also includes spouse income. QUESTION: How does $589 per month loan repayment fit in your budget without relying on your spouse income? (Spouse $$ monthly income not specifically enumerated in "snapshot"). Thanks in advance. Member 505570 USMC-Retired-Investor 03.08.2010 @ 05:50 AM ET.	Hello Sir. My wife and I have present plans of relying on our household income to pay this loan within the alloted period of three years. At present, my wife's income ($2301 monthly) is based on her Social Security Disability Income and Long Term Care sick pay both of which wll continue until death. If my wife should pass before the three year period, I will continue to receive certain income death benefits (social security and life insurance) to allocate toward the repayment of this loan. Additionally, I have my own retirement account presently holding an amount substantially above the amount of this loan. It is a present cash flow/savings restriction that leads to my need of this loan. However, funds for obligations and/or savings in the future or for an alternate plan will not be an issue. Thank you for your time and for your consideration.
Greetings Trooper, Me again. LC Management modified your Wedding Expenses requested loan from $17,000 to $5,000 at same 14.96 percent APR. Buried deep within FAQ's and borrower loan contract is fact that borrower can simultaneously have TWO active loans but can have only one loan listed at a time for funding. This "loophole" means that after fully-funded $5,000 loan promissory note is issued and loans net proceeds are deposited into your bank account then you can reapply for another loan. Currently $5,000 loan is 39 percent funded; remainder of loan will quickly become 100 percent fully-funded. MY QUESTION: After $5,000 loan 100 percent fully-funded will you be accepting? Or declining? Member 505570 USMC-Retired-Investor 03.09.2010 @ 07:52 AM ET	Yes, this news actually brought many tears to my wife last evening, however, I reassured her that we will accept what we can from LC to boost our present cash flow. I have available off-duty work through FHP where the capability exits of my earning substantial extra income to use strictly for adding to our savings/wedding expense account. The difficulty will be adding to my present 40 hour work week while caring for my wife's health and medical appointments. Again, I reassured her that this would be temporary and will work by calling in family reinforcement for care. Again, thanks for your question and for your bid! Take care Sir.

Member Payment Dependent Notes Series 492279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492279	$7,200	$7,200	9.88%	1.00%	March 11, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492279. Member loan 492279 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,667 / month
Current employer:	American Capital	Debt-to-income ratio:	21.00%
Length of employment:	4 years	Location:	BETHESDA, MD

Home town:
Current & past employers:	American Capital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > Debt consolidation Borrower added on 03/08/10 > To provide some comfort in investing in this loan. I have never defaulted or had a late payment. The minimum payment is lower than the minimum payments for the cards I am going to payoff. Due to the recent credit card law that was implemented in February my rates were increased from 9.99% to 19.99% prior to the law being effective since credit card companies can no longer apply higher rates on previous balances.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,291.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is American Capital and what do you do there?	American Capital is a large financing firm with roughly ~300 employees. I'm a Sr. Analyst that monitors the company's investments.

Member Payment Dependent Notes Series 492330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492330	$7,000	$7,000	10.62%	1.00%	March 16, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492330. Member loan 492330 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,733 / month
Current employer:	Lakeside Sandwich Shop	Debt-to-income ratio:	19.62%
Length of employment:	2 years	Location:	Denton, TX

Home town:
Current & past employers:	Lakeside Sandwich Shop
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Paying off accumulated school debt null

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,439.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Lakeside Sandwich Shop? Loan Description?	I am the assistant manager. this is just a temperary job until i can find another company to work for. i just finished school, but with the economy most companies aren't willing to hire full time. Loan Description.....I am basically trying to pay off school debts that have accumulated over the years on my credit card.

Member Payment Dependent Notes Series 492339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492339	$2,500	$2,500	10.99%	1.00%	March 11, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492339. Member loan 492339 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,340 / month
Current employer:	Axium Healthcare Pharmacy	Debt-to-income ratio:	19.66%
Length of employment:	1 year	Location:	Deltona, FL

Home town:
Current & past employers:	Axium Healthcare Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Attempting to pay off once and for all, a long-time loan to my parents. I want them off of my back and paid off. I also would like to pay off some other debts so that i may actually get to save money for my own place!

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	19
Revolving Credit Balance:	$1,836.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Axium Healthcare Pharmacy and what do you do there?	Axium Healthcare Pharmacy is a nationwide clinical specialty pharmacy provider with expertise in managing patients on complex therapies and specialty medication distribution. I'm a pharmacy technician I assist in the filling, insurance adjudicating, insurance problem solving, cc billing, verification of scripts and stocking of all medications.

Member Payment Dependent Notes Series 492369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492369	$4,750	$4,750	10.99%	1.00%	March 11, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492369. Member loan 492369 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,250 / month
Current employer:	Disney KGO-TV	Debt-to-income ratio:	24.39%
Length of employment:	6 years	Location:	NOVATO, CA

Home town:
Current & past employers:	Disney KGO-TV
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,362.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain how this loan will give you "freedom" considering your huge revolving credit balance.	Lower Interest rate to eliminate balances quicker.

Member Payment Dependent Notes Series 492377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492377	$1,600	$1,600	9.88%	1.00%	March 15, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492377. Member loan 492377 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,292 / month
Current employer:	Blue Vista	Debt-to-income ratio:	0.27%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	Blue Vista
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > I am a Lending Club and Prosper lender with over $15,000 invested (at a higher interest rate than I am borrowing at) between the two sites. I am requesting a loan to help pay for a trip to Japan for my girlfriend and me. We already purchased the plane tickets via a credit card and I want to pay down the credit card with this loan because it is at a cheaper interest rate.

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$345.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Blue Vista and what do you do there?	Blue Vista is a real estate investment management firm that has invested in over $3.0 billion of gross real estate assets. I am an Analyst and work both on new acquisitions and the asset/portfolio management of our investments. I have an academic background in real estate and finance from one of the top schools in the country. I've been with the firm since I graduated college in May 2008.

Member Payment Dependent Notes Series 492393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492393	$5,000	$5,000	13.85%	1.00%	March 10, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492393. Member loan 492393 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,043 / month
Current employer:	Detroit Board of Education	Debt-to-income ratio:	19.71%
Length of employment:	10+ years	Location:	DETROIT, MI

Home town:
Current & past employers:	Detroit Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,535.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Detroit Board of Education? Loan Description?	I am a teacher. I would like to reduce some debt/bills and cover some unexpected expenses.
Could you please describe what you plan to use the loan for?	I would like to reduce some debt/bills and cover some unexpected expenses.
what are your $55k in debt? is it all credit cards? what are the interest rates/balances? thanks	The debt is in credit cards. The interest rates are 15.01% APR and 13.24% APR.
What is your occupation?	I am a teacher.
How did you accumulate the debt?	Credit cards
What do you mean by "covering some unexpected expenses"? What kind of expenses? How much do you pay monthly for your current debt? Thanks in advance.	Unexpected expenses such as car repairs. Currently I'm paying about $1200 monthly for debt.

Member Payment Dependent Notes Series 492401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492401	$6,000	$6,000	7.51%	1.00%	March 10, 2010	March 21, 2013	March 21, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492401. Member loan 492401 was requested on March 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Brinks Inc	Debt-to-income ratio:	7.46%
Length of employment:	3 years	Location:	Arlington, TX

Home town:
Current & past employers:	Brinks Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/07/10 > Thank You

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,855.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Brinks Inc and what do you do there?	Brinks Inc is the armored car service company. The guys that drive the big Brinks trucks around. My title is Technical Analyst for our IT Compliance department.
Since you are consolidating, please list each of your debts (types/balances/APR's) and then identify which ones on the list will be paid off with this loan, and which ones will not be paid off with this loan. Thank you in advance.	1. Capital One - 4500 2. Discover Card - 700 3. Household Bank - 500
Can you explain the 2 recent credit inquiries - what were they for?	one was for car insurance. im in the middle of switching insurance companies. the other was at lending tree. it was a mistake.

Member Payment Dependent Notes Series 492420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492420	$7,500	$7,500	9.88%	1.00%	March 12, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492420. Member loan 492420 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,625 / month
Current employer:	capital one	Debt-to-income ratio:	9.16%
Length of employment:	3 years	Location:	plano, TX

Home town:
Current & past employers:	capital one
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$747.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at capital one? Loan Description?	My job: Sr. Buss. Analyst Loan description: Initial ATF: $20,000 Balance: $8,000 APR: 9% Term: 48 mo. Term Left: 15 mo. Car: 2004 BMW 3.25i Full Spec. Mileage :79K Current NADA clean trade book value: $12,000 (This is what lenders use for LTV calculation) Current KBB private party book value: $11,900 (This is what I use as a benchmark when I buy/sell cars)
Hello. What are your current monthly payments on the car? What is the interest rate on the current car loan? Your answers are appreciated. Wishing you the best.	Hi. My monthly pmt. is $500 & APR is 9% Again, my main goal is to get my clean title and to have the flexibility to sell my car anytime, to anyone I want, instead of needing to trade it in at a dealer way below its book value, since that annoys me much more than paying slightly higher interest

Member Payment Dependent Notes Series 492438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492438	$10,000	$10,000	13.48%	1.00%	March 16, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492438. Member loan 492438 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	old chicago	Debt-to-income ratio:	24.25%
Length of employment:	8 years	Location:	FORT COLLINS, CO

Home town:
Current & past employers:	old chicago
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/14/10 > The sole purpose of this loan is to pay off my revolving debt. This will alow my to bring my credit cards to a zero balance faster.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	64
Revolving Credit Balance:	$8,971.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	1. My employer is old chicago. I am a bartender. 2. The purpose of my loan will be to consildate my credit card debt. -capital one balance 3751.73 interest 18% payment 100 - wamu balance- 1774.85 interest 27.7% payment 100 -hsbc balance 749.32- interest 20.0% payment 27.00 -hsbc balance 2666.45 - interest 30% payment 100 3.rent/utilities/internet 400.00 car 282.00. 4. i will use the remander of the money to pay off my capital one motorcycle loan because i have save three thousand to pay it off.
What is old chicago and what do you do there? Loan Description?	old chicago is a restuarant known for beer and pizza. I have been there for 9.5 years and i am a bartender. the purpose of my loan is credit card consildation.

Member Payment Dependent Notes Series 492459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492459	$3,000	$3,000	14.22%	1.00%	March 10, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492459. Member loan 492459 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,351 / month
Current employer:	Presentation Services	Debt-to-income ratio:	3.51%
Length of employment:	10+ years	Location:	LEDYARD, CT

Home town:
Current & past employers:	Presentation Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I have a great job with Presentation Services, a company that rents and supports event technology equipment for meetings and conventions. I am the director of my local office. This loan will allow me to repay a small loan on my 401k. I will then be able to reborrow a larger amount which I will use to pay off(and get rid of) my credit cards which have all jacked their rates on me despite my timely payments to them.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	73
Revolving Credit Balance:	$8,790.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Presentation Services and what do you do there? Loan Description?	Presentation Services is a company that rents and services audio visual equipment and event technology for meetings and conventions. I am the Director of one of our offices. The Loan will be used to pay off small loan on my 401k early, so that I may reborrow from it and pay off (and get rid of) all my credit cards which have jacked up their rates in the last year despite my timely payments to them!

Member Payment Dependent Notes Series 492468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492468	$8,000	$8,000	10.99%	1.00%	March 16, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492468. Member loan 492468 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Crabel Capital Management LLC	Debt-to-income ratio:	6.27%
Length of employment:	2 years	Location:	Milwaukee, WI

Home town:
Current & past employers:	Crabel Capital Management LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I plan to refinance my Discover Credit Card fully (which charges me 18%) and I will hide it and never use again. This is my oldest credit card up to day and I don't want to close it officially, but again I am not going to use it. My another Credit Card debts are at 13.90% and 8.4% and I think that is reasonable enough not to refinance them. I am a good guy with solid work who incurred debt due to divorce and hope to rebuild my credit and be able to buy a house by the time I am 64 or so.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	27
Revolving Credit Balance:	$18,755.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	1) I work at Crabel Capital Management LLC (www.crabel.com). My job description is software engineer and I am responsible for development several in-house applications. 2) Purpose of loan is to repay Discover Credit Card which is my highest interest rate card. I have about $7800 in debt there and it is at 18%. My monthly paiment for this card comes about $150. I have another card for 13.90 with balance of $9000 for which I pay $150 and I have Citi Master Card at 8.5% for $4000 (75$ per month). I may have some other cards but without any balance in them. I also have an auto loan for $15000 for 5 years (recently refinanced to lower payments and to be able to pay off higher interest payments first). My monthly expenses are 2500 for child support 900 for rent, heat included. 61 for electricity 30 for parking 300 for car payments 60 for car insurance 100 for gas 100 for internet 30 for phone 70 for cell phone 150 for discover 150 for DCU 75 for Citi ~600 for food ~100 for dining out
What is Crabel Capital Management LLC and what do you do there?	Crabel Capital Management LLC is a privately held company with 3 offices and about 100 employees. I am not able to discuss what the company does there, but you can take a look at www.crabel.com. I am a software engineer who develop pieces of IT infrastructure there.

Member Payment Dependent Notes Series 492483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492483	$3,200	$3,200	7.51%	1.00%	March 10, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492483. Member loan 492483 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Volkswagen of America	Debt-to-income ratio:	4.61%
Length of employment:	6 years	Location:	Coram, NY

Home town:
Current & past employers:	Volkswagen of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Thank you for a quick response Borrower added on 03/08/10 > I ma waitng for your bank verification

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$139.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Volkswagen of America?	I am a fixed Operations Manager, I manger the Service, Parts, and Warranty realted issues for 12 dealers

Member Payment Dependent Notes Series 492486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492486	$2,000	$2,000	13.11%	1.00%	March 16, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492486. Member loan 492486 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	S. J. Moore Interiors	Debt-to-income ratio:	18.00%
Length of employment:	1 year	Location:	Suffolk, VA

Home town:
Current & past employers:	S. J. Moore Interiors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > February was a bleak month for sales in my home decor store and for contracts in my design business. I was unable to cover my business expenses; I was unable to pay myself. I just need a little money to cover some of my expenses. It is impossible for me to get a small business loan, at this time. I have not been able to get a personal loan either.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	9
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is S. J. Moore Interiors and what do you do there? Loan Description?	Type your answer here. S. J. Moore Interiors is a small interior design business and home furnishings store that I started. I am the sole employee. I sell furnishings, fabric, wallpaper, antiques, rugs, carpeting and home accessories. The bulk of my work is custom: upholstery, window treatments, and slip covers. Last month I was hired by several clients to submit proposals for work in there homes. Only one client signed a small contract for window treatments. (All the clients loved the fabrics and designs that I had submitted). I had very few sales in the retail store portion of my store in February as well. As a small business, I have found it very difficult to get even the smallest loan. I did not make enough money last month to cover my business expenses, nor did I make enough to pay myself. I cannot pay any of my bills. I am just asking for a small amount so that I can cover some of my bills.
Please list your living expenses (rent/util/phone/etc) so we can see how the loan payment will fit into your budget. Thank you in advance.	Monthly Living Expenses: Rent = $700 Power = $50-$100 Gas = $35 Water/Sewer = $18 Food = $300 Health Insurance = I no longer have it. It was $750 I don't have cable. My ex-husband agreed to pay my car payment as part of our divorce decree.
How are you going to repay the loan?	I have arranged to get out of my lease (for the home I rent). I will be moving into a wing of my parents' home. The rent they will charge will be considerably less than what I am currently paying. I have also gotten a part time job in addition to my business. I am also working on getting out of the lease on my business and will try to work from home.

Member Payment Dependent Notes Series 492488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492488	$14,000	$14,000	16.45%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492488. Member loan 492488 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Blackstone Group	Debt-to-income ratio:	24.66%
Length of employment:	4 years	Location:	HAMPTON BAYS, NY

Home town:
Current & past employers:	Blackstone Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Debt Consolidation!!!! Pay every single bill on time! I recently got married and my husband and I paid for the entire wedding ourselves. Unfortunately we had to use our CC. Would like to start paying more than the minimum on our cards. Both my husband and I have very secure jobs. I'm vested in my company. Together we make $220K - 240K. Would like to get back on track. Thank you for your help

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,561.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Blackstone Group and what do you do there?	Blackstone Group is the world???s largest independent alternative asset manager, serving the investment needs of leading public pension funds, academic and charitable institutions and other investors. Funds include private equity, real estate, funds of hedge funds, credit-oriented funds, collateralized loan obligation (CLO) vehicles, publicly-traded closed-end mutual funds, clean tech and infrastructure. I work directly with the finance department that provides fund placement services for alternative investment managers, including private equity funds, real estate funds, venture capital funds and hedge funds. Blackstone Group is one of the world???s largest and most highly respected companies in the PE and RE business.
How secure is your position. If you were to lose your job what would you do to pay the loan? Thank you	My position is very secure. Even with the economy being at its worst last year, I was still promoted to a Senior position at the end of 2009. If I were to lose my job, we could still afford to pay the loan off with my husband working. I would also take any type of temporary position until I found a permanent one. And WORST case scenario I could pay off the loan with other sorts of savings - 401K, pension, stocks, etc.
As you note, your payment history is excellent - a very good sign for us investors. A question please. Your RCB is over $$45,000, yet you're only asking for $14,000. Please tell us about all of this $45,000 outstanding credit balance, what part of it you'll be paying off with this loan and how you plan to pay off the remaining $31,000. Thanks in advance for your answers and good luck funding your loan.	The $45,000 is from a few different CC ($15,000 ??? major CC APR 27.24%, $17,500 major CC APR 12.22%, $3,200 major CC APR 22.90%, $3,800 health care CC APR 0%, a few department store CC is the remaining balance.) Plan to use the full $14,000 to pay our high interest CC. The remaining $31,000 will be paid throughout the year from our monthly pay checks (we don't have any big purchase to make this year), company vested payment and year end bonus. Hope this helps. Thank you!
Just a curious side note... Do you commute into Manhattan from Hampton Bays every day?? That's a long commute! Also - I plan to help fund your loan. Good luck.	Yes, for the most part I do commute every day. Here and there I stay in the city with family. For now, this is what we have to do bc of some family health issues. Thank you for your help!
If you make over $220k with your husband, why do you need a $14k loan?	Please see my loan description and some of my answer from other investor. My APR is very high on one of my major CC, I want to pay it off with this loan.
My question is, if you make over $220k (more than $18k a month) why do you need only a 14k loan? What are you spending over $18k a month on?	We do not make 18K a month! After taxes, 401K, Etrac, etc. our monthly income is almost half. Also we both get a significant amount of our total income in December through our bonuses.
is there a reason why Lending Club has not verified your income yet?	I have no idea. It looks like they don't verify for all applicants. They did verfify my job placement by calling the company and my credit report.

Member Payment Dependent Notes Series 492504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492504	$5,650	$5,650	16.45%	1.00%	March 12, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492504. Member loan 492504 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:	Tom Thumb	Debt-to-income ratio:	6.53%
Length of employment:	< 1 year	Location:	Lewisville, TX

Home town:
Current & past employers:	Tom Thumb
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > Dear investor, I am extremely motivated to get out of debt & will be using this money to consolidate my debt by paying off my capitol one card & my father who helped me out when I moved here to Texas last summer. I have been working at Tom Thumb (owned by Safeway) as a Meat Cutter (Butcher) since August '09 & before that I worked at Kroger for 5 years as a Seafood Manger. I work 36-40 hours a week. I believe I'm a good borrower because I'm loyal, hard-working, & besides my rent, car insurance, gas & food expenses, I intend to invest every single penny I make into paying off my loan at Lending Club. Thank You so much for your time & god bless. Sincerely, M.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,978.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $5,650 DC loan: (1)-Employer Tom Thumb is what? (2)-Position (JOB/What you do) is? (3)-Length of Employment reflects < 1 year (less than 1 year). Provide three years PRIOR work (or school) history. Thanks in advance for answers to all THREE questions. Member 505570 USMC-Retired-INvestor 03.09.2010 @ 05:59 AM ET.	Dear Investor, Tom Thumb is a Major Grocery Chain here in Texas (owned by Safeway). I work in the Meat Department as a Meat Cutter (Butcher). I have been there for nearly 7 months as I moved here to Texas this past summer. I moved here from Portland, Oregon. There I was a Seafood Manager for 5 years with Fred Meyer (a grocery store owned by Kroger). Thank You so much. Sincerely, Matthew S.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	Dear Sir or Mrs., I work as a Meat Cutter (Butcher) for Tom Thumb, which is a major grocery chain here in Texas owned by Safeway. I have a capitol one credit card that I have maxed-out for $3,000, my father gave me $2,000 that he probably doesn't consider as a loan, but I would like to pay him back. I also really would like to replace the worn out tires & hubcaps on my car to ensure my commute to & from work everyday. My rent is $350 a month (I share an apartment with my girlfriend), car insurance is about $250 a month, life insurance $50 a month, capitol one interest (on the $3,000) is about $90 a month & I probably spend somewhere around $200 a month on food. I have no children to support & live very frugal. Even though this would be a 3 year loan, I have no intention of taking that long to pay it off. I made a chart/calendar & have a plan to save the money to pay this off by April of next year. I will continue to get raises at work & have an 8 year record with capitol one of making my monthly payments ontime. It would mean alot to me to be able to pay my father back, fix my car & clear my credit card & focus my attention & money to just one place. Thank You so much for your time. Sincerely, Matthew S.
What is Tom Thumb and what do you do there? Loan Description? What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	Dear Sir or Miss, I work as a Meat Cutter (Butcher) for Tom Thumb. TT is a Major Grocery Chain (owned by Safeway) here in Texas. I would really like to consolidate my debt & build my credit up as a reason for this loan. I have a Capitol One bill for $3,000 & I owe my father roughly $2,000 even though he probably doesn't consider what he gave me as a loan, but I feel a responsibility to pay him back. I was mugged & had my collar bone broken 3 years ago & i had to use my credit card during that time while I was out of work. I have evry intention of getting back on track & paying this loan off by this time next year. Thank You so much for your time. Sincerely, Matthew S.
$250 a month for car insurance. This seems very high can you explain why this is so high. You also said that part of the money would be used for new hubcaps. what do hubcaps have to do with the car running better. Thank you for your response	Dear lender, My car insurance is higher because it has a few other policies attached to it & also because when I transfered to Texas it went up. The hubcaps are digging into the tires & I believe are the same ones that came with the car. I'm more concerned about the tires, but have seen some good deals on packages that include replacing both. This loan wouldn't really be pertaining to this very much because I already have about 3/4 of the money I need to get it done. Thank You.
You only have 2 credit lines open, you haven't ever been late with payments, your revolving credit balance is less than $3000, and this all looks very promising to me as an investor. But why have you had four inquiries for credit over the past 6 months? And how is it that Lending Club has become your fifth option? Thanks...	Dear Investor, The reason for lending club being my 5th inquiry is only because I didn't find-out about LC untill just recently. I tried getting a loan through my bank a few times & a loan instituation, but I kept hearing that I had a lack of credit history or needed to give-up my car title as collateral. Thank You so much for your time.

Member Payment Dependent Notes Series 492506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492506	$3,000	$3,000	13.48%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492506. Member loan 492506 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Queens Borough Public Library	Debt-to-income ratio:	15.61%
Length of employment:	10+ years	Location:	South Ozone Park, NY

Home town:
Current & past employers:	Queens Borough Public Library
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	11
Revolving Credit Balance:	$6,082.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Queens Borough Public Library? Loan Description?	Exact title: Customer Service Representative
Please tell us about the education you are planning? Thank you in advance.	I have to pay for my son's college education since he did not receive financial aid.

Member Payment Dependent Notes Series 492524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492524	$6,000	$6,000	7.14%	1.00%	March 11, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492524. Member loan 492524 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Temple University	Debt-to-income ratio:	15.89%
Length of employment:	10+ years	Location:	Pennsauken, NJ

Home town:
Current & past employers:	Temple University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > want to clear up some debts

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1975	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,485.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that four inquiries have been made in the last six months. Do you have any idea who made these inquiries into your credit history and why? Is your job secure for the next three years? Your answers are appreciated. Wishing you the best.	My son was applying for loans for school and I was helping him out. This could be why my credit was inquired about. Yes, my job is secured for the next three years and longer.
What is your position at Temple University? What were each of the recent inquiries for, and did any of them result in new credit cards or loans?	Type your answer here. I am an administrative specialist at Temple Law School. I work for the Dean of Students. My son received a loan to study abroad for this Spring Semester.

Member Payment Dependent Notes Series 492540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492540	$2,000	$2,000	9.88%	1.00%	March 11, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492540. Member loan 492540 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Bethany Assembly of God	Debt-to-income ratio:	20.95%
Length of employment:	2 years	Location:	Somers, CT

Home town:
Current & past employers:	Bethany Assembly of God
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > Last summer (2009) I finally acquired my motorcycle license after years of thinking about doing it. Since then I have been saving money and thinking about the motorcycle I would like to purchase. Rather than buying through a dealer, I am electing to purchase through a local ad or a website like eBay. This is why I have applied for a small personal loan.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	31
Revolving Credit Balance:	$4,332.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of bike do you plan to purchase? Just curious...	A CB from the 70s. 550 or something similar.
BTW, We share the same faith...and affinity for motorcycles! :)	Awesome! thanks for the investment!

Member Payment Dependent Notes Series 492606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492606	$12,800	$12,800	7.88%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492606. Member loan 492606 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,250 / month
Current employer:	PEPECO ENERGY SERVICES	Debt-to-income ratio:	5.39%
Length of employment:	2 years	Location:	ATLANTIC CITY, NJ

Home town:
Current & past employers:	PEPECO ENERGY SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > The purpose of the loan is to refinance and repay credit card balances. My credit cards currently have APRs in the low to mid teens (scheduled to go up to as much as 20.99% at the end of this year, upon expiration of promotional rates). The loan from the Lending Club offers much better APR.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,213.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PEPECO ENERGY SERVICES and what do you do there? Loan Description?	It is Pepco Energy Services (a non-regulated utility company) actually. I am a Senior Accountant. The purpose of the loan is to consolidate and repay credit card debt. My current credit card APRs vary from 9.99% to 20.99%. I would love to consolidate and repay at lower rate.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	My credit card debt was accumulated over the past 10 years. I currently have 2 creit cards with balances of approximately $5,500 and $6,500 with 0.00% APR(promotional rates) which are due to go up to 17.99% and 20.99% in August of this year. The purpose of the loan is to refinance these credit cards before the rates go up. The rest of my personal debt(less than $3,000) is related to smaller department store cards which balances I will repay by the end of this year. My husband and I own our home outright (no mortgage). Both of our vehicles are paid -off - so no car loans. Our combined annual income is about $80,000. Monthly expenses - food, utilities, insurance, real estate taxes, etc. amount to about $2,800. My husband and I have approximately $15,000 in mutual funds, CDs, etc. outside of our retirement plans for emergencies - job loss, health related matters, etc. I really do not want to take out funds out of our emergency fund in order to pay-off credit cards - given the great APRs offered by the Lending Club I would much rather prefer to refinance and repay with this loan rather than using our savings - again this will be the last resort. I am a CPA and I worked in public accounting in the past 8 years before I changed jobs and I am currently a Senior Accountant with a public utility company (at a much better pay than my previous job) - which puts me in the position to finally repay that nagging credit card debt that accumulated over the year that I was in school and over the first few years in the workpalce when I was not making a whole lot of money.
Ok. You are on the right path and I'd be happy to help. I'm in. Good Luck!	Thank you very much!

Member Payment Dependent Notes Series 492624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492624	$7,750	$7,750	14.96%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492624. Member loan 492624 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,222 / month
Current employer:	Geriatric Nurse Practitioners, Inc.	Debt-to-income ratio:	13.80%
Length of employment:	2 years	Location:	Litchfield, OH

Home town:
Current & past employers:	Geriatric Nurse Practitioners, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I am expanding my miniature horse breeding business and need a larger barn to stable my growing brood. This business will serve to provide mini's to local 4H children for county fairs and recreation. I have already sold several mini's since last season and the demand is growing and expansion will allow for faster growth. I have 10 years 4H experience as a club advisor and am an experienced horse owner and trainer. I have very good credit, a stable position with my company and excellent salary ($74,000+ annually). Most importantly, I highly value my credit rating and take my obligations VERY seriously. Borrower added on 03/13/10 > Thanks to all who have invested in me. I value your confidence in my ability to repay the loan. My credit is very good but because most of my credit cards are in my husband's name, I have limited credit history. I have realized how important it is to build my own credit and to fund my business venture by myself. About the loan, to clarify, I am adding the requested $7750.00 with my personal savings of $4,250 for a total of $12,000 for the barn budget. I had three quotes and have selected an Amish company that specializes in barn construction. I reviewed several previously constructed barns, asked for references and am satisfied with the quality of their workmanship. Upon funding, construction will be scheduled and the barn will be completed in 3 weeks. The size of the building will be a 36 x 48' pole barn which will house up to 15 mini's, hay, feed and tack and our small tractor. Much of the interior work will be done by my husband, saving building costs. The barn will be located on our property in Ohio.

A credit bureau reported the following information about this borrower member on March 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,417.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Geriatric Nurse Practitioners, Inc. and what do you do there?	Geriatric Nurse Practitioners is a company that provides nurse practitioners to nursing homes and assisted living facilities. I am the Senior Director of Operations for the business and I am responsible for all operational issues as well as marketing and sales.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage, car, utilities, other recurring household expenses, debt payments and costs for the horses)? Thanks for your answer to this Q...	I apologize for my delayed response. I was on a buying trip for more stock miniature horses in Amish country in Ohio. My Budget is as follows: Expenses House payment: 1603.00 Utilities: 200.00 (geothermal heating/cooling greatly reduces expense) Car payment: 363.00 Gas/Car maintenance: 200.00 Credit card payments: 200.00 Loan Repayment (Lending Club) 268.00 Grain/Hay/Veterinary/Farrier: 200.00 (average) Groceries/Entertainment: 400.00 Health Insurance: (covered by Husband's company) Medical/Dental/Pharmacy(not covered by insurance) 100.00 Clothing allowance:300.00 Savings/JHancock 401K: 500.00 TOTAL MONTHLY EXPENSES: 4334.00 Income: Salary: 6000.00 Miniature Horse net revenues: 300.00 Please note: I am married and my husband is also working. We share all living expenses, but the debt to income ratio is a bit skewed as the home loan and my car payment are in my name. All of our children are now living independently and it is just the two of us. I have chosen to take on this loan separate from his involvement as this is related to my business venture. I also chose to try the lending club as the interest rate would be much lower than the bank's rates, if they would fund this venture at all. I also reviewed local farm credit loans and again rates were much higher. All profits from my horse business are put back into the business for planned expansion.
You must be very busy being Senior Director of Operations for the Geriatric Nurse Practitioners and running the horse business too! How many horses do you have?	Type your answer here. Currently, after the last two days of buying, I have 8. 3 of those 8 are in foal and we will be having spring babies. That will give us 11 in total. I have 3 currently ready to sell and 3 more in the pipeline when they are "finished". By finished, I mean that we are training them to drive miniature carts. My days are definitely busy at work and although my mini business is time consuming, it is so much fun that it doesn't seem at all like work! My children are all out of the house, so I have quite a bit of free time after work.
Why don't I find truck and trailer expenses in your budget?	Type your answer here. Both are paid for already. I have a Ford Sport Trac 2001 and 2 horse bumper pull that I purchased several years ago. Both have been well maintained and in 2006 I replaced the engine in the truck which should provide several more years of service. All other expenses, such as pasture fence, posts, run in shed, carts, harnesses, etc. have all been purchased and paid for.

Member Payment Dependent Notes Series 492647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492647	$8,400	$8,400	10.99%	1.00%	March 16, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492647. Member loan 492647 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,292 / month
Current employer:	kcs	Debt-to-income ratio:	1.49%
Length of employment:	4 years	Location:	SPRING GREEN, WI

Home town:
Current & past employers:	kcs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I'm going through a divorce at this time and have temporarily agreed to give 50% of my income to my spouse. The divorce will be final in approx 80 days at which time the mortgage that is currently joint will not have my name attached to it. I need this loan to pay off a line of credit and some other personal debt. Thank you for your consideration. Borrower added on 03/10/10 > Court has documentation stating removal of my name from mortgage at end of divorce period, which is June 1st 2010

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	49	Months Since Last Delinquency:	12
Revolving Credit Balance:	$5,530.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is kcs and what do you do there?	kaul communiations systems. We are an authorized agent for US Cellular. I was brought onboard in june of 2006 as store manager. Thank you!
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	Kaul communications systems. We are an authorized agent for US Cellular. I was hired in 2006 as store manager. Loan will be primarily used for payoff of a home equity line of credit (5500.00). Remaining will be for small cc debt (>$300) and small purchases. Am going through divorce currently and mortgage will no longer be in my name in approx 80 days (court order signed stating such). Cannot forsee any downturn in business or sales. Cellular phones have become a staple in peoples' lives and we only continue to grow!

Member Payment Dependent Notes Series 492674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492674	$7,000	$7,000	7.88%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492674. Member loan 492674 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	County of San Diego DA's Office	Debt-to-income ratio:	16.91%
Length of employment:	3 years	Location:	El Cajon, CA

Home town:
Current & past employers:	County of San Diego DA's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Currently paying 18% on this 7,000 on credit card. I have never missed a payment or been more than 30 days late on any loan.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,507.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with County of San Diego DA's Office?	Supervising IT Engineer
Please explain the details of your $47K revolving credit balance.	The 47K balance is a mainly due to a remodal of our new house. We bought a new house in 2007. It was 30+ years old and needed new windows, flooring, paint, kitchen upgrade, and bathroom upgrades. When home prices fellow another 20%, we were not able to refinance this into our mortage. Our plan is to have this balance paid off in 3 years, since I am currently making over 100K per year. 40K of the balance is currently financed at 5% and 8% fixed rates via the credit card companies.
What do you do for the D.A.'s office and how will a $7k loan from Lending Club help you when your revolving debt balance is over $46k? What comprises that amount and at what interest rate(s)? What steps are you taking to reduce such a high balance beyond the mere $7k from Lending Club?	Supervising IT Engineer making over 100K per year. About 40K of the balance is financed at fixed 5% and 8% balance via the credit card companies. This 7K is from a card that was on a 0% balance transfer offer that expired and they raised the rate to 18%. This 7K load will refinance the balance to a better rate and put it on a fixed 3 year payment schedule.

Member Payment Dependent Notes Series 492732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492732	$4,000	$4,000	7.88%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492732. Member loan 492732 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Worthington Ford	Debt-to-income ratio:	10.31%
Length of employment:	1 year	Location:	WESTMINSTER, CA

Home town:
Current & past employers:	Worthington Ford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > I have an 18 year old daughter that is graduating in June. I Would like to do some special things for her graduation and getting her set up in Texas for her 1st year of college. Borrower added on 03/10/10 > Please note my auto loan is paid in full in June. Thus reducing my monthly output.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,235.00	Public Records On File:	1
Revolving Line Utilization:	7.60%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Worthington Ford and what do you do there? Since you have been there for less than a year, please tell us about your previous employment history. Thank you in advance.	I run the Internet sales Dept. I have been in the same line of work since 1992. The previous owner that I worked for, for 12 years, sold his half of the dealership. I chose to move to another dealership after he left. I had offers at 3 dealerships. My whole team came with me to work for Cal Worthington.

Member Payment Dependent Notes Series 492756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492756	$9,000	$9,000	12.73%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492756. Member loan 492756 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Maui Photography	Debt-to-income ratio:	20.53%
Length of employment:	3 years	Location:	Kihei, HI

Home town:
Current & past employers:	Maui Photography
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > This loan will allow me to consolidate all of my credit card debit into one payment. I can finally see the light at the end of the tunnel!

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,941.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Maui Photography and what do you do there?	Maui Photography is a fine art and family portrait studio. I am the director of operations. My primary job is to keep everything in the office running smoothly. I assist the photographer when needed and deal with all client communication.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	1) Who/what is your Employer(s) and what do you do/job description there? Maui Photography is a fine art and family portrait studio. I am the director of operations. My primary job is to keep everything in the office running smoothly. I assist the photographer when needed and deal with all client communication. 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. Amex - $4848 - 16% - $400 Visa - $2945 - 19% - $200 DC - $1320 - 20% - $125 MC - $828 - 0% - $25 (0% till 8/10 then 20%) On each of these loans I am currently paying more than the minimum. This loan will consolidate the Amex, Visa and Discover. By the time the loan is received it will cover the balance of all three. And by August I will have the other card paid in full. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. Student Loans - $360 Phones - $120 Food/Necessities/Gas - $650 Credit Cards - $750 Saving - $200 I live with my fiance and he takes care of our rent and other utilities. We also own our car. The loan will allow me to cut back on my credit card expenses and contribute more to my savings. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) I have never been late on any payment and always budget for the unexpected. And if anything were to happen I have my fiance's support and my own saving. I intend to pay this loan off as soon as possible.

Member Payment Dependent Notes Series 492800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492800	$5,000	$5,000	13.85%	1.00%	March 16, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492800. Member loan 492800 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	Bluegrass Oxygen	Debt-to-income ratio:	5.89%
Length of employment:	7 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Bluegrass Oxygen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Loan will be applied to high interest credit card(s) student loan and furniture account. Essentially instead of paying 4-5 accounts per month, would like to consolidate to one payment.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,140.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bluegrass Oxygen and what do you do there?	Bluegrass Oxygen is my father's company stationed in Lexington, KY. While still living in KY I was a patient care rep, taking care of patient needs and services like setting up oxygen in the home for terminally ill patients and the like. I live in San Diego now, but I am still updating patient files remotely for my dad. I make sure that files are up to date with information like insurance, how long they've been a patient, who's their doctor, etc.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	Bluegrass Oxygen is my father's company stationed in Lexington, KY. While still living in KY I was a patient care rep, taking care of patient needs and services like setting up oxygen in the home for terminally ill patients and the like. I live in San Diego now, but I am still updating patient files remotely for my dad. I make sure that files are up to date with information like insurance, how long they've been a patient, who's their doctor, etc. I have a second job here in San Diego called Dialamerica, and we sell credit defense systems to Wells Fargo customers. Exact purpose of loan. I want to pay off the following: Sallie Mae (student loan): $1003.00 interest 18% Jeromes (furniture account: $812.00 interest will be 28% if not paid in full in 6 months Target (CC acount) $1927.00 interest is 23% Total consolidation: $3,742.00 Current monthly payments: Sallie Mae: $51.00 Jeromes: $135.00 Target: $13.00 My other debts include Best Buy and 3 cc's that do not have high balances that I would continue to pay on a bi-monthly basis. In all, I would just like to be able to pay one account at the end of the month instead of 3-4. Normal monthly expenses: Rent: $1100.00 Utilities: $75.00 Internet/phone: $135.00 Food: $350.00 Gas: $250.00 Childs School: $50.00 Prescriptions/medical: $300.00 CC's/Best Buy: $200.00 Total: $2460.00 Monthly income: $2400 - $2700 Pertinent facts: I have guaranteed income from my fathers business that's between $1800 - $1900 per month, and then of course my other job is anywhere from $800/month - $1000/month. I know that the monthly payment calculated so far is around $171.00. I would be looking to get these payments started and have them be taken out of my checking account automatically (if possible on a bi-monthly basis, instead of once per month). I would also like to get these payments started obviously on a date when I'm paid (twice per month with Bluegrass oxygen, get paid once per week with other job). In the months where I may expect to receive a little extra $$ I would gladly apply to to this loan. Thank you so very much for your time and consideration. If you should have any questions, please feel free to call me at 859-327-0984 and my email address is wmarnhout@yahoo.com

Member Payment Dependent Notes Series 492824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492824	$6,000	$6,000	11.36%	1.00%	March 15, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492824. Member loan 492824 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:		Debt-to-income ratio:	12.89%
Length of employment:	n/a	Location:	Ojai, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I am looking for an investor to help me start a cloth diapering service here in southern california. I am putting 5,000 toward it myself but am looking for an addition 6,000.00 to help me get going. There is plenty of interest in the area and the market research I have done shows a resurgence in the popularity of cloth diapers and the rebirth of the diaper service industry. Aside form purchasing my stock I have everything at the starting gate including my website, my laundry area, my vehicle, and a list of interested families. Cloth diapers improve the quality of life for babies, they are environmental friendly, and the responsible choice for all modern day parents. Help me make this humble dream come true!!

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,409.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current employer or source of income?	I am currently a stay at home mother but our family income comes form 2 sources; my husband is a union electrician and we also have a rental propert that we recieve monthly income from.

Member Payment Dependent Notes Series 492833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492833	$8,000	$8,000	9.88%	1.00%	March 12, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492833. Member loan 492833 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,917 / month
Current employer:	Federal Aviation Administration	Debt-to-income ratio:	13.58%
Length of employment:	5 years	Location:	Canyon Country, CA

Home town:
Current & past employers:	Federal Aviation Administration
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,516.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the FAA? Loan Description?	I'm an Air Traffic Controller. Thank you for your consideration.
Your credit report shows a revolving balance of $9500 with about 42% utilization (about $4000 in credit card debt), yet you're requesting a loan for $8000. What will you be using the other $4000 for? Also, your credit report shows four inquires in the last six months, which is pretty high. What were the inquiries for? Finally, could you please give us a breakdown of your monthly expenses? I'm sorry if these questions are a bit personal, but it helps prospective lenders feel secure. Thanks!	Thanks for your questions. The high number of inquiries are because I had been looking to buy a house and was pre-qualified by several different lenders. I have since decided not to purchase and leased a new place that I'm trying to furnish, hence the need for an additional money. Altogether, I've budgeted for a loan I know I can comfortably manage.
What will you use this loan for? If to pay off your credit cards, can you list the cards you have, the balance on them, and the interest rate? Thank you.	As previously stated, I am planning to pay off debt at a lower rate. My current cc debt is just one card at about $4500. The additional is to cover furnishing my new place at a rate more reasonable than my cc. Thanks for your consideration.

Member Payment Dependent Notes Series 492867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492867	$4,200	$4,200	14.22%	1.00%	March 10, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492867. Member loan 492867 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Pyramid Hotel Group	Debt-to-income ratio:	10.69%
Length of employment:	6 years	Location:	South Boston, MA

Home town:
Current & past employers:	Pyramid Hotel Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I will NOT miss payments!

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,338.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pyramid Hotel Group and what do you do there? Loan Description?	www.pyramidhotelgroup.com We are a leading Hotel Management Company with a great track record. We have filed for a REIT to be launched in April. I'm a Director of Operations for them. 6 years experience.
Are you moving across town or across country? Are you starting a new job after the move?	I'm moving across town to actually a cheaper alternative. I need to buy furniture and pay first, last and security. I have been with my company for 6 years and will be staying with them for the long term.
Will you have the same email address and phone number after your move? Have you provided your new address, and other contact information if applicable, to Lending Club? Thank you in advance.	I will have the same email and phone number. Moving down the street. Have lived in South Boston for 6 years and only moving to a cheaper alternative.
What was your delinquency 29 months ago?	Don't recall. Almost 3 years ago. i had numerous loans with school and starting a career so to be honest I don't recall.

Member Payment Dependent Notes Series 492904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492904	$6,300	$6,300	7.14%	1.00%	March 11, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492904. Member loan 492904 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,828 / month
Current employer:	NASA	Debt-to-income ratio:	6.14%
Length of employment:	5 years	Location:	Madison, AL

Home town:
Current & past employers:	NASA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,982.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at NASA and what do you do in your role there? Loan Description?	I am a materials engineer and I work issues related to material durability. So, I help make sure spaceflight hardware is resistant to fatigue and cracking.
Hello. There has been lots of talk about NASA's budget and goals in recent months. Is your job secure over the next three years? Your answers are appreciated. Wishing you the best.	Yes. It's extremely unlikely that there will be any layoffs of civil servants (federal employees) like me. NASA has thousands of contractor employees from companies like Boeing and Lockheed Martin who work alongside us. They will be the ones to lose if we have layoffs (which is sad; they're our colleagues and friends, but we do have some stability because of our civil servant status). Even if the 2011 budget is passed by congress as is (unlikely), the overall funding for NASA will slightly increase. There will be some significant reorganization, but overall numbers of personnel should not drop. Further, my particular discipline is materials engineering, which is applicable to whatever hardware we're asked to develop and operate. I'm not tied to a particular vehicle or program.
Will you say a little bit about why you want your loan?	Sure. Our roof is about 22 years old and during every windy storm, we lose more tiles. It's time to replace the roof before we get any leaks. We could afford more of the cost of the roof, but we decided that it would be better to fix anything we could about the house at the same time so that we'll be ready to sell in a year or two, before our daughter starts school.
Hello. Thank you for answering everyone's questions; it is most helpful. I and my father will invest in your loan. Wishing you and your family the best.	You're welcome! Thank you for the investment.

Member Payment Dependent Notes Series 492917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492917	$6,000	$6,000	14.22%	1.00%	March 12, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492917. Member loan 492917 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,485 / month
Current employer:	Plaza Automall	Debt-to-income ratio:	14.21%
Length of employment:	< 1 year	Location:	SOUTH RICHMOND HILL, NY

Home town:
Current & past employers:	Plaza Automall
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > I need this money to lower my interest rates. Right now there 29.99% , every time i pay 200-400 on each credit car i pay 120-140 of interest on each. I need to pay less interest and more principal. Thanks Borrower added on 03/09/10 > 1) Who/what is your Employer(s) and what do you do/job description there? - I work at Plaza Automall, It is a scion/toyota/honda/acura/hyundai and a used car dealership. I am a Business Development Representative there. My job duty is to generate sales for all 6 franchises 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated.- i owe 4500 on one credit card and 3200 on another, The interest rate is 29.99 on both. As of late i have been paying $500 on each but that includes a $120-150 in interest each month on each credit card 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. - i have 1400 worth of bills every month. That includes rent , insurance, and other bills 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) - My fiance and i have a joint account. She is in school to get her RN Degree. She currently works at a physical therapy office as a therapy aid, She makes $2400 a month also that goes into our account. But 1000 of that goes to her car insurance and school bills. The rest goes into our account to pay bills.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,896.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Plaza Automall and what do you do there?	Plaza Automall is a car dealership its a honda/acura/scion/toyota/ hyundai and used cars. I am a business development representative. My job is generate sales for all 6 franchises.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Please answer this email Only after you have Done the Modifications. Since your answer is the only way I will know to take a 2nd Look at your application.	1) Who/what is your Employer(s) and what do you do/job description there? - I work at Plaza Automall, It is a scion/toyota/honda/acura/hyundai and a used car dealership. I am a Business Development Representative there. My job duty is to generate sales for all 6 franchises 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated.- i owe 4500 on one credit card and 3200 on another, The interest rate is 29.99 on both. As of late i have been paying $500 on each but that includes a $120-150 in interest each month on each credit card 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. - i have 1400 worth of bills every month. That includes rent , insurance, and other bills 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) - My fiance and i have a joint account. She is in school to get her RN Degree. She currently works at a physical therapy office as a therapy aid, She makes $2400 a month also that goes into our account. But 1000 of that goes to her car insurance and school bills. The rest goes into our account to pay bills.

Member Payment Dependent Notes Series 492938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492938	$8,000	$8,000	14.59%	1.00%	March 16, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492938. Member loan 492938 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Porsche Business Services	Debt-to-income ratio:	9.00%
Length of employment:	< 1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	Porsche Business Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Hi, I run a successful side business reselling imported Chinese goods through Ebay & Amazon. (Full disclosure: what I import is proprietary to my business, so I cannot disclose exactly what the product is -- I will say it a common consumer good though and it is not counterfeit or dangerous). My gross margins are around 50% and profit margins hover around 25% to 30% per month. Even at 14.59% annually, my business can easily cover the loan payment. I would like to start with a smaller loan, establish a payment history, and slowly build out bigger lines of credit through the community here. I work full time as a capital markets (structured finance / securitization) analyst for an auto-maker and make $80k/year gross. My expected bonus is 20% of my take home salary, so this year I should make approximately $96k. My job is to structure the sale of asset-backed securities; so rest assured I work in the institutional lending game every day. In my mind, taking on this loan is an EXCELLENT risk adjusted return for any investor. I am young and am not interested in ruining my credit for an $8,000 line! I have approximately $35k in cash / stocks / bonds; $15k of residual value in my car. I rent at $1,500 a year I have around $500/month in student loan payments ($50k approximately outstanding); no major outstanding revolving balances on credit cards (one $1500 interest free balance for a living room set I just bought and $800 on a Sears card for a TV that I've been amortizing at $300 / month). I'm happy to field any questions regarding the business (not the exact product though...). I appreciate your consideration. Thanks, -Tim Borrower added on 03/08/10 > f Borrower added on 03/09/10 > Note: I rent at $1,500/month, not $1500 a year...

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	58
Revolving Credit Balance:	$4,711.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Porsche Business Services and what do you do there?	Hi, Please see my description above, but Porsche Business Services is the North American finance arm of Porsche AG (the car maker). I work in Porsche's capital markets team structuring and selling asset-backed securities -- in this case Porsche auto leases and loans. Effectively, I work with institutional investors (hedge funds, life insurance companies, pension plans, etc.) to buy Porsche debt. Thanks, -Tim
what do you need to purchase? you have 35k in cash/stock/bonds, why take out this loan?	Hi, Due to the competitive nature of my business, I can't disclose exactly what I am buying -- since I don't want other people on here sourcing my product line; however, I am going to use this money to purchase some additional inventory. Right now, I've largely funded the business on my salary and tried to manage my finances/bills through my credit cards and pay them off before being charged finance charges. Personally it is a bit of a hassle juggling the charge cards around and managing payment periods. (My inventory usually flips every 20 days to 30% to 25% profit; so my annualized profit is pretty high). To me, taking out a loan is really just diversifying my funding mix and hedging potential unemployment risk. If I were to become unemployed, I have another assets to live without my salary for 2 years or so; I'm a bit of an old fashioned saver.... There are really two modes of my thinking here for seeking a loan: 1) Build up credit history for the company My operation is a registered LLC and reports quarterly (CPA sign-off, etc.); and in the current banking environment, it is extremely difficult to take out business loans. This loan will go on the company's financials (along with interest deductions, etc.) and demonstrate our ability to repay to other lenders; additionally, I would hope to repay this line and be able to come back to the community here and request $12k the next time and link back to the payment history on the note issued here. Frankly, for my business, the rates here are EXTREMELY competitive to what I've seen in local community banks. 2) Personal Liquidity Needs Given the labor market, I really prefer to keep my safety cushion as it is. Like any company, I need a strong personal balance sheet for the unexpected events that may come. I don't have a lot of revolving consumer debt, but I do have rent and student loan payments and could face an extended unemployment period (6+ months) while searching for a new job (not to be paranoid, but just realistic).
Could you verify your income with Lending Club?	Hi, LendingClub contacted me yesterday at work and asked for some follow-up information to verify things; tonight I will send them over a PDF of a recent paystub and ask them to confirm my salary. Thanks, -Tim
I noticed that your income is still not verified, could you contact lending club to verify your income?	Hi, I have sent Lending Club a copy of my paystub and have not heard back... apologies for the delay; I will check with them on Monday if it isn't posted today. Thanks, -Tim

Member Payment Dependent Notes Series 492955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492955	$8,400	$8,400	13.11%	1.00%	March 15, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492955. Member loan 492955 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	East Pleasant Pictures	Debt-to-income ratio:	15.15%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	East Pleasant Pictures
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I'm on my way up the career ladder, but need to finally pay off the debt I accrued while unemployed. This loan payment would replace the amount I pay in credit cards each month, which I have never been late on. Borrower added on 03/09/10 > I'm on my way up the career ladder, but need to finally pay off the debt I accrued while unemployed. This loan payment would replace the amount I pay in credit cards each month, which I have never been late on. Borrower added on 03/10/10 > I went to a very expensive, but very good private college that required several student loans. I currently split the payments with my mother, and have never been late or missed. I consider myself lucky to be in a career that I specialized in in school.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,513.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is East Pleasant Pictures and what do you do there?	East Pleasant Pictures is a video production company that specializes in TV documentary, commercials and music videos as well as web content. I have been their staff Junior editor for almost 2 years. I edit commercials and online content for them full time.
What is it that you do at East Pleasant Pictures?	I am their Staff Junior Editor. I started out as an assistant editor, but am now editing TV and online content for them on a regular basis.
Since this loan is to refinance debt, please list each of your debts (type/balance/APR) and then identify the ones on the list that will *not* be paid off with this loan, as well as the ones that *will* be paid off with this loan. Thank you in advance.	To be paid in full: Credit Card #1 - 19.99%APR - $3400 Credit Card #2 - 19.99%APR - $4000 These are my only debts outside of rent and student loans. None of my student loan debts will be paid using this loan. My student loans average out to about 5% interest for over $80,000. As I said before, I receive 50% help from my mother for these. All additional financing will go into my savings account as an aid to the fact that I will then cancel all my credit card accounts.
There are other advantages to keeping student loans too; good decision in my opinion. Are you confident that you will be able to comfortably afford the ~284 monthly loan payment? Thank you in advance for your answers.	Yes, I am. My credit card payment this month was 199$, so replacing that payment with one that is ~80 more will be completely doable. I've also been adding to a savings account for the last few months (100/month) so I have a bit of wiggle room.
Is momz willing to help you out on this LC loan if you were to lose your job? How secure it momz job?	She is there to support me as she can. She's been working at her current job for 7 years and is a stellar property manager!

Member Payment Dependent Notes Series 492956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492956	$6,500	$6,500	7.14%	1.00%	March 12, 2010	March 22, 2013	March 22, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492956. Member loan 492956 was requested on March 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:		Debt-to-income ratio:	12.32%
Length of employment:	2 years	Location:	Downers Grove, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	26
Revolving Credit Balance:	$2,839.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income? Loan Description?	Independent Contractor for a design firm. The firm works with a steady supply of local builders and remodelers. The majority of my income comes from cabinetry design and sales. Just recently I have contracted out to my clients at an hourly fee to aid in additional selections regarding their projects (from initial space design to material selections).

Member Payment Dependent Notes Series 493019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493019	$4,750	$4,750	10.25%	1.00%	March 11, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493019. Member loan 493019 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	SCAD	Debt-to-income ratio:	0.00%
Length of employment:	5 years	Location:	Atlanta, GA

Home town:
Current & past employers:	SCAD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > SCAD is a private art university, scad.edu. I am the social media manager, working in the communications department to promote the school in online channels. We are in the beginning stages of having our home renovated and need a loan for the architect and associated expenses. My job is very secure. I am the only person here able to do this job and I do it very well. Borrower added on 03/10/10 > I must have clicked the wrong button on 'debt consolidation' but can't figure out how to change it.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SCAD and what do you do there? Loan Description?	SCAD is a private art university, scad.edu. I am the social media manager, working in the communications department to promote the school in online channels. We are in the beginning stages of having our home renovated and need a loan for the architect and associated expenses. My job is very secure. I am the only person here able to do this job and I do it very well.
Hello. What is SCAD and what do you do there? Is your job secure at SCAD over the next three years? Your credit history indicates that you have no credit card debt. What type of debt is this and how did you accumulate it? Your answers are appreciated. Wishing you the best.	SCAD is a private art university, scad.edu. I am the social media manager, working in the communications department to promote the school in online channels. We are in the beginning stages of having our home renovated and need a loan for the architect and associated expenses. Yes my job is very secure. I am the only person here able to do this job and I do it very well.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	SCAD is a private art university, scad.edu. I am the social media manager, working in the communications department to promote the school in online channels. We are in the beginning stages of having our home renovated and need a loan for the architect and associated expenses. Yes my job is very secure. I am the only person here able to do this job and I do it very well. We pay approximately $4,000/month in all expenses.
Hello. If you pay about $4,000/month in expenses and your gross income is $4,083, how can you make the monthly payments on this loan?	My wife and I split the expenses, so my personal contribution to monthly expenses is around $2000.
Hello. Also, if this is for home renovation, why are you calling this consolidating debt? Clear answers to this and my previous question is greatly appreciated.	I must have clicked an incorrect button.
I am adding some funds. FYI - I ended doing without an Architect by having a 1st rate General Contractor do the design for my dormer w/bath w/2 bd, & w/home office as part of his services. When they have been doing it for 30 years, they just know their thing. Depends on the house and what you want to achieve.	Thank you! We took this guy on recommendation of someone as he's a specialist in historic home renovations (ours is 1909), but with the skills comes the price.

Member Payment Dependent Notes Series 493040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493040	$5,000	$5,000	6.76%	1.00%	March 11, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493040. Member loan 493040 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Dunkelberger Engineering and Testing Inc.	Debt-to-income ratio:	6.71%
Length of employment:	5 years	Location:	BOYNTON BEACH, FL

Home town:
Current & past employers:	Dunkelberger Engineering and Testing Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > My goal for this loan is to have it paid off within the next six to twelve months. I did not want to put the cost of building materials on my credit card with interest at 25%.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,503.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dunkelberger Engineering and Testing Inc. and what do you do there?	We are a engineering consulting firm specializing in geotechnical engineering, constructions materials testing, and building inspections. I am a registered professional engineer who manages our West Palm Beach projects for the materials testing department.

Member Payment Dependent Notes Series 493045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493045	$7,500	$7,500	7.51%	1.00%	March 15, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493045. Member loan 493045 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Redbox Automated Retail	Debt-to-income ratio:	19.92%
Length of employment:	< 1 year	Location:	Downers Grove, IL

Home town:
Current & past employers:	Redbox Automated Retail
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I am a graduate of Indiana University, that still has some lingering Credit Card debt that I would like to consolidate and finally get paid off. I recently landed a job at the corporate headquarters of Redbox Automated Retail, the DVD retail place, and have been here for over 4 months now. I would really rather pay 7.5% over three years, if I get this loan, than 20% to the credit card companies, and it would take a lot longer to pay than 3 years also. If you have any questions feel free to ask, thanks and have a nice day. Borrower added on 03/10/10 > I forgot to mention below in answering the question about my expenses, that truly my only expense is the gas I use to drive to work which is 6 miles a day so I fill up about once every two weeks.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,619.00	Public Records On File:	0
Revolving Line Utilization:	11.63%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In order to see how the loan payment will fit into your budget, please list your living expenses (rent/util/phone/cable/etc). Thank you in advance.	My living expenses are very limited as I live at home with my parents. Since I live at home I have no rent, no phone, no cable, no utilities, no food. The only expenses that I have are my own leisure expenses which will be cut down once I have a loan to pay off.

Member Payment Dependent Notes Series 493182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493182	$5,000	$5,000	11.36%	1.00%	March 12, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493182. Member loan 493182 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Elephant and castle	Debt-to-income ratio:	14.33%
Length of employment:	7 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Elephant and castle
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	69
Revolving Credit Balance:	$824.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Elephant and castle, and what do you do there? Loan Description?	Elephant and Castle is a restaurant chain part of the Terranova Pub group. I have been working there for 7 years of which i have an assistant general manager for 4years. The purpose of this loan is to pay off a high interest credit card.
What do you plan to use the loan for?	To pay off a high interest credit card.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	1) My employer is the Elephant and Castle, Inc a restaurant chain where i am an assistant general manager. 2) The purpose of this loan is to pay off a high interest credit card. 3) Monthly expences breakdown( rent $910, insurance $156, utilities $56, phone $126, internet $45, food $100) totaling $1393. 4) I currently have a saving account with ING Direct as a backup plan in case of a job lost which i honestly do not anticipate occuring, and a job loss compensation clause under my life insurance plan to assist me in case of a job lost.

Member Payment Dependent Notes Series 493203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493203	$4,000	$4,000	13.48%	1.00%	March 16, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493203. Member loan 493203 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,850 / month
Current employer:	City of Columbia	Debt-to-income ratio:	22.60%
Length of employment:	< 1 year	Location:	Columbia, SC

Home town:
Current & past employers:	City of Columbia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I need your help. I made some mistakes when I was younger but I am doing my best to fix that.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	48
Revolving Credit Balance:	$12,784.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the City of Columbia, and what do you do in your role there?	I am a police officer for the City of Columbia and my role is to serve the community.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	1) I am a police officer with the Columbia Police Department. 2) I am looking to consolidate credit card debt. The four cards I am looking to pay off have a balance of 630, 670, 850, and 1850 before next months payments. The current monthly payments are 25, 25, 50, and 70. They other debt I have is a college loan I am paying back and my car payments. 3) My monthly expenses consist of rent at 522, car at 300, car insurance at 105, student loan at 107, electric at 50, cell phone at 60, 100 goes into saving, groceries which vareis and so does gas. 4) I do have same savings if I lose my job and am working on putting more money into savings right now. I do not have any spousal assistance because I am single with no dependents. I am hard working and will pay back my loan. I am almost off my probatiobary period which would allow me to work a second job or off duty work to help pay you back sooner. I am also looking at refiancing my car to a lower payment and am just waiting for finally approval from Wells Fargo.

Member Payment Dependent Notes Series 493219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493219	$4,000	$4,000	13.11%	1.00%	March 12, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493219. Member loan 493219 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Papa John's Pizza	Debt-to-income ratio:	5.50%
Length of employment:	2 years	Location:	Tucson, AZ

Home town:
Current & past employers:	Papa John's Pizza
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I am a student at University of Arizona. I am a double major in MIS/OM and I work between 32-38 hours a week. I am applying for this loan because I want to consolidate some of the debt that I have occurred into one payment. It would make life at lot easier on me if I could make just one payment. I am very reliable. I have never had a late payment on anything, I make sure of that. I think for having such a high credit score for someone my age proves the above as well as shows my financial responsibility. Thanks for your time!

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,482.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Papa John's Pizza? What are your monthly living expenses (rent/util/phone/all other)? Thank you in advance.	I am the Assistant Manager at the Papa John's. As my store doesn't have a GM right now I am the acting GM, so I am in charge of running the store at the current moment until they get a permanent GM in the store. My rent is 182; we have a 4 bedroom place with 5 people. My part of the utilities usually amount to another 150 dollars and then food on top of that. The only other things that I have are the credit card payments along with medical bills, which is what I want to consolidate into one payment with this loan. I hope this answers your questions! Thanks, Justice
Good morning UofA "Wildcat"...I see that you are asking for $4K but your credit record (which may not be up to date with LC) shows that you have $2482 in revolving debt. Can you tell us about ALL the debt you are paying off with this loan...listing the amounts and the APR's so this old Sun Devil can understand your needs better? Been where you are now...and yes your credit score is admirable for your age and you are smart to cap your debt while your income is so limited. I just don't want to see you get over your head with the $135 bucks going out each month when you are burning the candle at both ends with school and work because how you perform here will also affect your credit rating. What year do you plan to graduate? The more folks know about you (within limits of anonymity ) the easier it is for them to feel more comfortable in granting your loan. Good luck in your MIS/OM career choice.	The other aspect are medical bills that I have. They amount to about $1200. So I was hoping to make it easier on myself by consolidating into one payment. They revolving debt is around 18%. I don't feel that the $135 payment would affect me, because it is a lower payment than what I make, making 3 or 4 different ones each month, plus I normally would be paying more than just that payment. I just wanted to make it more manageable on my part and figured that this was the best way to go while helping my credit score more in the mean time. Thanks, Justice

Member Payment Dependent Notes Series 493224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493224	$3,200	$3,200	10.99%	1.00%	March 16, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493224. Member loan 493224 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Irdeto	Debt-to-income ratio:	18.53%
Length of employment:	4 years	Location:	Carlsbad, CA

Home town:
Current & past employers:	Irdeto
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	66
Revolving Credit Balance:	$27,816.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 493285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493285	$2,000	$2,000	14.22%	1.00%	March 11, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493285. Member loan 493285 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	SkyWest Inc.	Debt-to-income ratio:	17.79%
Length of employment:	3 years	Location:	Fairfield, CA

Home town:
Current & past employers:	SkyWest Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	64
Revolving Credit Balance:	$1,483.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SkyWest Inc. and what do you do there? Loan Description?	SKYWEST is an airline and I'm a Pilot for them.
Could you please edit/modify your loan description to include answers to these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	SKYWEST is an airline and I'm a pilot for them. The loan is to consolidate 2 credit cards I have had for a while that the interest jumped to 21%. I don't intend to be paying minimum when this fund goes through. Just don't want to pay the high interest and consolidate both in to one. Thanks

Member Payment Dependent Notes Series 493291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493291	$9,600	$9,600	7.51%	1.00%	March 15, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493291. Member loan 493291 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Clinicomp	Debt-to-income ratio:	13.20%
Length of employment:	< 1 year	Location:	ESCONDIDO, CA

Home town:
Current & past employers:	Clinicomp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,530.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Clinicomp and what do you do there?	CliniComp is my employer. We provide EMR systems. Has nothing to do with my Credit Card Consolidation. I like to pay off my debt faster.
Since this loan is to pay off your debt faster, please list each of your debts (type/balance/APR) and then identify the ones on the list that will *not* be paid off with this loan, as well as the ones that *will* be paid off with this loan. Thank you in advance.	All will be paid off CC American Express BL 2,557.31 APR 18% CC Chase BL 1,623.66 APR 22% CC Discover BL 1,229.88 APR 15% ED Selfloan BL 2,032 APR 9.9% CC Juniper BL 1,371.83 APR 15% Not being payed off Auto Capitalone BL 2,800 APR 7%

Member Payment Dependent Notes Series 493299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493299	$2,500	$2,500	7.14%	1.00%	March 12, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493299. Member loan 493299 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	MURPHY CONSOLIDATED IND	Debt-to-income ratio:	9.05%
Length of employment:	10+ years	Location:	Mingo junction, OH

Home town:
Current & past employers:	MURPHY CONSOLIDATED IND
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I have used Lending club before and it is a great club!! I'm doing a little home improvement (carpets, a little up-dating). nothing major cause I have a great house already-just want to update a little

A credit bureau reported the following information about this borrower member on March 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	64	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,650.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MURPHY CONSOLIDATED IND and what do you do there?	Hi, The company I work for is a general contractor along with a large rental items (cranes,forklifts) for area mills, power plants. I pretty much do it all, a/p, a/r, and payroll along with any other general clerical jobs that need done.

Member Payment Dependent Notes Series 493311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493311	$5,000	$5,000	6.76%	1.00%	March 15, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493311. Member loan 493311 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Marlton Rehab	Debt-to-income ratio:	2.32%
Length of employment:	10+ years	Location:	Cherry Hill, NJ

Home town:
Current & past employers:	Marlton Rehab
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,814.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Marlton Rehab and what do you do there? Loan Description?	Marlton Rehab is an in/outpatient rehab hospital for people who suffered trauma; joint replacements, strokes, spinal /traumatic brain injury, multiple sclerosis/Parkinsons disease, etc. I am an Occupational Therapist and have been for 18 years. My loan is for debt consolidation.
Hello. Do you usually pay off in full your credit card bills each month? Besides the medical expenses do you have any other major debts such as home equity loan, etc.? Your answers are appreciated. Wishing you the best.	I believe the loan should have stated "debt consolidation" and not medical expenses. I try and pay off my loan in full, but between increasing cost of daycare and of the general cost of living, I have gotten behind in my payments and I do not like having outstanding debts. I do have a mortgage to pay and a car payment.

Member Payment Dependent Notes Series 493314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493314	$4,800	$4,800	14.96%	1.00%	March 12, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493314. Member loan 493314 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	University of Vermont	Debt-to-income ratio:	11.49%
Length of employment:	3 years	Location:	BURLINGTON, VT

Home town:
Current & past employers:	University of Vermont
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	63
Revolving Credit Balance:	$1,619.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at UVM?	EEO Compliance Officer.
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with the total amount for these monthly expenses. This is to show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that would apply to your financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.)	My employer is the University of Vermont. I am the EEO Compliance Officer in charge of resolving discrimination complaints. I have been working for the University for about three years. The loan will be used to pay off all outstanding credit card debt which total about $4000 as my interest rates have dramatically increased over the last six months for no apparent reason. My take home pay amounts to about $2800 a month (gross income equals $42,000 a year). My expenses amount to less than $18000 a month ($760 for rent, $80 for utilities, $60 for phone and internet, $230 for student loan payments, etc.). I am not married, have no kids and own my car outright. I will be paying off this loan as quickly as possible, hopefully within the next year.
What were each of the recent inquiries for, and did any of them result in new credit cards or loans? I also have to ask, is Nectars still there on Main St?	I applied for and received an American Express Sam's Club card and a Walmart credit card because they come with good conditions and most of my shopping lately has been limited to those two stores. And yes, Nectars is still on Main Street, is still home to good music and gravy fries to die for.
i see 6 inquiries in the last 6 months. other than sam's club and walmart, what were these inquiries? thanks	I inquired about a personal loan with several lending institutions including my bank, TD Bank, Citifinancial and others before discovering LendingClub. I was offered loans by them but at a much higher interest rate and requiring a lien on my car as collateral. I was eligible for up to $10,000 but decided to borrow only what I need in order to pay off my credit cards and have some cash on hand for emergencies. The smaller amount and lower interest rate offered by LendingClub was the best offer I could find after shopping around.

Member Payment Dependent Notes Series 493316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493316	$7,500	$7,500	7.88%	1.00%	March 15, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493316. Member loan 493316 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Department of Defense - NAWCTSD	Debt-to-income ratio:	14.62%
Length of employment:	1 year	Location:	Orlando, FL

Home town:
Current & past employers:	Department of Defense - NAWCTSD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I plan to use the funds to buy a Tiffany engagement ring for my proposal in a few months.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$210.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Department of Defense - NAWCTSD and what do you do in your role there? When are planning on proposing?	I am a visual engineer on a team responsible for the acquisition of training systems for the Navy. As a visual engineer, I am involved with displays, projectors, and image generators. While the primary purpose of the facility is to acquire training systems by contracting out the work, there is some internal development with which I am involved. I am planning on proposing in May/June timeframe. There are still a couple of plans to be made. Please let me know if you have any additional questions. Thank you.
What is your occupation?	I am a visual engineer for the Navy on a team responsible for acquiring training systems. While I mostly deal with the acquisition side of things, I am involved with the little bit of in-house development that occurs at my place of employment. Please let me know if you have any additional questions. Thank you.

Member Payment Dependent Notes Series 493347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493347	$6,000	$6,000	7.88%	1.00%	March 15, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493347. Member loan 493347 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	United Regional Hospital	Debt-to-income ratio:	19.59%
Length of employment:	10+ years	Location:	Wichita Falls, TX

Home town:
Current & past employers:	United Regional Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,420.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at United Regional Hospital?	Registered Nurse
Loan Description?	refinance credit card
What is your occupation?	Registered Nurse

Member Payment Dependent Notes Series 493354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493354	$5,000	$5,000	7.88%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493354. Member loan 493354 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$889 / month
Current employer:	Salvation Army	Debt-to-income ratio:	2.59%
Length of employment:	< 1 year	Location:	ANTHONY, FL

Home town:
Current & past employers:	Salvation Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Working as a driver for Salvation Army,, I need a loan to purchase a car for my own personal use Borrower added on 03/11/10 > Monthly living expenses are- $160 - rent $ 101- phone and utilities $25 - credit card $12- IRA $27- car insurance $20- Life Insurance Borrower added on 03/11/10 > Recent credit inquiries were for credit cards and the most recent one was for a new credit card with a lower interest rate to transfer my outstanding balance from another one that increased my interest rate to 29.99%

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,138.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the Salvation Army? Loan Description?	I work as a driver for the Salvation Army , doing errands , bank and mail runs and passenger transportation.. The purpose for the loan is to purchase a car for my own personal use
Please list your monthly living expenses, so we can see how the loan payment will fit into your budget. Thank you in advance.	Monthly expenses... Rent - $100 Storage Locker- $60 Phone-(cell and home) - $101 IRA- $12 Life Insurance -$20 Visa- $25 Car Insurance - $27

Member Payment Dependent Notes Series 493358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493358	$5,000	$5,000	10.62%	1.00%	March 11, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493358. Member loan 493358 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	CFWG	Debt-to-income ratio:	17.09%
Length of employment:	5 years	Location:	Carrollton , GA

Home town:
Current & past employers:	CFWG
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	59
Revolving Credit Balance:	$3,910.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 493386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493386	$2,500	$2,500	6.39%	1.00%	March 11, 2010	March 23, 2013	March 23, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493386. Member loan 493386 was requested on March 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,547 / month
Current employer:	USA Properties Fund, Inc.	Debt-to-income ratio:	10.26%
Length of employment:	10+ years	Location:	Plumas Lake, CA

Home town:
Current & past employers:	USA Properties Fund, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/09/10 > I previously had a loan with LendingClub to do my backyard landscaping which I successfully paid off. Now the family wants a swimming pool to finish off the job and I had such a good experience with LendingClub the last time I decided it was the way to go.

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,514.00	Public Records On File:	0
Revolving Line Utilization:	6.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is USA Properties Fund, Inc. and what do you do there?	It is a company that designs, builds and manages affordable housing. I work in the IT Dept. and am in charge of all the hardware and software in the corporate office as well as all the apartment communities.
Do you have the prior LC Loan number so we can look up its payment history... What kind of pool are you getting...	The prior loan number is 391525. The pool is going to be an above ground model with a nice wooden deck. I haven't picked out the specific pool yet but I am looking at one by SunSports.

Member Payment Dependent Notes Series 493404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493404	$5,500	$5,500	16.07%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493404. Member loan 493404 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,937 / month
Current employer:	Knight Enterprises	Debt-to-income ratio:	19.35%
Length of employment:	10+ years	Location:	Dunedin, FL

Home town:
Current & past employers:	Knight Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > I will be taking my family on a special vacation. I have been working long hard to establish great credit and will have no problem making these payments. I have been employed at the same job for 13 years.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	35
Revolving Credit Balance:	$689.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Knight Enterprises and what do you do there? Where are you going on vacation?	Knight Enterprises is a telecommunications company that specializes in cable television in installations. My job title is Warehouse Manager. I ship and recieve set top converters modems ect. i will be taking my family to Disney land in Anaheim Ca for the whole Disney experience.
RE: $5,500 Vacation loan questions: (1)-Position (JOB/What you do) @ Knight Enterprises? (2)-TransUnion Credit Repoort reflects 8 credit inquiries within past 6 months. Whay so many credit inquiries? Member 505570 USMC-Retired-Investor 03.10.2010 @ 05:15 AM ET.	I am the Warehouse Manage at Knight Enterprises. The reason there has been 8 inquiries in the past 6 months is that I just purchased a car for my wife. We had to shop around for the best deal.
Is this loan a relisting? I saw something very similar just a few days ago.	No this is my first time applying through lending club.
To understand how this will fit into your budget, can you provide info on your other itemized monthly costs (mortgage/rent, car, utilities, and other recurring household expenses eg phone, internet, food, childcare costs) as applicable? Thanks for your answer to this Q...	My morgage is $1295.00, 2 automobiles $700.00, insurance $412.00, utilitys $300.00, my work pays for my phone cable internet and my gas I spend about $600.00 per month on food. I am not the only income in my household my wife is a regestered nurse and has a bigger income than me.

Member Payment Dependent Notes Series 493435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493435	$3,000	$3,000	14.22%	1.00%	March 12, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493435. Member loan 493435 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Harvard Business Publishing	Debt-to-income ratio:	10.05%
Length of employment:	6 years	Location:	Marshfield, MA

Home town:
Current & past employers:	Harvard Business Publishing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > I have one child who is a senior at UChicago and I have paid more than $80,000 cash out of my income over the last three years for her tuition and living expenses. That is happily behind me now with her last bill paid this month! I would like to move to a new apartment in April, but don't have enough cash left for the moving costs and security deposits. I will have about $3000 free cash flow per month (now that tuition is paid) and will apply that first to revolving cc balances that carry a higher rate than Lending Club.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	59
Revolving Credit Balance:	$22,698.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving across town or across country? Will you be keeping your job or do you have to find a new one? Will you be keeping your phone number and e-mail address?	Thank you for your question. I will be moving to another apartment about 15 minutes closer to Boston.I will be keeping the same job, email address, mobile phone and work number. The home phone number might also be the same but I'm not sure about that, however I will update that number immediately if it does change.
What is Harvard Business Publishing and what do you do there? Will you be moving locally or long distance? Will you maintain the same email address and phone number after the move, and if not, have you provided Lending Club with the new contact information? Thank you in advance for your answers and with your patience with all the questions.	These are good questions! Harvard Business Publishing is a subsidiary owned by Harvard University, and is publisher of the Harvard Business Review. I develop virtual leadership education programs for corporate clients. This is a service offering started about three years ago and is considered one of our most successful product launches ever; we are currently advertising for 2 new employees to join our team. I will have the same mobile number, emai address, and work phone number after the move, and possibly the same home number. I will provide any changes in contact info to Lending Club immediately. Thank you for asking.

Member Payment Dependent Notes Series 493496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493496	$6,500	$6,500	7.14%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493496. Member loan 493496 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,208 / month
Current employer:	BNY Mellon	Debt-to-income ratio:	15.95%
Length of employment:	10+ years	Location:	New Kensington, PA

Home town:
Current & past employers:	BNY Mellon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > Just wanted to add I am using this loan to pay off a higher interest rate loan. If you are able to view my credit report I have excellent credit and have credit cards with low to zero balance. I need this loan because the creditor I would like to pay does not except credit card payments as strange as that may seem.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,087.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is BNY Mellon and what do you do there?	Hi. BNY Mellon is a financial institution. I work in the Information Technology department and am the manager of the database administration group. I have been working here for the past 11+ years.
Hello. Actually your credit history does show a revolving debt of $7,087. Is this different from the loan you are planning to pay off? Based on what you said above, do you pay off your credit cards in full each month? Besides your mortgage, do you have any other major debts such as home equity loan or mortgages on rental properties? Your answers are appreciated. Wishing you the best.	Hi, The creditor I am paying off does not report to the credit boroughs so it is not listed under my credit report. My revolving debt is from the one credit card that I use on an infrequent basis. I had consolidated my other smaller credit card balances to this one card as the interest rate is fairly good on the card. I do try to pay my balances in full every month if I happen to use another card for retail purchases. No, I do not have any other major debts besides my mortgage. I do not own rental properties or anything like that. Please let me know if anything other information is needed. I am happy to answer any questions anyone may have. Thanks, Amanda

Member Payment Dependent Notes Series 493529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493529	$2,500	$2,500	7.88%	1.00%	March 12, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493529. Member loan 493529 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,550 / month
Current employer:	Norfolk Southern	Debt-to-income ratio:	6.26%
Length of employment:	2 years	Location:	Roanoke, VA

Home town:
Current & past employers:	Norfolk Southern
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > The purpose of this loan is to enable the full purchase of an engagement ring. I would have previously needed no help in this, but I was suddenly hit with over 2500 dollars worth of vehicle maintenance which used almost all my savings and left me with nothing left for this purchase I really want to make as soon as possible! Thank you all for your contributions.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$649.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Norfolk Southern and what do you do there?	Norfolk Southern is one of the nation's premiere rail transportation companies. I am an information systems developer primarily developing web based technologies for internal business use.

Member Payment Dependent Notes Series 493535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493535	$5,000	$5,000	10.25%	1.00%	March 16, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493535. Member loan 493535 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Roche Pharmaceuticals	Debt-to-income ratio:	23.85%
Length of employment:	1 year	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	Roche Pharmaceuticals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > I currently work as a Scientist and just moved. I need the money to assist me with moving expenses and also my upcoming wedding in April. After this, I foresee more savings because of no more wedding expenses, and also a combined household income. My fianc?? is also grad school educated.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,878.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Roche Pharmaceuticals? Since you have been there for less than a year, please tell us a bit about your previous employment history? Thank you in advance.	I am currently a Scientist there. Prior to working with Roche, I worked with Merck Pharmaceuticals as a Research Biochemist II. Before working with Merck, I worked in Graduate School as a Research/ Teaching Assistant.
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) Please include the total amount for these monthly expenses. This is to show how a Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that apply to your financial ability to make payments on this loan if funded. (ex Backup saving if you lost your job. Spousal assistance. etc.) Once you have, I can then evaluate my possibility of adding funds to your loan. Your prompt answer is the only way I will know to take a 2nd Look at your loan listing.	1. Roche Pharmaceuticals, I am a Scientist there where I work in their crystallization department working with protein structure. 2. I need the loan because I moved and acquired some unforeseen expenses and also my wedding is in April so I have some bits and ends to tie with regards to money. 3. Rent: $1150 Car + Insurance: $400 Utilities: $170 Food: $300 Credit Cards: $500 Total: $2520 4. I have always paid my bills, and after my wedding, I foresee more savings as I won't be paying for that in addition to the combined income from my husband.

Member Payment Dependent Notes Series 493558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493558	$8,000	$8,000	7.14%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493558. Member loan 493558 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Insight	Debt-to-income ratio:	14.51%
Length of employment:	10+ years	Location:	Quinlan, TX

Home town:
Current & past employers:	Insight
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Had an unexpected bill come up and I really don't want to put it on a credit card. I'd rather have a set note with a decent interest rate.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,445.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Insight and what do you do there? Loan Description?	We are a hardware and software reseller. I am a Software Asset Management Consultant. We work with Fortune 500 companies to help them ensure they are compliant with the software they are using.
Hello. Your revolving credit shows $4,445 in debt. Do you usually pay off your credit card bills in full each month? Wishing you the best.	I try not to have credit cards at all, but it seems like everything has hit me at once here lately. I've had some major vet bills on a horse and now my truck has a blown head gasket. I'm not making the progress I'd like paying that credit card off, which is why I want to roll that along with my truck repair into the one note I can get paid off.

Member Payment Dependent Notes Series 493566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493566	$4,000	$4,000	14.96%	1.00%	March 12, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493566. Member loan 493566 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Language Connections	Debt-to-income ratio:	7.80%
Length of employment:	4 years	Location:	Cambridge, MA

Home town:
Current & past employers:	Language Connections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	32
Revolving Credit Balance:	$4,550.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Language Connections and what do you do there? Since you are refinancing debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	Language Connections is a translation and interpreting agency. I am a senior project manager there. The debt is a credit card, amount of 4313, APR 28.99% and will be paid off with this loan.
Please explain the last delinquency? Thank you in advance.	I had set up automatic payment from my checking account but didn't realize that this process has to be renewed every year by the account holder, it doesn't renew automatically.

Member Payment Dependent Notes Series 493571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493571	$6,600	$6,600	10.99%	1.00%	March 16, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493571. Member loan 493571 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	MicroStrategy, Inc	Debt-to-income ratio:	16.41%
Length of employment:	< 1 year	Location:	Washington, DC

Home town:
Current & past employers:	MicroStrategy, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,755.00	Public Records On File:	0
Revolving Line Utilization:	34.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MicroStrategy, Inc and what do you do there? Since you are refinancing debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	MicroStrategy is a business intelligence software company and I am the IT Compliance Analyst. Previously I was an IT auditor and my duties there include facilitating the internal and external IT audits, ensuring compliance with our IT policies and applicable laws, and contract/policy review. Currently, I have 3 credit cards, 2 of which I use regularly. 1. Visa with 4000 @ 17.99 2. Visa at 2100 @ 11.99 3. Best Buy @ 1500 @ 0% for the next 2 years (this will not be paid off) 4. Car at 550 month at 0.9% (not paid off) 5. 2 Student Loans total monthly payment of 210 @ 4% (not paid off) I also live with my fiance and we share living expenses. I had no problems carrying my previous debt, but my interest rates went up with no warning and even though I make regular payments well over the minimum. Thanks
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with the total amount for these monthly expenses. This is to show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that would apply to your financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.)	1. MicroStrategy Inc, I am the IT Compliance Analyst. I facilitate the internal/external audits, perform monthly independent audits, ensure compliance with our policies and applicable laws, and several ad hoc tasks. 2. Consolidating credit card debt that I have been carrying for some time at a low interest rate that went to a high new higher rate. I have never missed a payment and always pay more than the minimum. Consolidating the following 1. Visa at 4000@17.99 was previously sub 10% 2. Visa at 2100@11.99 No Consolidating 1. Car Loan 550/month @ 0.9% for term 2. Student Loans combined 210/month @4% 3. Best buy card at 1500/0% for the next 2 years 3. Normal monthly expenses Rent - 1107 month Power - 140 month Insurance - 160 month Phone - 130 month I also live with my fiance so the other expenses food/internet/etc.. she pays and some I pay. I regularly pay over 600 month to credit cards, but with the rate increase I am just looking to get rid of it quickly now and plan to use cash as opposed to cards from this point forward. 4. As disclosed above I am engaged and our wedding (which is being funded by her parents) is arriving shortly. She currently makes more than I do and we have enough savings to last for approx. 4 months. My personal savings, however, is non-existant at this point as I used it to pay for her engagement ring. If you have any further questions please let me know Thanks

Member Payment Dependent Notes Series 493573

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493573	$5,600	$5,600	10.62%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493573. Member loan 493573 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Georgia Air National Guard	Debt-to-income ratio:	9.82%
Length of employment:	7 years	Location:	Warner Robins , GA

Home town:
Current & past employers:	Georgia Air National Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > This loan is to purchase an engagement ring. Borrower added on 03/11/10 > I have never payed a debt late. I have over 45% of my income is to do as I please. My job is permenant and i am in no danger of losing it. I am actually about to get a promotion. The girl that I am proposing to is a second grade teacher and has already signed her contract for the next few years.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,107.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When do you anticipate the wedding date will be?	Probably next spring. If not sooner. We have talked about having an outdoor wedding but in GA you don't want to do that anytime after May. Way to hot.

Member Payment Dependent Notes Series 493612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493612	$5,000	$5,000	15.33%	1.00%	March 16, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493612. Member loan 493612 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,950 / month
Current employer:	BloomfieldCentral School	Debt-to-income ratio:	10.31%
Length of employment:	10+ years	Location:	SODUS POINT, NY

Home town:
Current & past employers:	BloomfieldCentral School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	32
Revolving Credit Balance:	$2,579.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at BloomfieldCentral School? Since you are consolidating debt, please list each of your debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	I am a tutor and have been employed at BCS for 12 years. I want to consolidate a Chase credit card, which raised the intrest rate before the new regs, .became law . I also want to pay off my JC Penney card . I have always paid my bills and been responsible.
Could you please answers these basic financial loan application concerns that you will be asked by many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them. 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balance amounts, interest rates, and current monthly payments) to be consolidated with this loan? And information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with the total amount for these monthly expenses. This is to show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important that would apply to your financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.)	I am employed at the Bloomfield CSD as a tutor and have been employed there for 12 years. I have no monthly expenses other than lunches during the week, cell phone monthly (76.00) and gas for my car.I have been married for 36 years and am going through a divorce. My divorce settlement will be in the range of 200,000 plus maintance. I have always paid my bills and been responsible. My main reason for the loan is to pay off a chase credit card(2920. bal., I pay more than the min payment each month, chase raised the intrest rate before the new regs to 23%. My children are all grown and finished with college and are self supporting. Thank you
So you want to consolidate the Chase and JCPenney cards. -- Please list those two, and each of your other debts, (type/balance/APR) and then indicate which ones on the list will *not* be paid off with this loan, and which ones *will* be paid off with this loan. Thank you in advance.	I have a BonTon and Walmart account which I will pay in full this payday, so they should not be considered. Chase(2900.)(23%) since they raised the intrest before the new regs, and JC Penney1400.(22%) will be paid off in full with the loan. I have no monthly expenses other than lunches, cell phone(76.00) and gas for my car.
Do you own your home outright, or pay a mortgage?	The house is owned free and clear.
You don't pay rent or mortgage? utilities? food other than lunches? car payment? insurance? internet access?	No, to all but the car payment, I pay 420.00 a month but car is in almost exs name.
Do you pay property insurance, or property taxes?	My almost ex pays the insurance and taxes
Are you planning on paying this loan off early with your settlement?	No, I am sure we will be in proceedings for quite some time. Also,I feel it would only be fair to the lenders to make the % they deserve for making the loan.

Member Payment Dependent Notes Series 493634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493634	$4,000	$4,000	10.99%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493634. Member loan 493634 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Wynn Resorts	Debt-to-income ratio:	17.42%
Length of employment:	3 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Wynn Resorts
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,849.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wynn Resorts and what do you do there? Loan Description?	Wynn Resorts Intl. is a world renowned company with Hotel / Casino properties in Las Vegas Nevada and Macow, China. I work as an audio visual tech for the convention services department. I set up projectors, screens, switching and lighting systems for corp. clients from around the world.
What will you use the loan for? Please describe Wynn Resorts. What do you do there?	The loan is for a motorcycle for pleasure and part time commute. Wynn Resorts Intl. is a hotel / casino company with properties in Las Vegas, Nevada and Macow , China. I am an audio visual tech. that sets-up projectors, screens, switching and lighting systems for corp. clients from around the world.

Member Payment Dependent Notes Series 493683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493683	$6,000	$6,000	14.22%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493683. Member loan 493683 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Graphics Packaging	Debt-to-income ratio:	14.09%
Length of employment:	2 years	Location:	St. Clair, MO

Home town:
Current & past employers:	Graphics Packaging
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Graphics Packaging and what do you do there? Loan Description?	It's a printing factory. I work on the printing press.
Listing indicates that you own your home - do you own it outright, or pay a mortgage, or live with parents? Thank you in advance.	I live with my grandparents they own the home outright

Member Payment Dependent Notes Series 493693

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493693	$6,000	$6,000	10.25%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493693. Member loan 493693 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	Mason Schools	Debt-to-income ratio:	9.70%
Length of employment:	2 years	Location:	erie, MI

Home town:
Current & past employers:	Mason Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > My wife and I got married and bought our home 2 years ago. Soon after we started having troubles with our septic. Our entire system needs replaced in our home, and we were going to have it done but ran into unexpected expenses. She is a nurse and I work as a teacher and teaching assistant and we have been married 2 yrs coming up very soon. We are both very honest and upstanding individuals and just want to be rid of this headache so we can pursue having a baby.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,838.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses (PITI/utilities/phone/insurance/car/etc) so we can see how the loan payment will fit into your budget. Thank you in advance.	Together we gross $6000 per month. Our mortgage is $1,187, student loan $140, car payment $200, (car insurance payment 4 times a year of $400), utilities approximately $200, and $150 credit card payments.
if your gross is $600 as you claim, then why does it list $200?	Because when I filled out the app it said not to include household income only individual income, so I only put mine in. I didn't think that was entirely accurate so that's why I answered the previous question as such. Perhaps there is a way to fill out the application with a co-applicant but I couldn't figure it out, hence the numbers. (by the way its $6,000/$2,000 not $600/$200 hundred )

Member Payment Dependent Notes Series 493695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493695	$10,000	$10,000	7.88%	1.00%	March 16, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493695. Member loan 493695 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Memorial Sloan Kettering Cancer Center	Debt-to-income ratio:	11.33%
Length of employment:	3 years	Location:	Teaneck, NJ

Home town:
Current & past employers:	Memorial Sloan Kettering Cancer Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/10/10 > I am a good candidate for this loan because I just finished paying off a $15,000 personal loan that my mother had taken out on my behalf in less than 4 years. I am very motivated in becoming debt free. My goal was to become debt free by 30 but was unable to accomplish this goal since I turned 30 last year and will be 31 this year. I am still pleased with my self since I've knocked down $15,000 in debt in less than 4 years. This $10,000 loan is to help me reach my new goal, to be Debt Free Before I'm 40. I would really be grateful if I could be approve for this loan at a great rate. I have fallen victim to the new credit card law that took effect last month. I saw my credit card rates creep up to an unbelievable interest rate of 18-19%. I want to use this loan to consolidate my credit card debts to help me get to my goal. Thank you all.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,379.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Memorial Sloan Kettering Cancer Center?	I'm a registered nurse at MSKCC. I have been working there for more than 3 years now.
To understand how this will fit into your budget, can you provide info on (1) the debt you are consolidating including interest rates and current $ monthly payments MADE not minimum due and (2) your other itemized monthly costs (rent, car, utilities, student loans and other recurring household expenses eg phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to both Qs...	Like I mentioned before, I just finished paying off a $15,000 loan which I was paying $360-$500 monthly. This new loan that I am trying to get will be paid for by this money that just got freed up. CC #1 interest rate of 17.95% $150 monthly CC #2 interest rate of 18.95% $150 monthly Car and Insurance $490 Rent $1800 Student loans $100 Utilities about $200 Food $250 Phone $120 (Family plan) I am married and my spouse and I split pretty much most of the household expenses. My spouse works for a private equity firm as an office manager.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	About two years ago, I got married. I have saved up and pretty much paid for most of the wedding expenses. As with life, there were unexpected expenses that came up and credit cards were used. We moved to a new apartment and needed some things to start our married life in our new place. Please see above for monthly expenses. Worked as a photo lab technician for 3 years. Worked as a histology tech for 5 years at Columbia University. I was working full time while I was in nursing school. Worked in retail as a sales clerk part time. Worked as a patient care tech the last two semesters of nursing school.

Member Payment Dependent Notes Series 493706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493706	$4,500	$4,500	7.88%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493706. Member loan 493706 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Honda of Toms River	Debt-to-income ratio:	11.42%
Length of employment:	< 1 year	Location:	Toms river, NJ

Home town:
Current & past employers:	Honda of Toms River
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > I wish to receive this loan to consolidate my credit card debt that I have from college. Borrower added on 03/12/10 > A little background on myself so you can gauge what type of individual I am: I currently work at a Honda Dealership where I am a sales and leasing consultant. I also am a Co-Producer/Creator of a independent Episodic sitcom, as well as a Co-Creator of a movie. Both of which are in the development stages. Before that I worked a seasonal job at Costco Wholesale for Christmas spending money. In November I graduated from FullSail university where I received my Masters in Entertainment Business. I've also had a few other Jobs, I worked at BestBuy for a while, as well as a family-owned restaurant, and as a Camp councilor at Brick P.A.L (police athletic league).

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,419.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Honda of Toms River and what do you do there? Since you have been there for less than a year, please talk about your previous employment history? Thank you in advance.	Honda of Toms River is a Dealership that sells Honda automobiles. I am a sales and leasing consultant. I assist people in picking out a car that best suits their needs and then help them determine what the best route that they should go down as far as payment goes i.e finance, buy out right, or lease. I work very hard usually 12 hrs. a day. And I feel that I am very good at it. I just really want this loan to consolidate some of my credit card debt from college. Thanks for your inquiry.
Where did you work prior to Honda of Toms River? Thank you in advance.	I just recently graduated from fullsail university where I recieved my masters in entertainment business. I also worked a seasonal job at costco wholesale for Christmas spending money
Is the Costo job the only one you have had prior to current one at Honda of Toms River?	I am also a Co-Producer/Creator of an independent episodic sitcom that is in the works. As well as Co-Creator of a movie that is in development stages. However I cannot discuss the details of such due to non-disclosure agreement contracts.

Member Payment Dependent Notes Series 493743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493743	$3,000	$3,000	16.82%	1.00%	March 15, 2010	March 24, 2013	March 24, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493743. Member loan 493743 was requested on March 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,092 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	17.92%
Length of employment:	9 years	Location:	Gilbert, AZ

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$469.00	Public Records On File:	2
Revolving Line Utilization:	93.80%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at JPMorgan Chase? Loan Description?	Type your answer here. Data Resolution Operator is my actual job title. I am having to have dental work, the loan would be for the portion not covered by my dental insurance.
Can you describe what you plan to use the loan for? Perhaps something to do with your teeth? Also, can you explain your 2 public records (bankruptcy, lien, etc.)?	Type your answer here. I filed Chapter Chapter 7 Bankruptcy in Nov 2001 to discharge all my debt, the March 2002, I filed Chapter 13 to retain my home. The loan would be use for dental work, this would be the portion that my dental insurance will not cover.
Can you explain what this loan will be used for? What is your job with JP Morgan Chase. Thank you.	Type your answer here. My actual job title is Data Resolution Operator, I review loans before they go to funding. The loan would be for dental work, this would be for the portion that my dental insurance will not be covering..

Member Payment Dependent Notes Series 494000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494000	$3,000	$3,000	10.99%	1.00%	March 15, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494000. Member loan 494000 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,100 / month
Current employer:	Pizza Rustica	Debt-to-income ratio:	14.18%
Length of employment:	< 1 year	Location:	Mt. Pleasant, SC

Home town:
Current & past employers:	Pizza Rustica
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,189.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 494099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494099	$2,400	$2,400	15.70%	1.00%	March 16, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494099. Member loan 494099 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	20.64%
Length of employment:	3 years	Location:	PICKERINGTON, OH

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,221.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Verizon Wireless? Loan Description?	Type your answer here. I work for their corporate office as a senior customer service represenative.
Could you please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Add any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Your prompt answer is the only way I will know to take a 2nd Look at your loan listing and may eliminate the need for other lenders to ask the same Questions before being willing to fund your loan.	Type your answer here. I am trying to consolidate credit card debt that I have. My total monthly income is around 1800 and my total monthly current expenses are about 1300. In the even that I lost my job I have family support, step father is a doctor, mom is a nurse, dad is a ceo of a Home builder. My current employer is Verizon Wireless.
What will you be using the loan for? Thank you	Type your answer here. The loan will be used for debt consolidation.
what is your position with verizon? what is this loan for?	Type your answer here. I am a senior customer service represenative and the loan is for debt consolidation.

Member Payment Dependent Notes Series 494199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494199	$1,750	$1,750	12.73%	1.00%	March 16, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494199. Member loan 494199 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$953 / month
Current employer:	Ukrops	Debt-to-income ratio:	18.46%
Length of employment:	3 years	Location:	RICHMOND, VA

Home town:
Current & past employers:	Ukrops
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/12/10 > geting the body work done under the hood to my car...

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	51
Revolving Credit Balance:	$2,538.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ukrops and what do you do there?	I'm a cashier at one of the largest grocery store chain in the Richmond Virginia area.

Member Payment Dependent Notes Series 494246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494246	$2,500	$2,500	14.59%	1.00%	March 16, 2010	March 26, 2013	March 26, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494246. Member loan 494246 was requested on March 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Eva's Esthetics	Debt-to-income ratio:	13.11%
Length of employment:	3 years	Location:	San Pablo, CA

Home town:
Current & past employers:	Eva's Esthetics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	6
Revolving Credit Balance:	$21,501.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Eva's Esthetics and what is your job there?	Type your answer here. We manufacture and sell a premium skin care line called Tu'eL. We are the exclusive North American importer of Berins French depilatory Wax. Eva's has been in business for over 30 years. I am the Office Manager and Assistant Marketing Director. If you'd like more information about Eva's you can go to our website at evasesthetics.com.
What is Eva's Esthetics and what do you do there? Can you explain your delinquency from 6 months ago? Art	Type your answer here. I just answered information about Eva's esthetics. I hope you can see it. If not just let me know and I will retype it. The delinquency 6 months ago was deliberate. We wanted to refinace our home to get a lower intrest rate and lower our monthly mortgage. The bank won't even talk to you unless you are behind in your mortgage payment. Once we started the refinance process you aren't allowed to be current on your payments, as it will cause the whole process to stop and you have to start over again. It is scary, but ultimately worth it because our mortgage was lowered by about $600.00 per month.
Could you Please answers these basic financial loan application concerns that enter the minds of many "real people" lenders. We only see a credit report, Lending Club does not share with us what you send to them for loan approval. If already answered in manner requested, no need to duplicate, just state "See above". 1) Who/what is your Employer(s) and what do you do/job description there? 2) Exact Purpose of Loan = If consolidating debts (include balances, rates, and payment amounts Ex $5000@24%=$70mo) to be consolidated with this loan? Add information about any other debts not being consolidated. 3) Breakdown normal monthly expenses (mortgage, insurance, car, utilities, phone, internet, food, childcare, loans, credit cards, etc.) with a total amount for these monthly expenses. This will show how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving if you lost your job. Spousal assistance. etc.) Thanks in advance for your prompt answer since it is the only way I will know to take a 2nd Look at your loan listing to evaluate it for $ funding.	Type your answer here. I answered a couple of questions. I hope you ca see them. In a nutshell, I intend to cosolidate my highest intrest loans and a couple of miscellaneous small credit accounts. My husband and I have a 15 month old and our expenses last year were higher than we anticipated. You know the saying "having a baby changes everything", well that goes for finaces too. It now looks like we will owe some federal taxes, which is a first for us. This loan will help us get back on track. I originally asked for $6000.00. I want to consolidate as much as possible to save on our monthly expenses and take a bit of stress out of having to juggle the bills. I didn't put in my husbands salary into our household income when i applied. I thought I'd be asked on another screen. His salary is $58,600.00. We both have good jobs; knock on wood. My husband and i have been together for 7 years.
Can you please tell me about your delinquency six months ago?	Type your answer here. I have responded to this question earlier. Please let me know if you can't see it. I will repost it.
What is this loan for?	Type your answer here. This loan is to consolidate high intrest rate revolving credit accounts. These are accounts I won't use again like a card for a maternity clothing store and a card for a sectional we got. For instance I have an account that is now at 24.99% and I owe $760.42.

Member Payment Dependent Notes Series 494719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494719	$3,000	$3,000	14.96%	1.00%	March 16, 2010	March 28, 2013	March 28, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494719. Member loan 494719 was requested on March 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	University of Pennsylvania	Debt-to-income ratio:	13.09%
Length of employment:	2 years	Location:	BRYN MAWR, PA

Home town:
Current & past employers:	University of Pennsylvania
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	28
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose for the loan?	Getting my psychology license and startup of practice
What is your position at University of Pennsylvania and what do you do in your role there?	Professor - teaching, research, clinical practice
Loan Description?	To get licensed and startup
Do you have a Ph.D.? Will you continue working at the same level at Penn?	Yes I have a Ph.D. in clinical psychology and will continue at Penn. However, licensure comes with a raise and I will start a private practice.

Prospectus Supplement (Sales Report) No. 8 dated March 16, 2010